      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1998



                                                      REGISTRATION NO. 333-53897

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            POOL ENERGY SERVICES CO.
             (Exact Name Of Registrant As Specified In Its Charter)

                     (SEE TABLE OF ADDITIONAL REGISTRANTS)

             TEXAS                           1389                         76-0263755
(State Or Other Jurisdiction of        (Primary Standard               (I.R.S. employer
incorporation or organization)      Industrial Code Number)         identification number)
                                                              G. GEOFFREY ARMS
                                                     VICE PRESIDENT AND GENERAL COUNSEL
            10375 RICHMOND AVENUE                         POOL ENERGY SERVICES CO.
             HOUSTON, TEXAS 77042                          10375 RICHMOND AVENUE
                (713) 954-3000                              HOUSTON, TEXAS 77042
 (Address, including zip code, and telephone                   (713) 954-3000
                    number,                       (Name, address, including zip code, and
including area code, of registrant's principal               telephone number,
               executive offices)                including area code, of agent for service)

                                    Copy to:
                                 DAVID N. BROWN
                              COVINGTON & BURLING
                         1201 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                                               PRIMARY
                                                   STATE OR OTHER           I.R.S.             STANDARD
                                                    JURISDICTION           EMPLOYER           INDUSTRIAL
    EXACT NAME OF EACH SUBSIDIARY GUARANTOR       OF INCORPORATION      IDENTIFICATION      CLASSIFICATION
     REGISTRANT AS SPECIFIED IN ITS CHARTER       OR ORGANIZATION           NUMBER             CODE NO.
    ---------------------------------------       ----------------      --------------      --------------
Associated Petroleum Services, Inc. ............  Texas                   74-2072647              1389
Big Ten Fishing Tool Company, Inc. .............  California              95-3500592              1389
The International Air Drilling Company..........  Texas                   75-6019288              1389
Kuukpik/Pool Arctic Alaska......................  Alaska                  92-0143028              1389
PCNV, Inc. .....................................  Nevada                  88-0373934              1389
Pool Alaska, Inc. ..............................  Texas                   76-0043503              1389
Pool Americas, Inc. ............................  Texas                   75-1298868              1389
Pool-Australia, Inc. ...........................  Texas                   75-1399219              1389
Pool California Energy Services, Inc. ..........  California              95-2835140              1389
Pool Company....................................  Delaware                76-0306172              1389
Pool Company Houston Ltd. ......................  Texas                   76-0520770              1389
Pool Company Texas Ltd. ........................  Texas                   76-0520769              1389
Pool International, Inc. .......................  Texas                   75-1419163              1389
Pool Production Services, Inc. .................  Oklahoma                76-0178149              1389
PTX, Inc. ......................................  Texas                   76-0264573              1389
Sea Mar, Inc. ..................................  Louisiana               72-1162457              4424
Sea Mar Management, Inc. .......................  Louisiana               72-1184226              4424

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 3, 1998


PROSPECTUS

                            POOL ENERGY SERVICES CO.

        OFFER TO EXCHANGE ITS 8 5/8% SENIOR SUBORDINATED NOTES DUE 2008,
           SERIES B FOR ANY AND ALL OF ITS OUTSTANDING 8 5/8% SENIOR
                     SUBORDINATED NOTES DUE 2008, SERIES A.

THE EXCHANGE OFFER AND WITHDRAWAL OF RIGHTS THEREUNDER WILL EXPIRE AT 5:00 P.M.,
      NEW YORK CITY TIME, ON [                  ], 1998, UNLESS EXTENDED.

     Pool Energy Services Co., a Texas corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"), to exchange its 8 5/8% Senior Subordinated Notes due 2008, Series B (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for any and all of its outstanding 8 5/8% Senior Subordinated Notes due 2008, Series A (the "Old Notes," and, together with the New Notes, the "Notes"), of which $150,000,000 principal amount is outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the absence of certain conditions which may be waived by the Company. See "The Exchange Offer -- Certain Conditions to the Exchange Offer." Subject to the absence or waiver of such conditions, the Company will accept for exchange any and all Old Notes validly tendered on or
prior to 5:00 p.m., New York City time, on                     , 1998, unless
the Exchange Offer is extended (the "Expiration Date"). Old Notes may be tendered only in integral multiples of $1,000. The date of acceptance and exchange of the Old Notes (the "Exchange Date") will be the fourth business day following the Expiration Date, unless an earlier date is selected by the Company. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise such tenders are irrevocable. The New Notes will be issued and delivered promptly after the Exchange Date.

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act and are generally freely transferable by holders thereof and are issued without any covenant by the Company regarding registration under the Securities Act. See "The Exchange Offer -- Resale of New Notes." The New Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture (as defined herein). For a complete description of the terms of the New Notes, see "Description of Notes." There will be no cash proceeds to the Company from this Exchange Offer.

                                                        (Continued on next page)
                             ---------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
CONSIDERED IN EVALUATING AN INVESTMENT IN THE NEW NOTES.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

             THE DATE OF THIS PROSPECTUS IS                , 1998.

(Continued from cover page)

     As with the Old Notes, interest on the New Notes is payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1998. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after April 1, 2003, at the redemption prices set forth herein. The Company may also redeem up to 35% of the aggregate principal amount of the Notes at its option, from time to time on or prior to April 1, 2001, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (as defined herein), if any, to the redemption date, with the net proceeds of one or more Equity Offerings (as defined herein); provided, that at least $97.5 million of the aggregate principal amount of Notes remains outstanding after such redemption. Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all or any part of each holder's Notes at a price equal to 101% of the aggregate amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase.

     The Notes are general unsecured obligations of the Company and will be unconditionally guaranteed, jointly and severally on an unsecured senior subordinated basis (the "Note Guarantees"), by each of the Subsidiary Guarantors (as defined herein) to the extent set forth in the Note Guarantees. The New Notes and each Note Guarantee will be subordinated to all Senior Indebtedness (as defined herein) of the Company and the applicable Subsidiary Guarantors, including obligations under the Credit Agreement (as defined herein). As of March 31, 1998, the Company had approximately $19.5 million of Senior Indebtedness (excluding letters of credit, operating leases and other contingent liabilities). The indenture pursuant to which the New Notes will be issued permits the Company and its subsidiaries (including the Subsidiary Guarantors) to incur additional indebtedness, subject to certain limitations.

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Subsidiary Guarantors contained in the Registration Rights Agreement dated March 31, 1998 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors and SBC Warburg Dillon Read Inc., Morgan Stanley & Co. Incorporated and Johnson Rice & Company L.L.C. (the "Initial Purchasers"), with respect to the initial sale of the Old Notes. The Old Notes were originally issued and sold on March 31, 1998, (the "Notes Offering") in transactions that were not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers subsequently resold the Old Notes to "qualified institutional buyers" in reliance upon Rule 144A under the Securities Act and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred unless they are registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. See "The Exchange
Offer -- Purpose of the Exchange Offer."

     Based on existing interpretations of the staff of the Securities and Exchange Commission (the "Commission" or "SEC") issued to third-parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in any public distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a resale prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes. The Company has agreed that, for such period of time as such broker-dealers must comply with the prospectus delivery requirements of the Securities Act in order to resell the Notes, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The New Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list any Notes on a national securities exchange or to apply for quotation of any

(Continued from cover page)

Notes through the National Association of Securities Dealers Automated Quotation System. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and tendered but unaccepted Old Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions on transfers thereof, and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes held by them except if a holder of Old Notes shall notify the Company, within 20 business days following the consummation of the Exchange Offer, that (i) such holder was prohibited by law or the policy of the Commission from participating in the Exchange Offer, or (ii) such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and this Prospectus (including any amendment or supplement thereto) is not appropriate or available for such resales by such holder. See "The Exchange Offer -- Purpose of the Exchange Offer." No assurance can be given as to the liquidity of the trading market for either the Old Notes or the New Notes.

     Holders of Old Notes whose Old Notes are not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture, and with respect to transfer, under the Securities Act. The Company will not receive any proceeds from the Exchange Offer and will pay all the expenses incident to the Exchange Offer. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer." There is no public market for the Old Notes. The New Notes will not be listed on any securities exchange, but the Old Notes are included in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market for trading among "qualified institutional buyers." There can be no assurance that an active trading market for the New Notes will develop. To the extent that a market for the New Notes does develop, the market value of the New Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and certain other factors. Such conditions might cause the New Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors -- Absence of Prior Public Market for New Notes."

                          NEW HAMPSHIRE RESIDENTS ONLY

     Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Revised Statutes with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under Chapter 421-B of the New Hampshire Statutes is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission, which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at the regional offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Company is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the Commission. The Commission maintains a Website (http://www.sec.gov) on the Internet that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission. In addition, documents filed by the Company can be inspected at the offices of the Nasdaq Market, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company and the Subsidiary Guarantors have filed with the Commission, a registration statement on Form S-4 (the "Registration Statement") under the Securities Act, with respect to the New Notes offered hereby. This Prospectus does not contain all of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits thereto, which may be obtained at the public reference facilities maintained by the Commission as provided in the preceding paragraph, for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. While any Notes remain outstanding, the Company will, upon request, make available to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to Pool Energy Services Co., 10375 Richmond Avenue, Houston, Texas 77042, attention: Mr. David Oatman (telephone number:
(713) 954-3316).

     The Indenture (as defined herein) provides that the Company will furnish to the Trustee (as defined herein) and to the holders of the Notes such supplementary and periodic information, documents and reports that would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time in such rules and regulations. The Indenture provides that the Company will file a copy of such information and reports with the Commission (unless the Commission will not accept such a filing). The Company must provide copies of such information and reports to the holders of the Notes and to the Trustee within 15 days of the filing of such information and reports with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-18437), are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

          (a) Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) Current Report on Form 8-K filed with the Commission on March 11, 1998;

          (c) Current Report on Form 8-K filed with the Commission on April 6, 1998; and

          (d) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby (by the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents that have been incorporated herein by reference (not including exhibits to the documents that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the documents this Prospectus incorporates). Requests should be directed to Pool Energy Services Co., 10375 Richmond Avenue, Houston, Texas 77042, attention: Mr. David Oatman (telephone number: (713) 954-3316).

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

     The statements included in this Prospectus regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results. Statements to the effect that the Company or management "anticipates," "believes," "estimates," "expects," "predicts," or "projects" a particular result or course of events, or that such result or course of events "should" occur, and similar expressions, are also intended to identify forward-looking statements. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to uncertainties relating to industry and market conditions, prices of crude oil and natural gas, foreign exchange and currency fluctuations, political instability in foreign jurisdictions, the ability of the Company to integrate newly acquired operations and other factors discussed in this Prospectus and in the Company's filings with the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those stated. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed herein in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety, and should be read in conjunction with, the financial statements and more detailed information included elsewhere herein or incorporated by reference in this Prospectus. Unless the context requires otherwise or otherwise indicated, references to the "Company" means Pool Energy Services Co., it subsidiaries and its unconsolidated affiliates. Unless otherwise indicated, all pro forma information herein assumes that the Company's acquisition (the "Acquisition" or the "Sea Mar Acquisition") of Sea Mar, Inc. ("Sea Mar") occurred at the beginning of the periods to which such information relates.

                                  THE COMPANY

GENERAL

     Pool Energy Services Co. is a leading worldwide provider of well-servicing, workover and drilling rig services and related transportation services for both land and offshore markets to a diverse group of multi-national, foreign national and independent oil and natural gas producers. The Company performs the ongoing maintenance and major overhauls necessary to optimize the level of production from existing oil and natural gas wells and provides certain ancillary services during the drilling and completion of new oil and natural gas wells. The Company also provides contract drilling services in Alaska, the Gulf of Mexico, certain international locations and on occasion in the lower forty-eight states. Typically, the Company provides a well-servicing, workover or drilling rig, the crew to operate the rig and such other specialized equipment as may be needed to meet a customer's requirements. In addition, the Company owns and operates a fleet of offshore support vessels that provides marine transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore facilities.

     As of March 31, 1998, the Company's worldwide rig fleet included 791 land well-servicing/workover rigs, 27 land drilling rigs and 27 offshore rigs (15 platform workover rigs, five platform drilling rigs and seven jack-up rigs). The Company also owns or leases and operates 370 fluid hauling trucks, 1,060 fluid storage tanks, 14 salt water disposal wells and other auxiliary equipment used in its domestic operations. The Company also operates a fleet of 23 support vessels to complement its offshore rig fleet.

     The Company operates both domestically and internationally. In the United States, the Company operates in several oil and natural gas producing states, with specific concentration onshore in Texas, California, Oklahoma, New Mexico, North Dakota, Montana, Utah and Alaska, and offshore in the Gulf of Mexico, offshore California and in the Cook Inlet of Alaska. Revenues from domestic operations represented approximately 85% of the Company's pro forma 1997 revenues. International markets where the Company has an established presence include land operations in Argentina, Ecuador, Guatemala, Oman, Pakistan and Saudi Arabia and offshore operations in Australia, Malaysia and Saudi Arabia. Revenues from international operations represented approximately 15% of the Company's pro forma 1997 revenues.

     The Company is a Texas corporation with its principal offices located at 10375 Richmond Avenue, Houston, Texas 77042. Its telephone number is (713) 954-3000.

BUSINESS STRATEGY

     The Company's business strategy is to further strengthen its competitive position and market share in the oilfield services industry, in order to achieve growth in revenues, earnings and EBITDA (as defined herein). Key components of the Company's business strategy include:

     - Pursuing expansion opportunities in existing core market areas through selective acquisitions that result in an expanded market presence and in consolidation cost savings.

     - Upgrading and enhancing the capabilities of the Company's existing rig fleet and constructing specialized rigs and equipment to operate in markets with high levels of activity and strong pricing fundamentals.

     - Offering a broad and integrated array of additional services and equipment that complement the Company's businesses in its existing locations.

     - Entering new foreign markets that offer significant development and production activity.

IMPLEMENTATION OF BUSINESS STRATEGY

     The Company has been significantly expanding its core operations through acquisitions and rig enhancement. In 1997, the Company expanded its domestic land well-servicing operations with purchases of 111 well-serving rigs, 128 oilfield trucks, 430 fluid storage tanks, five coiled tubing units and related assets for an aggregate of approximately $50 million. The Company also acquired an offshore jackup workover rig for its Gulf of Mexico operations for $8 million and its Saudi Arabia affiliate purchased four land rigs for $9 million. During 1998, the Company has completed the construction of a large offshore platform drilling rig and has made substantial modifications to four land drilling rigs at an aggregate estimated cost of $38 million. Such rigs began operating during 1998 in Alaska, the Gulf of Mexico and Saudi Arabia under long-term contracts. The Company's Alaska operation is in the process of constructing a new land drilling rig and substantially modifying another land drilling rig at an aggregate estimated cost of $29 million. Such rigs are committed under long-term contracts and are expected to be in operation commencing in late 1998 and early 1999, respectively. In addition, with the Sea Mar Acquisition, the Company broadened the range of services it offers to its customers to include offshore support vessel services.

                              RECENT TRANSACTIONS

SEA MAR ACQUISITION

     The Company agreed, on February 10, 1998, to acquire all of the outstanding capital stock of Sea Mar. On March 31, 1998, the Company acquired Sea Mar for approximately $75.9 million in cash (including an estimated $14.7 million in post-closing purchase price adjustments) and 1,538,462 common shares of the Company. In addition, the Company has agreed to pay additional cash consideration contingent upon Sea Mar exceeding EBITDA (as defined in the stock purchase agreement for the Sea Mar Acquisition) targets for the fiscal years ending December 31, 1998 and 1999 of $25 million and $35 million, respectively. The additional consideration for each year will be equal to the amount by which EBITDA exceeds the EBITDA target for the applicable year, up to a maximum of $10 million in each year. The Company also repaid Sea Mar's existing debt of $15.7 million. The Sea Mar Acquisition was accounted for under the purchase method of accounting.

     Sea Mar operates offshore support vessels in the Gulf of Mexico. Sea Mar's services include the marine transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore facilities. Sea Mar also provides offshore logistical support to drilling and workover operations, pipelaying and other construction, production platforms and geophysical operations. Sea Mar's existing fleet consists of 23 support vessels, including one anchor handling/tug supply vessel, 13 supply vessels, seven mini-supply vessels and two research vessels. In addition, during 1997 a contract was entered into with a marine shipbuilder for the construction of ten additional vessels at an estimated aggregate cost of $77.6 million, net of deposits. These new vessels are scheduled to be delivered between late 1998 and early 2000.

NOTES OFFERING AND AMENDMENT OF CREDIT AGREEMENT

     Initially, the Company considered funding the Sea Mar Acquisition through a private placement of the Company's debt securities or through borrowings under the Company's existing syndicated bank revolving credit agreement (the "Credit Agreement"). In contemplation of the latter possibility and in view of the Company's increased capital requirements following the Sea Mar Acquisition, the Credit Agreement was amended to increase the maximum availability thereunder from $130 million to $180 million. On March 31, 1998, the Company completed a private placement of $150,000,000 aggregate principal amount of the Old Notes pursuant to a purchase agreement, dated March 26, 1998 by and among SBC Warburg Dillon Read Inc., Morgan Stanley & Co. Incorporated, and Johnson Rice & Company L.L.C. and the Company and the

Subsidiary Guarantors. The net proceeds of the Notes Offering were used to effect the Sea Mar Acquisition, to repay outstanding debt of Sea Mar and to reduce the outstanding balance under the Credit Agreement. The Old Notes were issued pursuant to an indenture (the "Indenture") dated March 31, 1998, by and between the Company, the Subsidiary Guarantors and Marine Midland Bank as trustee (the "Trustee").

                               THE EXCHANGE OFFER

     As used in this section of the Summary and in "The New Notes," "The Exchange Offer" and "Description of Notes," the Company refers only to Pool Energy Services Co. and does not include its subsidiaries.

The Exchange Offer.........  The Company is offering to exchange up to
                             $150,000,000 aggregate principal amount of the New Notes for any and all of its outstanding Old Notes. The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the New Notes will be registered under the Securities Act and will be freely transferable by holders thereof (other than as provided herein), and are not entitled to the benefit of any covenant regarding registration under the Securities Act. See "The Exchange Offer."

Expiration Date; Withdrawal
of Tender..................  The Exchange Offer will expire at 5:00 p.m. New
                             York City time, on                     , 1998,
                             unless the Exchange Offer is extended by the Company, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extension; Termination; Amendment." Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal Rights."

Interest Payments..........  Interest on the New Notes shall accrue from the last interest payment date (April 1 or October 1, each an "Interest Payment Date") on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Old Notes, from April 1, 1998.

No Minimum Condition.......  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

Exchange Date..............  The date of acceptance and exchange of the Old
                             Notes will be the fourth business day following the Expiration Date, unless an earlier date is selected by the Company and the Company notifies the Exchange Agent (as defined herein) of such earlier date.

Conditions to the Exchange
  Offer....................  The Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if any of certain conditions exist, the occurrence of which may be waived by the Company. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange
                             Offer -- Certain Conditions to the Exchange Offer."

Procedures for Tendering
Old Notes..................  Each holder of Old Notes wishing to tender such notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange Agent at the address set forth in the Letter of Transmittal. See "The Exchange Offer -- Procedures for Tendering Old Notes" and "Plan of Distribution."

Use Of Proceeds............  There will be no proceeds to the Company from the exchange of New Notes pursuant to the Exchange Offer. For a discussion of the use of the net proceeds received by the Company from the issuance of the Old Notes see "Use of Proceeds."

Federal Income Tax
  Considerations...........  The exchange of New Notes pursuant to the Exchange
                             Offer should not be a taxable event for federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer -- Procedures for Tendering Old Notes."

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Procedures for Tendering Old Notes."

Acceptance of Old Notes and
  Delivery of New Notes....  On the Exchange Date, the Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Exchange Date. See "The Exchange Offer -- Acceptance of Old Notes for Exchange; Delivery of New Notes."

Consequences of Failure to
  Exchange.................  Holders of the Old Notes who do not tender their
                             Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and will be subject to all the limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Old Notes pursuant to the

                             Exchange Offer. Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend therein and, except in limited circumstances, will no longer have any registration rights with respect to the Old Notes. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered or tendered but unaccepted Old Notes could be adversely affected. See "The Exchange
                             Offer -- Consequences of Failure to Exchange."

Registration Rights........  The Company and the Subsidiary Guarantors entered into a Registration Rights Agreement dated as of March 31, 1998 with the Initial Purchasers, for the benefit of all holders of Old Notes, in which it agreed to make the Exchange Offer. The Registration Rights Agreement provides that, among other conditions, if the Company fails to consummate the Exchange Offer on or prior to 45 days following the effectiveness date of the Exchange Offer Registration Statement, the Company will file a shelf registration statement (the "Shelf Registration Statement") to cover resales of New Notes by Holders who provide certain information required for inclusion in the Shelf Registration Statement, and who agree to be bound by the terms of the Registration Rights Agreement. Upon a Registration Default (as defined herein), the Company will be required to pay Special Interest (as defined herein) to the affected holders of the Notes. See "Exchange Offer; Registration Rights."

Exchange Agent.............  Marine Midland Bank is serving as exchange agent
                             (the "Exchange Agent") in connection with the Exchange Offer. See "The Exchange Offer -- Exchange Agent."

Resale of New Notes........  Based upon interpretations by the staff of the SEC issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with a resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with such resales. See "The Exchange Offer -- Resale of New Notes."

                                 THE NEW NOTES

     The form and terms of the New Notes are identical to the form and terms of the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes. See "Description of Notes." The New Notes will evidence the same debt as the Old Notes and will be entitled to all the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued. See "Description of Notes."

Issuer.....................  The Notes are obligations of Pool Energy Services
                             Co.

Notes Offered..............  $150,000,000 principal amount of 8 5/8% Senior
                             Subordinated Notes due 2008.

Maturity Date..............  April 1, 2008.

Interest Payment Dates.....  April 1 and October 1 of each year, commencing
                             October 1, 1998.

Sinking Fund...............  None.

Ranking....................  The Notes are general unsecured obligations of the
                             Company, subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company (including the Company's obligations under the Credit Agreement). On March 31, 1998 after the Sea Mar Acquisition and the Notes Offering and the application of net proceeds therefrom, the Company had approximately $19.5 million of Senior Indebtedness outstanding (excluding letters of credit, operating leases and other contingent liabilities).

Guarantees.................  The Notes are unconditionally guaranteed on an unsecured senior subordinated basis by each of the domestic Restricted Subsidiaries (as defined herein) of the Company (the "Subsidiary Guarantors" or "Guarantors"). Each of the Note Guarantees is a general unsecured obligation of the Subsidiary Guarantor thereof, subordinated in right of payment to the Subsidiary Guarantor's guarantee of the Company's obligations under the Credit Agreement and to all other Senior Indebtedness of such Subsidiary Guarantor.

Optional Redemption........  The Notes are redeemable at the option of the
                             Company, in whole or in part, at any time on or after April 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Special Interest (as defined herein), if any, to the redemption date. The Company may also redeem up to 35% of the aggregate principal amount of the Notes at its option, from time to time prior to April 1, 2001, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net proceeds of one or more Equity Offerings (as defined herein); provided, however, that at least $97.5 million of the aggregate principal amount of Notes remains outstanding following each such redemption. See "Description of Notes -- Optional Redemption of the Notes."

Change of Control..........  Upon the occurrence of a Change of Control, the
                             Company will be required to offer to purchase all or any part of each holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase. There can be no assurance that the Company will have the financial resources necessary, or be permitted by its debt or other agreements, to purchase the Notes upon a Change of Control. See "Description of
                             Notes -- Change of Control."

Certain Covenants..........  The Indenture governing the Notes contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries (as defined herein) to incur additional indebtedness; issue capital stock of Restricted Subsidiaries; pay dividends or make other restricted payments; incur liens; enter into certain transactions with affiliates; or enter into certain mergers or consolidations or sell all or substantially all of the assets of the Company and its subsidiaries. These covenants are subject to a number of significant exceptions and qualifications. See "Description of
                             Notes -- Certain Covenants."

Absence of Public Market...  There is no public market for the New Notes, and the New Notes will not be listed on any securities exchange. The Company has been advised by the Initial Purchasers, that following consummation of the Exchange Offer, the Initial Purchasers intend to make a market in the New Notes; however, any market making may be discontinued at any time without notice. If an active public market does not develop, the market price and liquidity of the New Notes may be adversely affected. See "Risk Factors." For definitions of certain capitalized terms used herein, see "Description of Notes."

                                  RISK FACTORS

     For a discussion of certain factors that should be considered in connection with an investment in the New Notes, see "Risk Factors."

                  SELECTED HISTORICAL AND PRO FORMA CONDENSED
                          CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain historical and pro forma consolidated financial data of the Company. The historical data have been derived from the Company's audited consolidated financial statements as of and for the five years ended December 31, 1997 and unaudited consolidated financial statements for the three months ended March 31, 1998 and 1997. Fiscal year 1997 results include the results from A.A. Oilfield Services, Inc. ("A.A.") since its November 1997 acquisition, Trey Services, Inc. ("Trey") since its October 1997 acquisition and DA&S Oil Well Servicing, Incorporated ("DA&S") since its June 1997 acquisition. Fiscal year 1996 results include the results from Antah Drilling Sdn. Bhd. ("Antah Drilling"), now Pool International Malaysia Sdn. Bdn. ("Pool Malaysia"), since the acquisition of the interest of the Company's former partner in October 1996 and Pool International Argentina S.A. ("PIASA") since the Company's August 1996 purchase of a 51% interest. Fiscal year 1995 results include the results of Golden Pacific Corp. ("GPC") since its June 1995 acquisition. Fiscal year 1994 results include the results of Pool Arctic Alaska since the acquisition of the interest of the Company's former partner in September 1994. All of these acquisitions were accounted for under the purchase method of accounting. See Note 3 of the Company's Notes to Consolidated Financial Statements appearing elsewhere in this Prospectus. The unaudited selected pro forma income statement data for the year ended December 31, 1997 and the three months ended March 31, 1998 gives effect to the completion of the Sea Mar Acquisition and the Notes Offering and the application of the net proceeds therefrom as if the Sea Mar Acquisition and the Notes Offering had been consummated on January 1, 1997 and January 1, 1998, respectively. Neither the summary historical financial data nor the summary pro forma financial data are necessarily indicative of either the future results of operations or the results of operations that would have occurred if those events had been consummated on the indicated dates. The following financial data should be read in conjunction with and are qualified by reference to, the Unaudited Pro Forma Condensed Consolidated Financial Data of the Company and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto and other financial information all of which are included elsewhere in this Prospectus. The results of the three months ended March 31, 1998 are not necessarily indicative of the results expected for the full year.

                                       THREE MONTHS ENDED
                                            MARCH 31                                  YEAR ENDED DECEMBER 31
                                 ------------------------------   ---------------------------------------------------------------
                                   PRO                              PRO
                                  FORMA         HISTORICAL         FORMA                          HISTORICAL
                                 --------   -------------------   --------   ----------------------------------------------------
                                   1998       1998       1997       1997       1997       1996       1995       1994       1993
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND RATIOS)
OPERATING DATA:
  Revenues.....................  $131,245   $117,712   $ 98,384   $497,736   $451,922   $348,558   $277,305   $229,175   $240,524
  Earnings (Loss) Attributable
    to Unconsolidated
    Affiliates.................       (71)       (71)     1,004      3,080      3,080      2,244      2,955      5,016      6,860
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
        Total..................   131,174    117,641     99,388    500,816    455,002    350,802    280,260    234,191    247,384
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
  Cost and Expenses:
    Operating expenses.........    87,867     83,363     74,716    349,703    334,592    267,692    219,074    182,012    187,412
    Selling, general and
      administrative
      expenses.................    14,116     13,175     12,761     56,080     53,343     46,773     39,927     36,927     37,797
    Depreciation and
      amortization.............     9,858      7,510      5,703     34,429     25,022     18,545     15,002     13,760     16,307
    Acquisition related
      costs....................        --         --         --         77         77         33        622         --         --
    Provision for leasehold
      impairment(1)............        --         --         --         --         --         --         --     23,551         --
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
        Total..................   111,841    104,048     93,180    440,289    413,034    333,043    274,625    256,250    241,516
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
  Other Income
    (Expense) -- Net...........       461        403        558      5,009      4,617      2,095      1,289      1,202      2,239
  Interest Expense.............     3,927      1,763        785     16,437      4,288      2,793      1,811        253        508
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
  Income (Loss) Before Income
    Taxes and Minority
    Interest...................    15,867     12,233      5,981     49,099     42,297     17,061      5,113    (21,110)     7,599
  Income Tax Provision
    (Credit)...................     6,117      4,780      2,272     18,209     15,706      7,524      1,981     (8,381)     1,399
  Minority Interest in Loss of
    Consolidated Subsidiary....        --         --        (96)       (87)       (87)      (103)        --         --         --
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
  Net Income (Loss)............  $  9,750   $  7,453   $  3,805   $ 30,977   $ 26,678   $  9,640   $  3,132   $(12,729)  $  6,200
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========
  Earnings (Loss) Per Share of
    Common Stock -- basic......  $    .46   $    .38   $    .20   $   1.49   $   1.39   $    .58   $    .23   $   (.94)  $    .46
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========
  Weighted Average Shares
    Outstanding -- basic.......    21,005     19,484     19,140     20,795     19,257     16,505     13,840     13,559     13,526
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========
  Earnings (Loss) Per Share of
    Common Stock -- assuming
    dilution...................  $    .46   $    .38   $    .20   $   1.47   $   1.36   $    .58   $    .23   $   (.94)  $    .46
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========
  Weighted Average Shares
    Outstanding -- assuming
    dilution...................    21,290     19,769     19,404     21,115     19,577     16,677     13,881     13,589     13,572
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========

                                       THREE MONTHS ENDED
                                            MARCH 31                                  YEAR ENDED DECEMBER 31
                                 ------------------------------   ---------------------------------------------------------------
                                   PRO                              PRO
                                  FORMA         HISTORICAL         FORMA                          HISTORICAL
                                 --------   -------------------   --------   ----------------------------------------------------
                                   1998       1998       1997       1997       1997       1996       1995       1994       1993
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND RATIOS)
BALANCE SHEET DATA (AT PERIOD
  END):
  Cash and Cash Equivalents....             $ 29,351   $ 15,239              $ 18,993   $ 21,837   $  5,492   $  2,560   $  4,603
  Working Capital..............               54,128     51,068                59,070     47,636     26,979     33,030     40,553
  Property, Plant and
    Equipment -- Net...........              381,364    190,430               259,793    189,125    124,024    101,536     85,297
  Total Assets.................              675,597    344,729               479,195    341,217    248,443    209,818    193,154
  Total Debt...................              169,547     31,170                80,347     33,695     20,569      2,095         --
  Shareholders' Equity.........              276,314    201,722               233,738    197,123    136,027    128,639    141,345
CASH FLOW DATA:
  Net cash provided by
    operating
    activities.................             $ 17,082   $    844              $ 42,387   $ 17,715   $ 23,595   $  8,324   $ 16,002
  Net cash used for investing
    activities.................              (75,818)    (5,435)              (84,902)   (50,556)   (24,109)   (12,438)   (11,212)
  Net cash provided by (used
    for) financing
    activities.................               69,094     (2,007)               39,671     49,186      3,446      2,071     (3,370)
SELECTED OTHER DATA AND RATIOS:
  EBITDA(2)....................  $ 29,652   $ 21,506   $ 12,469   $ 99,965   $ 71,607   $ 38,399   $ 21,926   $ (7,097)  $ 24,414
  Property Additions(3)........    26,055     25,918      6,999     69,682     60,355     30,662     23,436     10,897     14,223
  Expenditures for
    acquisitions, including
    acquisition costs, less
    cash acquired..............    50,374     50,374         --    106,129     32,869     22,366      3,431     11,250         --
  Earnings to Fixed
    Charges(4).................      4.30x      5.72x      4.34x      3.36x      6.47x      3.77x      1.65x        --        .77x
  EBITDA/Cash Interest
    Expense(5).................      8.31x                            6.91x

---------------

(1) See Note 7 of Notes to Consolidated Financial Statements for a discussion of the $23.6 million pretax ($15.3 million, or $1.13 per share, after-tax) provision for leasehold impairment.

(2) EBITDA (earnings before interest, taxes, depreciation and amortization and minority interest) is not a measure of financial performance under generally accepted accounting standards, but is presented here to provide additional information about the Company's operations. EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a better measure of liquidity. EBITDA presented above may not be comparable to similarly titled measures of other companies. Excluding the $23.6 million non-cash pretax provision for leasehold impairment, the 1994 EBITDA would be $16.5 million (see Note 7 of Notes to Consolidated Financial Statements).

(3) Excluding acquisitions of businesses.

(4) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest plus the portion of operating lease rental expense that represents the interest factor which is deemed to be one-third of rentals). In the year ended December 31, 1994, earnings (following a significant one-time non-cash charge for leasehold impairment) were inadequate to cover fixed charges by $3.3 million.

(5) Cash interest expense represents total interest expense ($3,927 for the pro forma quarter ended March 31, 1998 and $16,437 for the pro forma year ended December 31, 1997) less amortization of deferred financing costs and other non-cash interest charges ($359 for the pro forma quarter ended March 31, 1998 and $1,980 for the pro forma year ended December 31, 1997).

                                  RISK FACTORS

     In evaluating the exchange offer, holders of the Old Notes should carefully consider the following factors in addition to those discussed elsewhere in this prospectus prior to accepting the Exchange Offer. Holders of Old Notes should also consider that such factors are generally applicable to the Old Notes as well as the New Notes. The Old Notes and the New Notes are collectively referred to herein as the "Notes."

SUBSTANTIAL LEVERAGE

     As a result of the Sea Mar Acquisition and the Notes Offering, the Company has substantial leverage. At March 31, 1998, giving effect to the completion of the Sea Mar Acquisition, the Notes Offering, and the application of net proceeds therefrom, the total debt of the Company was $170 million and its stockholders' equity was $276 million. Subject to the restrictions in the Indenture and the Credit Agreement, the Company may incur additional indebtedness from time to time to provide working capital, to finance acquisitions or capital expenditures and for other corporate purposes. The level of the Company's indebtedness may affect owners of the Notes in a number of ways including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes, (ii) the Company's ability to obtain additional debt financing in the future for working capital, acquisitions or capital expenditures may be limited, (iii) certain of the Company's indebtedness contains financial and other restrictive covenants which, if breached, could result in an event of default under such indebtedness, (iv) the Company's borrowings under the Credit Agreement are and will continue to be at variable rates of interest, which causes the Company to be vulnerable to increases in interest rates and (v) the Company's level of indebtedness could limit its flexibility in planning for and reacting to, and make it more vulnerable to, competitive pressures and changes in industry and economic conditions generally.

     The Company's ability to pay interest and principal on the Notes and to satisfy its other debt obligations will depend upon its future operating performance. Future operating performance will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond the Company's control. Based on the current level of operations and anticipated future growth, the Company believes that its operating cash flow, together with borrowings under the Credit Agreement, will be sufficient to meet its operating expenses and its capital debt service requirements. There can be no assurance that the Company's business will continue to generate cash flow at or above current levels or that anticipated future growth can be achieved. If the Company is unable to generate sufficient cash flow to service its indebtedness and fund its capital or other expenditures, it will be forced to adopt an alternative strategy that may include reducing or delaying capital expenditures, selling assets or refinancing of its indebtedness (including the Notes), or seeking additional equity or debt capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all, particularly in view of the Company's substantial leverage following the Sea Mar Acquisition and the Notes Offering.

RESTRICTIVE COVENANTS

     The terms of the Credit Agreement, the Indenture and the other agreements governing the Company's indebtedness impose operating and financing restrictions on the Company. Such restrictions affect, and in many respects limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, pay dividends or repurchase stock or make other distributions, create liens, make certain investments, sell assets, or enter into mergers or consolidations. The Credit Agreement requires the Company to comply with certain financial ratios and tests under which the Company is required to maintain a minimum net worth, a maximum interest coverage ratio, a minimum fixed charge coverage ratio, a maximum leverage ratio and a maximum debt-to-equity ratio. During the past year, the Company has been in compliance with each of these covenants and has not been at risk of not being in compliance. The restrictions imposed by the Credit Agreement could limit the ability of the Company to plan for or react to market conditions or meet extraordinary capital needs or otherwise could restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that would be in the interest of the Company. Moreover, any default under the documents governing the indebtedness of the Company could have a significant adverse effect on the market value of the Notes.

HOLDING COMPANY STRUCTURE; EFFECTIVE SUBORDINATION

     The Company is a holding company whose only assets consist of ownership interests in its subsidiaries. Consequently, the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes, depends on the earnings of its subsidiaries and its ability to receive funds from such subsidiaries through dividends, repayment of intercompany notes, or other payments. The ability of the Company's subsidiaries to pay dividends, repay intercompany notes or make other advances of payments to the Company may be subject to restrictions imposed by applicable law, tax considerations and the terms of other agreements governing the Company's subsidiaries (including restrictions imposed by the Credit Agreement).

     The payment of principal of and interest on, and any premium or other amounts owing in respect of, the Notes is subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company and the Subsidiary Guarantors, including all amounts owing or guaranteed under the Credit Agreement. In addition, the Notes are structurally subordinated to all obligations (including trade payables and accrued liabilities) of the Company's subsidiaries, other than any subsidiary that issues a Note Guarantee. None of the Company's current or future foreign subsidiaries is required to provide a Note Guarantee. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company or a Subsidiary Guarantor, assets of the Company or such Subsidiary Guarantor will be available to pay obligations on the Notes or Note Guarantees only after all Senior Indebtedness of the Company or the Subsidiary Guarantors, as applicable, has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on any or all of the Notes. In addition, neither the Company nor any Subsidiary Guarantor may pay principal, premium, interest or other amounts on account of the Notes or any Note Guarantee in the event of payment default in respect of Designated Senior Debt (as defined herein), or in the event of certain other defaults. See "Description of Notes
 -- Subordination." As of March 31, 1998, after giving effect to the Sea Mar Acquisition and the Notes Offering, the Company had $19.5 million of Senior Indebtedness outstanding (excluding letters of credit, operating leases and other contingent liabilities).

VOLATILITY OF OIL AND NATURAL GAS MARKET

     Demand for the Company's services depends on conditions in the worldwide oil and natural gas industry, particularly on the level of development, production and exploration activity of, and the corresponding spending by, oil and natural gas companies. Such activity and expenditure levels are directly impacted by trends in oil and natural gas prices, expectations about future prices, governmental regulations, global weather conditions (including the effects of El Nino), worldwide political, military and economic conditions, including the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and prices, the level of production by non-OPEC countries, the policies of various governments regarding the exploration and development of their oil and natural gas reserves and the level of demand for oil and natural gas in various countries and geographic regions. These factors have contributed to, and are likely to continue to contribute to, oil and natural gas price volatility. A substantial amount of the Company's operations are in United States markets where, despite occasional upturns, the demand for the Company's well-servicing, workover and production services has at times been adversely affected by periods of weakness in oil and natural gas prices during the past decade. Since October 1997, the average prices of oil and natural gas have declined. Prolonged low oil or natural gas prices would likely depress activity by producers and reduce the demand for the Company's services. In addition, redeployment or reactivation of equipment or new construction of equipment could adversely affect the Company's rates and utilization levels, even in an environment of stronger oil and natural gas prices and increased activity by producers.

INTERNATIONAL RISKS

     The Company's foreign operations are subject to various risks associated with doing business in foreign countries, such as the possibility of armed conflict and civil disturbance, political instability, the instability of foreign economies, currency fluctuations and devaluations, adverse tax policies and governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights or the expropriation of property. Additionally, the ability of the Company to compete overseas may be adversely affected by foreign governmental regulations that encourage or mandate the hiring of local contractors, or by regulations that require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

     The Company is subject to taxation in many jurisdictions, and the final determination of its tax liabilities involves the interpretation of the statutes and requirements of various domestic and foreign taxing authorities. Foreign income tax returns of foreign subsidiaries, unconsolidated affiliates and related entities are routinely examined by foreign tax authorities and such examinations may result in assessments of additional taxes and/or penalties.

RISKS OF FAILURE TO IDENTIFY OR SUCCESSFULLY INTEGRATE FUTURE ACQUISITION
TARGETS

     A significant portion of the Company's growth has resulted from the acquisition of other oilfield services businesses and assets. There can be no assurance, however, that the Company will be able to continue to identify attractive acquisition opportunities at reasonable prices, negotiate acceptable acquisition terms, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. In addition, there can be no assurance that the Company will successfully integrate the operations and assets of any acquired business with its own or that the Company's management will be able to manage effectively the increased size of the Company or operate a new service line. Any inability on the part of the Company to integrate and manage acquired businesses could have a material adverse effect on the Company's results of operations and financial condition.

     As indicated above under "Substantial Leverage," the ability of the Company to pursue acquisition opportunities may be affected by limitations on its financing flexibility imposed by the Credit Agreement and the Indenture. Moreover, there can be no assurance that the competition for acquisition opportunities in the industry will not escalate, thereby increasing the cost to the Company of making further acquisitions or causing the Company to refrain from making acquisitions. Acquisitions may result in increased depreciation and amortization expense, increased interest expense, increased financial leverage or decreased operating income, any of which could have a material adverse effect on the Company's operating results.

SUPPLY VESSEL OPERATIONS

     Supply vessel operations are subject to a number of risks that could adversely affect the Company's operating results. In addition to the risks described under other captions in "Risk Factors," these risks include:

  Seasonality

     The Company may be affected by seasonal risks with respect to Sea Mar's operations. Utilization rates for support vessels typically have reached their lowest levels in the first quarter, when offshore marine activity generally declines as oil and gas companies defer discretionary activity until more favorable weather conditions are likely. Accordingly, the results of any one quarter are not necessarily indicative of annual results or continuing trends.

  Age of Fleet

     As of March 31, 1998, the average age of Sea Mar's vessels (based on the date of construction) was approximately 17.4 years. The industry expectation is that normally after a vessel has been in service in excess of 30 years, repair, vessel certification and maintenance costs may become no longer economically justifiable. There can be no assurance that Sea Mar will be able to maintain its fleet by extending the economic life of existing vessels through major refurbishment or by acquiring new or used vessels.

  Risks of New Construction, Upgrade and Refurbishment Projects

     The Company intends to make significant expenditures to construct new vessels and to construct, upgrade and refurbish, supply vessels and related equipment. These projects are subject to cost overruns inherent in large construction and refurbishment projects, including shipyard availability, shortages of materials or skilled labor, unforeseen engineering problems, work stoppages, weather interruptions, unanticipated cost increases, nonavailability of necessary equipment and inability to obtain any of the requisite permits or approvals. Significant delays could also have a material adverse effect on the Company's marketing plans for such vessels. In addition, there is no assurance as to the rates new vessels will earn when placed in service. Although Sea Mar has entered into term contracts for four of the ten new vessels that it has under construction, these contracts are subject to a pending legal dispute.

  Dependence on Key Personnel

     Sea Mar's operations are dependent in large part on the continued employment of Mr. Al A. Gonsoulin as Sea Mar's Vice President and General Manager. Mr. Gonsoulin was formerly the President and Chief Executive Officer of Sea Mar and, in connection with the Sea Mar Acquisition, entered into a three-year employment contract with the Company. The loss of Mr. Gonsoulin before the end of this three-year period could adversely affect Sea Mar's operations.

  Additional Risks

     The Sea Mar Acquisition also involved the assumption of potential liabilities, disclosed or undisclosed, associated with the Sea Mar business. In addition, there is the risk that the Sea Mar operations will not be able to be successfully integrated into the Company. There can be no assurance that such operations will ultimately have a positive impact on the Company, its financial condition or results of operations.

COMPETITION

     Although the number of available rigs has substantially decreased over the past ten years, the well-servicing, workover and drilling industry remains very competitive. The number of rigs available for contracts continues to exceed demand, resulting in keen price competition. Many contracts are awarded on a bid basis, which further increases competition based on price. In all of the Company's market areas, competitive factors also include the availability and condition of equipment to meet both special and general customer needs; the availability of trained personnel possessing the required specialized skills; the overall quality of service and safety record; and domestically, the ability to offer ancillary services such as fluid hauling, fluid storage tank rental and salt water disposal.

     In addition, the Company faces significant competition with respect to the operations of Sea Mar. The marine support services industry is highly competitive. Competitive factors in the marine support services industry include
(i) price, (ii) service, including the reputation of vessel operators and crews,
(iii) availability of vessels of the types and sizes needed by the customer and
(iv) quality of vessels and related equipment.

OPERATING RISKS AND INSURANCE

     The Company's operations involve workers conducting activities with and around machinery and equipment in close proximity to highly flammable oil and natural gas, and are subject to hazards inherent in the oil and natural gas industry, including, without limitation, blowouts, fires, explosions and other casualties. Incidents involving such hazards can cause personal injury or loss of life, damage to or destruction of property, including equipment, oil and natural gas production and producing formations and to the environment, and suspension of operations. The frequency and severity of such incidents affect the Company's operating costs and its relationship with customers, employees and regulators, and any significant increase in the frequency or severity of such incidents, or the general level of compensation awards with respect thereto, could affect the Company's ability to obtain insurance and could have a material adverse effect on the Company. Although the Company has generally been able to obtain insurance on terms it considers to be reasonable, there can be no assurance that insurance will continue to be available on reasonable terms.

     The Company maintains insurance coverage of types and amounts that it believes to be customary in the industry. The Company also endeavors to negotiate contractual indemnification provisions in its contracts with customers to cover risks which are customarily retained by the customer. It is possible, however, that significant liabilities could arise that would not be covered, and for which the applicable contract between the Company and its customer would not provide indemnity protection to the Company for the particular loss involved. Additionally, it is possible that liabilities could arise that would exceed applicable policy limits. Liabilities for which the Company is not insured, or which exceed the policy limits of applicable insurance, and for which the Company is not otherwise contractually protected through indemnification by customers, could have a material adverse effect on the Company.

     The Company is also subject to operating and insurance risks with respect to the operations of Sea Mar. Marine support vessels are subject to operating risks such as catastrophic marine disasters, adverse weather conditions, mechanical failure, collisions, oil and hazardous substance spills and navigation errors. The occurrence of any of these events may result in damages to or loss of Sea Mar's vessels and such vessels' tow or cargo or other property and injury to passengers and personnel. Such occurrences may also result in a significant increase in operating costs or liability to third parties. Sea Mar maintains insurance coverage against certain of these risks, which management considers to be customary in the industry. There can be no assurance, however, that Sea Mar's existing insurance coverage can be renewed at commercially reasonable rates or that such coverage will be adequate to cover future claims that may arise.

POSSIBLE IMPACT OF ENVIRONMENTAL REGULATION AND CLAIMS AND OTHER GOVERNMENTAL REGULATIONS

     The Company's well-servicing, workover and production services operations routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances. The Company's operations and facilities are subject to numerous state and federal environmental laws, rules and regulations including, without limitation, laws concerning the containment and disposal of hazardous substances, oil field waste and other waste materials, the use of underground storage tanks and the use of underground injection wells. Sea Mar's operations, like the Company's other operations, also are subject to federal, state and local laws and regulations which control the discharge of pollutants into the environment and which otherwise relate to environmental protection. Sea Mar and the Company are also subject to other laws that regulate the activities of offshore service vessels, require vessel owners and operators to demonstrate financial and operational responsibility and provide for certain limitations on the liability of vessel owners and operators. Failure to comply with these laws, rules and regulations may result in civil and even criminal actions against the Company.

     Laws protecting the environment generally have become more stringent than in the past and are expected to continue to do so. Environmental laws and regulations typically impose "strict liability," which means that in some situations the Company could be exposed to liability for cleanup costs and other damages as a result of conduct of the Company that was lawful at the time it occurred or conduct of, or conditions caused by, prior operators or other third parties. Cleanup costs, natural resource damages and other damages arising as a result of environmental laws, and costs associated with changes in environmental laws and regulations, could be substantial and could have a material adverse effect on the Company's financial condition. From time to time, claims have been made and litigation has been brought against the Company under such laws.

     Changes in federal and state environmental regulations may also negatively impact oil and natural gas exploration and production companies, which in turn could have a material adverse effect on the Company. For example, legislation has been proposed from time to time in Congress which would reclassify oil and natural gas production wastes as "hazardous wastes." If enacted, such legislation could dramatically increase operating costs for domestic oil and natural gas companies, and this could reduce the market for the Company's services by making many wells and/or oilfields uneconomical to operate. To date, such legislation has not made significant progress toward enactment.

     With respect to Sea Mar's operations, the Company is affected by additional government regulations. Under the Merchant Marine Act of 1920, as amended, if persons other than U.S. citizens own in the aggregate in excess of 25% of the Company's outstanding stock, Sea Mar's U.S. flagged vessels would lose the privilege of engaging in the transportation of merchandise in the U.S. coastwise trade. In addition, Sea Mar's operations are materially affected by federal, state and local regulation, as well as certain international conventions and private industry organizations. These regulations govern worker health and safety and the manning, construction and operation of vessels. Private industry organizations establish safety criteria and are authorized to investigate vessel accidents and recommend approved safety standards. The failure to comply with the requirements of any of these laws or the rules or regulations of these agencies and organizations could have a material adverse effect on Sea Mar's operations.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (as defined herein), the Company will be required to offer to purchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest (including Special Interest, if any) to the date of purchase. There can be no assurance that the Company will have sufficient funds available, will be able to raise sufficient funds through a refinancing of the Notes, or will be permitted by its other debt agreements to purchase the Notes upon the occurrence of a Change of Control. In addition, a Change of Control may require the Company to offer to purchase other outstanding indebtedness and would cause a default under the Credit Agreement. The inability to purchase all of the tendered Notes would constitute an Event of Default (as defined) under the Indenture. See "Description of Notes -- Change of Control." Under the Company's Shareholder Rights Plan, in the event of a triggering event causing the rights thereunder to become exercisable, the Company may be obligated to pay amounts to holders of the rights that would exceed the Limitations on Restricted Payments covenant of the Indenture and cause an event of default thereunder. See "Description of Notes -- Certain Covenants" and Note 2 to the Company's Notes to Consolidated Financial Statements.

     The Change of Control provision may not necessarily afford the holders of Notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger, or similar transaction involving the Company that would adversely affect the holders because such transactions may not involve a shift in voting power or beneficial ownership, may not involve a shift of the required magnitude or may not otherwise fit within the definition of Change of Control.

FRAUDULENT CONVEYANCE LAWS

     Various fraudulent conveyance laws enacted for the protection of creditors may apply to a Subsidiary Guarantor's issuance of a Note Guarantee. To the extent that a court were to find that (x) a Note Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present or future creditor or the Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Note Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Note Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or
(iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Note Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Note Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the issuance by the Company of the Notes. The Indenture contains a savings clause, which generally limits the obligations of each Subsidiary Guarantor under a guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Note Guarantee of any Subsidiary Guarantor was avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of the Company and each Subsidiary Guarantor whose Note Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Note Guarantee would be subject to the prior payment of all liabilities of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portions of any guarantees.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Subsidiary Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, was greater than the fair market value of all its assets at a fair valuation or if the present fair market value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature.

     Each of the Company and the Subsidiary Guarantors believes that it received equivalent value at the time the indebtedness under the Old Notes was incurred. In addition, neither the Company nor any Subsidiary Guarantor, after giving effect to the consummation of the Notes Offering and Sea Mar Acquisition: (i) believes that it was insolvent or rendered insolvent; (ii) believes that it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital or (iii) intended to incur, or believes that it would incur, debts beyond its ability to pay as they mature. These beliefs are based on the Company's analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Subsidiary Guarantors at the time of the Notes Offering. There can be no assurance, however, that a court passing on the issues would make the same determination.

ABSENCE OF PRIOR PUBLIC MARKET FOR NEW NOTES

     The New Notes will constitute a new class of securities with no established trading market. Although the New Notes will generally be permitted to be resold or otherwise transferred by nonaffiliates of the Company without compliance with the registration requirements under the Securities Act, the Company does not intend to apply for a listing of the New Notes on any securities exchange or to arrange for the New Notes to be quoted on the NASDAQ National Market or other quotation system. As a result there can be no assurance that an active trading market for the New Notes will develop. If a market were to develop, the New Notes could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities.

RESTRICTIONS ON RESALE

     The Old Notes were offered and sold by the Company in a private offering exempt from registration pursuant to the Securities Act and have been resold pursuant to Rule 144A, Regulation S and certain other available exemptions under the Securities Act. As a result, the Old Notes may not be reoffered or resold by purchasers, except pursuant to an effective registration statement under the Securities Act, or pursuant to an applicable exemption from such registration.

     Based on interpretations by the staff of the Commission, the Company believes that each holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, (ii) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (iii) a broker-dealer who acquired the Old Notes as a result of market-making or other trading activities) who duly exchanges Old Notes for New Notes in the Exchange Offer will receive notes that are freely transferable under the Securities Act, provided, that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any other person to participate, in a distribution (within the meaning of the Securities Act) of the New Notes. The Company has not, however, sought its own no-action letter from the staff of the Commission regarding resales of the New Notes and there can be no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Notes. Any holder of Old Notes who is not able to rely upon such staff interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale of such Old Notes, unless such sale is made pursuant to an exemption from such requirements. See "Prospectus Summary -- The Exchange Offer."

CONSEQUENCES OF FAILURE TO EXCHANGE

     To the extent that Old Notes are tendered and accepted for exchange pursuant to the Exchange Offer, the trading market for Old Notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the Old Notes not tendered for exchange. The extent of the market therefor and the availability of price quotations would depend upon a number of factors, including the number of holders of Old Notes remaining at such time and the interest in maintaining a market in such Old Notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading (the "float") may command a lower price than would a comparable issue of securities with a greater float. As a result, the market price for Old Notes that are not exchanged in the Exchange Offer may be affected adversely to the extent that the amount of Old Notes exchanged pursuant to the Exchange Offer reduces the float. The reduced float also may make the trading price of the Old Notes that are not exchanged more volatile. In addition, holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to restrictions on transfer of such Old Notes contained in the legend thereon and, except in certain limited circumstances, will no longer have any registration rights with respect to the Old Notes. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange."

                               THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $150 million aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to any and all of the Old Notes. As of the date of this Prospectus, $150 million aggregate principal amount of the Old Notes is outstanding.

     The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "-- Certain Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE EXCHANGE OFFER

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Subsidiary Guarantors contained in the Registration Rights Agreement dated March 31, 1998 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors and SBC Warburg Dillon Read Inc., Morgan Stanley & Co. Incorporated and Johnson Rice & Company L.L.C. (the "Initial Purchasers"), with respect to the initial sale of the Old Notes. The Old Notes were originally issued and sold on March 31, 1998, (the "Notes Offering") in transactions that were not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers subsequently resold the Old Notes to "qualified institutional buyers" in reliance upon Rule 144A under the Securities Act and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred unless they are registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. See "The Exchange
Offer -- Purpose of the Exchange Offer."

     In connection with the issuance and sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires that, among other things, the Company file with the SEC a registration statement relating to the Exchange Offer not later than 60 days after the date of issuance of the Old Notes, use its best efforts to cause the registration statement relating to the Exchange Offer to become effective under the Securities Act not later than 120 days after the date of issuance of the Old Notes and cause the Exchange Offer to be consummated not later than 45 business days after the date of the effectiveness of the Registration Statement (or use its best efforts to cause to become effective a shelf registration statement with respect to resales of the Old Notes by the 60th calendar day after the date on which the Company becomes obligated to file such shelf registration statement). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

     The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The term "holder," with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the note register of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company. Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

     The Company is making the Exchange Offer in reliance on the position of the staff of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. See "-- Resale of New Notes." Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     The Registration Rights Agreement provides that if (i) the Company is not required to file the Exchange Offer Registration Statement because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities (as defined herein) notifies the Company within 20 days after the commencement of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) it is a broker-dealer and holds Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note or New Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement,
(iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note could be resold pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement provides that if (a) the Company fails to file within 60 days of the date the Old Notes were issued, or cause to become effective within 120 days of the date the Old Notes were issued, the Registration Statement or (b) the Company is obligated to file the Shelf Registration Statement and such Shelf Registration Statement is not filed within 60 days, or declared effective within 120 days, of the date on which the Company became so obligated or (c) the Company fails to consummate the Exchange Offer within 45 days of the Exchange Offer Effective Date or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), interest ("Special Interest") will accrue on the principal amount of the Old Notes and the New Notes (in addition to the stated interest on the Old Notes and the New Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which any such Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.5% per annum.

TERMS OF THE EXCHANGE

     The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of New Notes for each $1,000 in principal amount of the Old Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the New Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration under the Securities Act. The New Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Notes."

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

     The Company has not requested, and does not intend to request, an interpretation by the staff of the SEC with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the SEC, set forth in a series of no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for sale, resold and otherwise transferred by any holder of such New Notes (other than any such holder that is a broker-dealer or is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such New Notes. Since the SEC has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and cannot rely on such interpretation by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     Interest on the New Notes will accrue from the last Interest Payment Date on which interest was paid on the Old Notes so surrendered, or if no interest has been paid on such Old Notes, from April 1, 1998.

     Tendering holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
               , 1998, unless the Company, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, in its sole discretion, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

     The Company expressly reserves the right to (i) terminate or amend the Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "-- Certain Conditions to the Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Old Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will, subject to the conditions described under "-- Certain Conditions to the Exchange Offer," exchange the New Notes for the Old Notes on the Exchange Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OF THE REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO OLD NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (the "Book-Entry Transfer Facility") whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit, union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-L5 under the Exchange Act. If the New Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to tender Old Notes in the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate, it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company) must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among others things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a Book-Entry Transfer Facility. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of New Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the New Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such New Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in a distribution of New Notes. Each Transferor which is a broker-dealer receiving New Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The

Company will make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) specify the principal amount of Old Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes or otherwise comply with the Book-Entry Transfer Facility's procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company in its sole discretion and such determination will be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such Book Entry Transfer Facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF OLD NOTE FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly on the Exchange Date, all Old Notes properly tendered and will issue the New Notes promptly after such acceptance. See
"-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the Exchange Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following conditions exist:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse affect on the contemplated benefits of the Exchange Offer to the Company; or

          (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Old Notes or the New Notes or that may materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any law, rule or regulation or applicable interpretations of the staff of the SEC is issued or promulgated which, in the good faith determination of the Company, do not permit the Company to effect the Exchange Offer; or

          (d) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deems necessary for the consummation of the Exchange Offer; or

          (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law statute, rule or regulation) which, in the sole judgement of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

          (f) there shall occur a change in the current interpretation by the staff of the SEC which permits the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is a broker dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes; or

          (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other leading institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof.

     The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Old Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Expiration Date would otherwise occur within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

     Marine Midland Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

BY HAND/OVERNIGHT COURIER:                  BY MAIL: (INSURED OR REGISTERED
Marine Midland Bank                         RECOMMENDED)
Attention: Corporate Trust Operations       Marine Midland Bank
140 Broadway, Level A                       Attention: Corporate Trust
New York, New York 10005-1180               Operations
                                            New York, New York 10005-1180

BY FACSIMILE: (212) 658-6425
Attention: Frank Godino
Telephone: (212) 658-6433

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH IN THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH IN THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS, FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $100,000 which includes fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company.

     Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the Exchange Date. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of New Notes for Old Notes. Expenses incurred in connection with the issuance of the New Notes will be amortized over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not tender their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon and, except in certain limited circumstances, will no longer have any registration rights with respect to the Old Notes. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decision whether or not to tender their Old Notes. See "Certain U.S. Federal Income Tax Considerations."

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled certain covenants contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the legend thereon. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire, subject to the terms of the Indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

RESALE OF NEW NOTES

     The Company is making the Exchange Offer in reliance on the position of the staff of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in such interpretative letters to third parties. Based on these interpretations by the staff, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder who is a broker-dealer or an "affiliate" of the Company within the meaning of rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) cannot rely on the applicable interpretations of the staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company) must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with such resales. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to cooperate with the Holders of the New Notes in connection with the registration and qualification (or exemption from such registration or qualification) of the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the New Notes reasonably requests in writing. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any New Notes.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds or incur any additional indebtedness as a result of the issuance of the New Notes pursuant to the Exchange Offer.

     The net proceeds to the Company from the offering of the Old Notes were approximately $145.7 million, after deducting the Initial Purchasers' discount and other expenses related to the Notes Offering. The Company used the net proceeds of the Notes Offering as follows: (i) approximately $75.9 million to consummate the Sea Mar Acquisition, (ii) $15.7 million to repay the debt of Sea Mar, and (iii) approximately $54.1 million to reduce the outstanding balance under the Credit Agreement.

                                 CAPITALIZATION

     The following table sets forth the actual consolidated (i) cash and cash equivalents, (ii) current portion of long-term debt and (iii) capitalization of the Company as of March 31, 1998. The actual capitalization reflects the Sea Mar Acquisition and the Notes Offering which were consummated on March 31, 1998. This table should be read in conjunction with "Prospectus Summary -- Recent Transactions -- Sea Mar Acquisition" and the Consolidated Financial Statements of the Company and of Sea Mar and the notes thereto, all of which are included elsewhere herein.

                                                              MARCH 31, 1998
                                                              --------------
                                                                  ACTUAL
                                                              --------------
                                                               (UNAUDITED)
                                                               (DOLLARS IN
                                                                THOUSANDS)
Cash and Cash Equivalents...................................     $ 29,351
                                                                 ========
Current Portion of Long-Term Debt...........................     $  1,025
                                                                 ========
Long-Term Debt(1):
  Credit Agreement..........................................     $  5,000
  9% Notes due 2003.........................................        9,650
  10% Notes due 2002........................................        3,872
  8 5/8% Senior Subordinated Notes due 2008, Series A.......      150,000
                                                                 --------
          Total Long-Term Debt..............................      168,522
                                                                 --------
Shareholders' Equity
  Common Stock (40,000,000 shares authorized; 21,030,293
     shares issued and outstanding)(2)......................      231,561
  Retained earnings.........................................       45,682
  Unearned compensation -- restricted stock.................         (607)
  Cumulative foreign currency translation adjustments.......         (322)
                                                                 --------
          Total Shareholders' Equity........................      276,314
                                                                 --------
          Total Capitalization..............................     $444,836
                                                                 ========

---------------

(1) Reflects the March 31, 1998 repayment of $70.8 million of borrowings under the Credit Agreement ($54.1 million with proceeds from the Notes Offering and $16.7 million with other available cash) and the retirement of $15.7 million of Sea Mar debt.

(2) Includes the issuance on March 31, 1998 of 1,538,462 shares of the Company's common stock as partial consideration for the purchase of all the outstanding capital stock of Sea Mar.

                  SELECTED HISTORICAL AND PRO FORMA CONDENSED
                          CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain historical and pro forma consolidated financial data of the Company. The historical data have been derived from the Company's audited consolidated financial statements as of and for the five years ended December 31, 1997 and unaudited consolidated financial statements for the three months ended March 31, 1998 and 1997. Fiscal year 1997 results include the results from A.A. Oilfield Services, Inc. ("A.A.") since its November 1997 acquisition, Trey Services, Inc. ("Trey") since its October 1997 acquisition and DA&S Oil Well Servicing, Incorporated ("DA&S") since its June 1997 acquisition. Fiscal year 1996 results include the results from Antah Drilling Sdn. Bhd. ("Antah Drilling"), now Pool International Malaysia Sdn. Bdn. ("Pool Malaysia"), since the acquisition of the interest of the Company's former partner in October 1996 and Pool International Argentina S.A. ("PIASA") since the Company's August 1996 purchase of a 51% interest. Fiscal year 1995 results include the results of Golden Pacific Corp. ("GPC") since its June 1995 acquisition. Fiscal year 1994 results include the results of Pool Arctic Alaska since the acquisition of the interest of the Company's former partner in September 1994. All of these acquisitions were accounted for under the purchase method of accounting. See Note 3 of the Company's Notes to Consolidated Financial Statements appearing elsewhere in this Prospectus. The unaudited selected pro forma income statement data for the year ended December 31, 1997 and the three months ended March 31, 1998 gives effect to the completion of the Sea Mar Acquisition and the Notes Offering and the application of the net proceeds therefrom as if the Sea Mar Acquisition and the Notes Offering had been consummated on January 1, 1997 and January 1, 1998, respectively. Neither the summary historical financial data nor the summary pro forma financial data are necessarily indicative of either the future results of operations or the results of operations that would have occurred if those events had been consummated on the indicated dates. The following financial data should be read in conjunction with and are qualified by reference to, the Unaudited Pro Forma Condensed Consolidated Financial Data of the Company and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto and other financial information all of which are included elsewhere in this Prospectus. The results of the three months ended March 31, 1998 are not necessarily indicative of the results expected for the full year.

                                       THREE MONTHS ENDED
                                            MARCH 31                                  YEAR ENDED DECEMBER 31
                                 ------------------------------   ---------------------------------------------------------------
                                   PRO                              PRO
                                  FORMA         HISTORICAL         FORMA                          HISTORICAL
                                 --------   -------------------   --------   ----------------------------------------------------
                                   1998       1998       1997       1997       1997       1996       1995       1994       1993
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND RATIOS)
OPERATING DATA:
  Revenues.....................  $131,245   $117,712   $ 98,384   $497,736   $451,922   $348,558   $277,305   $229,175   $240,524
  Earnings (Loss) Attributable
    to Unconsolidated
    Affiliates.................       (71)       (71)     1,004      3,080      3,080      2,244      2,955      5,016      6,860
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
        Total..................   131,174    117,641     99,388    500,816    455,002    350,802    280,260    234,191    247,384
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
  Cost and Expenses:
    Operating expenses.........    87,867     83,363     74,716    349,703    334,592    267,692    219,074    182,012    187,412
    Selling, general and
      administrative
      expenses.................    14,116     13,175     12,761     56,080     53,343     46,773     39,927     36,927     37,797
    Depreciation and
      amortization.............     9,858      7,510      5,703     34,429     25,022     18,545     15,002     13,760     16,307
    Acquisition related
      costs....................        --         --         --         77         77         33        622         --         --
    Provision for leasehold
      impairment(1)............        --         --         --         --         --         --         --     23,551         --
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
        Total..................   111,841    104,048     93,180    440,289    413,034    333,043    274,625    256,250    241,516
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
  Other Income
    (Expense) -- Net...........       461        403        558      5,009      4,617      2,095      1,289      1,202      2,239
  Interest Expense.............     3,927      1,763        785     16,437      4,288      2,793      1,811        253        508
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
  Income (Loss) Before Income
    Taxes and Minority
    Interest...................    15,867     12,233      5,981     49,099     42,297     17,061      5,113    (21,110)     7,599
  Income Tax Provision
    (Credit)...................     6,117      4,780      2,272     18,209     15,706      7,524      1,981     (8,381)     1,399
  Minority Interest in Loss of
    Consolidated Subsidiary....        --         --        (96)       (87)       (87)      (103)        --         --         --
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
  Net Income (Loss)............  $  9,750   $  7,453   $  3,805   $ 30,977   $ 26,678   $  9,640   $  3,132   $(12,729)  $  6,200
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========
  Earnings (Loss) Per Share of
    Common Stock -- basic......  $    .46   $    .38   $    .20   $   1.49   $   1.39   $    .58   $    .23   $   (.94)  $    .46
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========
  Weighted Average Shares
    Outstanding -- basic.......    21,005     19,484     19,140     20,795     19,257     16,505     13,840     13,559     13,526
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========
  Earnings (Loss) Per Share of
    Common Stock -- assuming
    dilution...................  $    .46   $    .38   $    .20   $   1.47   $   1.36   $    .58   $    .23   $   (.94)  $    .46
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========
  Weighted Average Shares
    Outstanding -- assuming
    dilution...................    21,290     19,769     19,404     21,115     19,577     16,677     13,881     13,589     13,572
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========

                                       THREE MONTHS ENDED
                                            MARCH 31                                  YEAR ENDED DECEMBER 31
                                 ------------------------------   ---------------------------------------------------------------
                                   PRO                              PRO
                                  FORMA         HISTORICAL         FORMA                          HISTORICAL
                                 --------   -------------------   --------   ----------------------------------------------------
                                   1998       1998       1997       1997       1997       1996       1995       1994       1993
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND RATIOS)
BALANCE SHEET DATA (AT PERIOD
  END):
  Cash and Cash Equivalents....             $ 29,351   $ 15,239              $ 18,993   $ 21,837   $  5,492   $  2,560   $  4,603
  Working Capital..............               54,128     51,068                59,070     47,636     26,979     33,030     40,553
  Property, Plant and
    Equipment -- Net...........              381,364    190,430               259,793    189,125    124,024    101,536     85,297
  Total Assets.................              675,597    344,729               479,195    341,217    248,443    209,818    193,154
  Total Debt...................              169,547     31,170                80,347     33,695     20,569      2,095         --
  Shareholders' Equity.........              276,314    201,722               233,738    197,123    136,027    128,639    141,345
CASH FLOW DATA:
  Net cash provided by
    operating
    activities.................             $ 17,082   $    844              $ 42,387   $ 17,715   $ 23,595   $  8,324   $ 16,002
  Net cash used for investing
    activities.................              (75,818)    (5,435)              (84,902)   (50,556)   (24,109)   (12,438)   (11,212)
  Net cash provided by (used
    for) financing
    activities.................               69,094     (2,007)               39,671     49,186      3,446      2,071     (3,370)
SELECTED OTHER DATA AND RATIOS:
  EBITDA(2)....................  $ 29,652   $ 21,506   $ 12,469   $ 99,965   $ 71,607   $ 38,399   $ 21,926   $ (7,097)  $ 24,414
  Property Additions(3)........    26,055     25,918      6,999     69,682     60,355     30,662     23,436     10,897     14,223
  Expenditures for
    acquisitions, including
    acquisition costs, less
    cash acquired..............    50,374     50,374         --    106,129     32,869     22,366      3,431     11,250         --
  Earnings to Fixed
    Charges(4).................      4.30x      5.72x      4.34x      3.36x      6.47x      3.77x      1.65x        --        .77x
  EBITDA/Cash Interest
    Expense(5).................      8.31x                            6.91x

---------------

(1) See Note 7 of Notes to Consolidated Financial Statements for a discussion of the $23.6 million pretax ($15.3 million, or $1.13 per share, after-tax) provision for leasehold impairment.

(2) EBITDA (earnings before interest, taxes, depreciation and amortization and minority interest) is not a measure of financial performance under generally accepted accounting standards, but is presented here to provide additional information about the Company's operations. EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a better measure of liquidity. EBITDA presented above may not be comparable to similarly titled measures of other companies. Excluding the $23.6 million non-cash pretax provision for leasehold impairment, the 1994 EBITDA would be $16.5 million (see Note 7 of Notes to Consolidated Financial Statements).

(3) Excluding acquisitions of businesses.

(4) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest plus the portion of operating lease rental expense that represents the interest factor which is deemed to be one-third of rentals). In the year ended December 31, 1994, earnings (following a significant one-time non-cash charge for leasehold impairment) were inadequate to cover fixed charges by $3.3 million.

(5) Cash interest expense represents total interest expense ($3,927 for the pro forma quarter ended March 31, 1998 and $16,437 for the pro forma year ended December 31, 1997) less amortization of deferred financing costs and other non-cash interest charges ($359 for the pro forma quarter ended March 31, 1998 and $1,980 for the pro forma year ended December 31, 1997).

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


     The following presents summary unaudited combined condensed pro forma financial data of the Company and Sea Mar. The accompanying unaudited pro forma condensed statements of consolidated operations for the three months ended March 31, 1998 and 1997 and for the year ended December 31, 1997 were prepared assuming the Sea Mar Acquisition had occurred on January 1, 1997. The unaudited pro forma condensed statements of consolidated operations are based upon (i) the historical statements of consolidated operations of the Company for the periods indicated and (ii) the historical consolidated statements of operations of Sea Mar for the periods indicated. The Unaudited Pro Forma Consolidated Financial Data and the Notes thereto should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of the Company and Sea Mar, including notes thereto included elsewhere herein.



     The pro forma adjustments are derived from available information and are based upon certain assumptions and estimates described in the Notes to the Unaudited Pro Forma Condensed Financial Data. The purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, are preliminary. Accordingly, the purchase accounting adjustments reflected in the pro forma information are also preliminary and have been made solely for purposes of developing such information. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transactions reflected thereby and that any subsequent changes in the underlying assumptions and estimates will not materially affect the pro forma financial statements. The pro forma condensed statements of consolidated operations do not purport to represent what the Company's results of operations actually would have been had such transaction occurred on January 1, 1997 or to project the Company's results of operations for any future date or period. Furthermore, the unaudited pro forma condensed statements of consolidated operations do not reflect changes that may occur as the result of post-combination activities and other matters including, but not limited to, the ultimate contingent consideration that may be paid (up to a maximum of $20 million) if Sea Mar operations exceed certain EBITDA (as defined in the Stock Purchase Agreement for the Sea Mar Acquisition) targets for fiscal years ending December 31, 1998 and 1999. See Note (g) to the Unaudited Pro Forma Condensed Financial Data.

                            POOL ENERGY SERVICES CO.

       UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL
                                     ---------------------------------------       PRO FORMA
                                     POOL ENERGY                               AND NOTES OFFERING           PRO FORMA
                                     SERVICES CO.   SEA MAR, INC.   COMBINED      ADJUSTMENTS              AS ADJUSTED
                                     ------------   -------------   --------   ------------------          -----------
Revenues...........................    $117,712        $13,533      $131,245        $                       $131,245
Loss Attributable to Unconsolidated
  Affiliates.......................         (71)            --          (71)                                     (71)
                                       --------        -------      --------                                --------
         Total.....................     117,641         13,533      131,174                                  131,174
                                       --------        -------      --------                                --------
Costs and Expenses:
  Operating expenses...............      83,363          4,504       87,867                                   87,867
  Selling, general and
    administrative expenses........      13,175            941       14,116                                   14,116
  Depreciation and amortization....       7,510            609        8,119           1,739(a)(g)              9,858
                                       --------        -------      --------        -------                 --------
         Total.....................     104,048          6,054      110,102           1,739                  111,841
                                       --------        -------      --------        -------                 --------
Other Income (Expense) -- Net......         403            962        1,365            (904)(b)                  461
Interest Expense...................       1,763            323        2,086           1,841(c)                 3,927
                                       --------        -------      --------        -------                 --------
Income Before Income Taxes.........      12,233          8,118       20,351          (4,484)                  15,867
Income Tax Provision...............       4,780          2,841        7,621          (1,504)(d)                6,117
                                       --------        -------      --------        -------                 --------
         Net Income................    $  7,453        $ 5,277      $12,730         $(2,980)                $  9,750
                                       ========        =======      ========        =======                 ========
Earnings Per Share of Common
  Stock............................    $    .38                                                             $    .46
                                       ========                                                             ========
Weighted Average Shares
  Outstanding......................      19,484                                       1,521(e)                21,005
                                       ========                                     =======                 ========
Earnings Per Share of Common
  Stock -- assuming dilution.......    $    .38                                                             $    .46
                                       ========                                                             ========
Weighted Average Shares
  Outstanding......................      19,769                                       1,521(e)                21,290
                                       ========                                     =======                 ========

                            POOL ENERGY SERVICES CO.

       UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL
                                     ---------------------------------------       PRO FORMA
                                     POOL ENERGY                               AND NOTES OFFERING        PRO FORMA
                                     SERVICES CO.   SEA MAR, INC.   COMBINED      ADJUSTMENTS           AS ADJUSTED
                                     ------------   -------------   --------   ------------------       -----------
Revenues...........................    $98,384         $10,499      $108,883        $                    $108,883
Earnings Attributable to
  Unconsolidated Affiliates........      1,004              --        1,004                                 1,004
                                       -------         -------      --------                             --------
         Total.....................     99,388          10,499      109,887                               109,887
                                       -------         -------      --------                             --------
Costs and Expenses:
  Operating expenses...............     74,716           3,567       78,283                                78,283
  Selling, general and
    administrative expenses........     12,761             713       13,474                                13,474
  Depreciation and amortization....      5,703             479        6,182           1,790(a)(g)           7,972
                                       -------         -------      --------        -------              --------
         Total.....................     93,180           4,759       97,939           1,790                99,729
                                       -------         -------      --------        -------              --------
Other Income (Expense) -- Net......        558              48          606                                   606
Interest Expense...................        785             370        1,155           2,824(c)              3,979
                                       -------         -------      --------        -------              --------
Income Before Income Taxes and
  Minority Interest................      5,981           5,418       11,399          (4,614)                6,785
Income Tax Provision...............      2,272           1,896        4,168          (1,600)(d)             2,568
Minority Interest in Loss of
  Consolidated Subsidiary..........        (96)             --          (96)                                  (96)
                                       -------         -------      --------        -------              --------
         Net Income................    $ 3,805         $ 3,522      $ 7,327         $(3,014)             $  4,313
                                       =======         =======      ========        =======              ========
Earnings Per Share of Common
  Stock............................    $   .20                                                           $    .21
                                       =======                                                           ========
Weighted Average Shares
  Outstanding......................     19,140                                        1,538(e)             20,678
                                       =======                                      =======              ========
Earnings Per Share of Common
  Stock -- assuming dilution.......    $   .20                                                           $    .21
                                       =======                                                           ========
Weighted Average Shares
  Outstanding......................     19,404                                        1,538(e)             20,942
                                       =======                                      =======              ========

                            POOL ENERGY SERVICES CO.

       UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                        HISTORICAL                   PRO FORMA
                                          ---------------------------------------    AND NOTES
                                          POOL ENERGY                                OFFERING          PRO FORMA
                                          SERVICES CO.   SEA MAR, INC.   COMBINED   ADJUSTMENTS       AS ADJUSTED
                                          ------------   -------------   --------   -----------       -----------
Revenues................................    $451,922        $45,814      $497,736    $                 $497,736
Earnings Attributable to Unconsolidated
  Affiliates............................       3,080             --        3,080                          3,080
                                            --------        -------      --------                      --------
         Total..........................     455,002         45,814      500,816                        500,816
                                            --------        -------      --------                      --------
Costs and Expenses:
  Operating expenses....................     334,592         15,111      349,703                        349,703
  Selling, general and administrative
    expenses............................      53,343          6,837       60,180       (4,100)(f)        56,080
  Depreciation and amortization.........      25,022          1,932       26,954        7,475(a)(g)      34,429
  Acquisition related costs.............          77             --           77                             77
                                            --------        -------      --------    --------          --------
         Total..........................     413,034         23,880      436,914        3,375           440,289
                                            --------        -------      --------    --------          --------
Other Income (Expense) -- Net...........       4,617            392        5,009                          5,009
Interest Expense........................       4,288          1,437        5,725       10,712(c)         16,437
                                            --------        -------      --------    --------          --------
Income Before Income Taxes and Minority
  Interest..............................      42,297         20,889       63,186      (14,087)           49,099
Income Tax Provision....................      15,706          7,166       22,872       (4,663)(d)        18,209
Minority Interest in Loss of
  Consolidated Subsidiary...............         (87)            --          (87)                           (87)
                                            --------        -------      --------    --------          --------
         Net Income.....................    $ 26,678        $13,723      $40,401     $ (9,424)         $ 30,977
                                            ========        =======      ========    ========          ========
Earnings Per Share of Common Stock......    $   1.39                                                   $   1.49
                                            ========                                                   ========
Weighted Average Shares Outstanding.....      19,257                                    1,538(e)         20,795
                                            ========                                 ========          ========
Earnings Per Share of Common Stock --
  assuming dilution.....................    $   1.36                                                   $   1.47
                                            ========                                                   ========
Weighted Average Shares Outstanding.....      19,577                                    1,538(e)         21,115
                                            ========                                 ========          ========

             NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA
                                 (IN THOUSANDS)

 (a) Reflects additional depreciation expense using a remaining weighted average estimated depreciable life of 12 years, amortization of goodwill using a 25 year amortization period and amortization of the portion of the purchase price allocated to a five-year noncompete agreement.

                                                           THREE MONTHS ENDED
                                                                MARCH 31              YEAR ENDED
                                                           ------------------        DECEMBER 31,
                                                            1998       1997              1997
                                                           -------    -------        ------------
    Depreciation expense.................................  $1,499     $1,550            $6,515
    Amortization of goodwill.............................     215        215               860
    Amortization of noncompete agreement.................      25         25               100
                                                           ------     ------            ------
                                                           $1,739     $1,790            $7,475
                                                           ======     ======            ======

(b) Reflects reduction of historical gains on sales of Sea Mar's assets as the purchase price allocation to assign fair values to the net assets acquired would eliminate the gain for the assets sold during the three months ended March 31, 1998.

 (c) Reflects estimated increase in expense resulting from the issuance of $150 million Notes at an interest rate of 8 5/8% and amortization of the related debt issuance costs over ten years, offset by a decrease in interest expense from the repayment of the existing debt of Sea Mar concurrent with the consummation of the Sea Mar Acquisition ($15.7 million outstanding at March 31, 1998, $17.1 million outstanding at December 31, 1997 and $19.3 million outstanding at March 31, 1997, which bore interest at a floating rate which was 7.66% at March 31, 1998 and December 31, 1997 and 7.44% at March 31, 1997 and had a maturity date of December 2001) and repayments on the Credit Agreement ($70.8 million at March 31, 1998, $51.8 million at December 31, 1997 and no amount was outstanding at March 31, 1997).

(d) Reflects estimated income taxes for Sea Mar and the pro forma adjustments, using a combined federal and state rate of 36.8%.

 (e) Estimated increase in weighted average shares outstanding due to issuance of 1,538,462 shares of the Company's common stock in connection with the Sea Mar Acquisition.

 (f) Reflects elimination of historical nonrecurring charges of $4.1 million. Such charges were for expenditures related to a guarantee no longer in place as a result of the Sea Mar Acquisition and supplemental compensation to the chief executive officer of Sea Mar (which will not be recurring as a result of a new employment agreement related to the Sea Mar Acquisition).

 (g) Total estimated purchase price for the Sea Mar Acquisition does not include any of the additional maximum $20 million cash consideration that is contingent upon Sea Mar exceeding EBITDA targets for the fiscal years ending December 31, 1998 and 1999 of $25 million and $35 million, respectively. The additional purchase consideration for each year will be equal to the amount by which EBITDA exceeds the EBITDA target for the applicable year up to a maximum of $10 million in each year. The additional purchase consideration, if any, will be reflected as additional goodwill. Pro forma annual goodwill amortization for the Sea Mar Acquisition as shown in note (a) would increase $0.2 million per year for each $5.0 million of additional purchase consideration.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                         CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

     The Company is a leading worldwide provider of well-servicing, workover and drilling rig services and related transportation services for both land and offshore markets to a diverse group of multi-national, foreign national and independent oil and natural gas producers. From 1993 to 1997, the Company's revenues increased from $240.5 million to $451.9 million, representing a compound annual growth rate ("CAGR") of 17.1%. During the same period, the Company's EBITDA increased from $24.4 million to $71.6 million, representing a CAGR of 30.9%. The Company believes its growth in revenues and EBITDA was the result of implementing its business strategies and capitalizing on its competitive strengths as well as improved market conditions. The Company believes its competitive strengths include: (i) availability and condition of equipment to meet both special and general customer needs; (ii) availability of trained personnel possessing the required specialized skills; (iii) the overall quality of service and safety record; (iv) the ability to offer support vessel services in the Gulf of Mexico; and (v) domestically the ability to offer ancillary services such as fluid hauling, fluid storage tank rental and salt water disposal.

     Over the last several years, there has been significant industry consolidation activity in the Company's principal service lines of business. In addition to opportunities for achieving cost savings, consolidation is being driven by the expanding needs of customers for a broader range of services, equipment and related technical skills. The Company has been an active participant in this industry consolidation and, since the beginning of fiscal year 1995, has completed four domestic land business acquisitions for total consideration of approximately $64.7 million, acquired an offshore support vessel company for approximately $76 million in cash and 1.5 million shares of the Company's common stock, acquired the 51% interest that it did not already own in Antah Drilling for $9.0 million and acquired a 51% interest in PIASA for $8.7 million. These acquisitions, together with rig and equipment purchases and rig enhancements and upgrades during this period (at an aggregate cost of approximately $45.3 million), were designed to increase the Company's market presence, increase the Company's geographic diversity (both domestically and internationally), expand the range of services the Company provides to its customers and provide opportunities for consolidation cost savings. For a further description of the Company's acquisitions, see Note 3 of Notes to Consolidated Financial Statements and Note 5 of Notes to Interim Condensed Consolidated Financial Statements appearing elsewhere in this Prospectus.

Notes Offering

     On March 31, 1998, the Company completed a private placement of 8 5/8% senior subordinated notes due 2008 in the aggregate principal amount of $150 million. The net proceeds from the sale of the Notes were used to fund the cash portion of the purchase price for the Sea Mar Acquisition, to repay the existing debt of Sea Mar and to reduce the outstanding balance under the Credit Agreement. The Notes are general unsecured obligations of the Company subordinated in right of payment to all existing and future senior indebtedness of the Company and are unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors. The Notes contain certain covenants that, among other things, limit the ability of the Company and its Subsidiary Guarantors to incur additional indebtedness, issue capital stock of Subsidiary Guarantors, pay dividends or make other restricted payments, incur liens, enter into certain transactions with affiliates, enter into certain mergers or consolidations or sell all or substantially all of the assets of the Company and its subsidiaries.

Acquisitions

     Sea Mar, Inc. On March 31, 1998, the Company acquired all of the outstanding capital stock of Sea Mar, a privately owned Louisiana-based offshore vessel company with operations primarily in the Gulf of

Mexico, for approximately $75.9 million in cash (including an estimated $14.7 million in post-closing purchase price adjustments) and 1,538,462 shares of the Company's common stock. In addition, the Company agreed to pay additional cash consideration contingent upon Sea Mar exceeding certain financial targets for the fiscal years ending December 31, 1998 and 1999, up to a maximum $10 million in each year. See "Description of Other Indebtedness."

     As a result of the Sea Mar Acquisition, the Company now operates a diversified fleet of 23 offshore support vessels in the Gulf of Mexico. In addition, Sea Mar has a contract with a marine shipbuilder for the construction of ten offshore support vessels at an estimated aggregate cost of $77.6 million, net of deposits. These new vessels are scheduled to be delivered between late 1998 and early 2000. The Company anticipates that these expenditures will be financed by internally generated funds and borrowings under the Credit Agreement as needed.

     A.A. Oilfield Service, Inc. ("A.A.") In November 1997, the Company acquired A.A. for $4.1 million in cash. This acquisition included 18 oilfield trucks, one salt water disposal well and related equipment based in Hobbs, New Mexico. See "Description of Other Indebtedness."

     Trey Services, Inc. ("Trey") In October 1997, the Company acquired all of the outstanding capital stock of Trey and certain associated operating assets for $31.3 million in cash. Prior to the acquisition, Trey, through its wholly-owned subsidiary, R&H Well Service, Inc. ("R&H"), operated a fleet of approximately 67 land well-servicing rigs, 104 oilfield trucks, 430 fluid storage tanks and five brine and disposal wells in the Permian Basin of West Texas. See "Description of Other Indebtedness."

     D A & S Oil Well Servicing, Incorporated. ("DA&S") In June 1997, the Company acquired all the outstanding capital stock of DA&S for $10.5 million. Prior to the acquisition, DA&S operated a fleet of 37 land well-servicing rigs from yards in Hobbs and Eunice, New Mexico and Andrews, Texas. See "Description of Other Indebtedness."

     Antah Drilling Sdn. Bhd. ("Antah Drilling") In October 1996, the Company acquired the 51% beneficial ownership interest that it did not already own in Antah Drilling (now Pool Malaysia). The purchase price and the repayment of certain indebtedness that Antah Drilling owed to the Company's former partner in that venture totaled $9.0 million. Pool Malaysia's assets include Rig 489, a 2,000 horsepower offshore platform drilling rig, which commenced a three-year contract in Australia in August 1996, and an offshore platform workover rig currently operating under a contract in Malaysia. See "Description of Other Indebtedness."

     Pool International Argentina S.A. ("PIASA") In August 1996, the Company acquired for approximately $8.7 million in cash a 51% interest in PIASA. PIASA's nine land drilling rigs and 11 land workover rigs operate in the Mendoza and Neuquen basins of Argentina. See Note 1 of Notes to Consolidated Financial Statements and Note 2 of Notes to Interim Condensed Consolidated Financial Statements.

     Western Oil Well Service Co. ("Western Oil") In June 1996, the Company purchased the operating assets (including approximately 23 land well-servicing rigs) of Western Oil for approximately $4.0 million in cash.

     Golden Pacific Corp. ("GPC") In June 1995, the Company acquired all of the outstanding capital stock of GPC. GPC's assets included a fleet of approximately 155 land well-servicing rigs and related equipment in California. See "Description of Other Indebtedness."

Quarter Ended March 31, 1998 Compared to Quarter Ended March 31, 1997

     The Company generated net income of $7.5 million in the first quarter of 1998, compared with $3.8 million in the first quarter of 1997, despite the fact that the average price of crude oil was approximately 30% lower in the first quarter of 1998 than in the first quarter of 1997, and average domestic natural gas prices decreased approximately 16% comparing the same periods. Results from the Company's domestic operations improved primarily due to (i) higher land drilling activity in Alaska, including the operation of Rig 8, a recently upgraded drilling rig which commenced a five-year contract in February 1998,
(ii) inclusion of results from the land well-servicing rigs acquired in the October 1997 Trey acquisition and in the June 1997 DA&S acquisition (see
"-- Acquisitions"), and (iii) increased activity and rates for the Company's jackup workover rigs and platform drilling rigs in the Gulf of Mexico, including newly constructed Rig 16 which was placed in service in February 1998. Rig hours for the Company's domestic onshore operation were 14% higher in the first quarter of 1998 than in the corresponding quarter of 1997. The Company's offshore rig fleet in the Gulf of Mexico experienced rig utilization of 59% in the first quarter of 1998, compared to 65% in the comparable period of 1997, but average rig rates were 26% higher in the 1998 period. Results from the Company's international operations improved due to increased land drilling rig activity in Ecuador, Pakistan and Guatemala.

     Revenues. Revenues were $117.7 million in the first quarter of 1998, a 20% increase over revenues of $98.4 million in the first quarter of 1997. This increase was attributable to (i) the inclusion of revenues from the 67 land well-servicing rigs acquired in the October 1997 Trey acquisition and the 37 land well-servicing rigs acquired in the June 1997 DA&S acquisition (see
"-- Acquisitions"), (ii) higher land drilling activity in Alaska, including operation of Rig 8, (iii) increased activity and rates for the Company's jackup workover rigs and platform drilling rigs in the Gulf of Mexico, including Rig 16, and (iv) increased land drilling activity in Ecuador, Guatemala and Pakistan. These revenue increases were offset partly by lower revenues from operations in Oman due to the transfer of a land drilling rig to Saudi Arabia where the rig is being leased to Pool Arabia, Ltd., the Company's Saudi Arabia affiliate, and reduced platform workover rig activity in the Gulf of Mexico. In addition, the Company's revenues in the first quarter of 1998 did not include revenues related to PIASA, the Company's Argentina affiliate, as a result of changing its accounting for its 51% investment in PIASA to the equity method due to the adoption of EITF 96-16, compared to the inclusion of $3.6 million of revenues for PIASA in the first quarter of 1997 (see Note 2 to the Interim Condensed Consolidated Financial Statements and "-- Earnings Attributable to Unconsolidated Affiliates"). Domestic onshore well-servicing and production services revenues increased $14.6 million or 25% in the first quarter of 1998 from the corresponding quarter of 1997, chiefly as a result of the inclusion of results from rigs acquired from the Trey and DA&S acquisitions. Domestic onshore rig utilization was 54% in the first quarter of 1998, compared to 55% in the first quarter of 1997. Domestic onshore well-servicing rig hours increased from approximately 291,000 in the first quarter of 1997 to approximately 330,000 in the first quarter of 1998. Gulf of Mexico offshore workover and drilling revenues increased $2.1 million or 13%, international operations revenues decreased $2.2 million or 13%, (however, excluding the $3.6 million of revenues from PIASA in the first quarter of 1997, international operations revenues increased $1.5 million or 12%), and Alaska operations revenues increased $4.8 million or 78%, compared to the first quarter of 1997.

     Earning Attributable to Unconsolidated Affiliates. The loss attributable to unconsolidated affiliates was $0.1 million in the first quarter of 1998, compared to earnings of $1.0 million in the first quarter of 1997. This decrease was due to a $0.9 million loss attributable to PIASA in the first quarter of 1998. In August 1996, the Company acquired a 51% interest in PIASA, a newly formed Argentina corporation. Prior to 1998, for financial reporting purposes, 100% of the assets, liabilities, results of operations and cash flows of PIASA were consolidated with those of the Company. The minority shareholder's interest in PIASA and the earnings or losses therefrom were reflected as "minority interest" in the Company's financial statements. As a result of the adoption of EITF 96-16, the Company concluded that PIASA no longer qualifies for full consolidation and beginning January 1, 1998 is accounting for PIASA under the equity method (see Note 2 to the Interim Condensed Consolidated Financial Statements).

     Earnings attributable to Pool Arabia, Ltd. were $0.8 million in the first quarter of 1998, a $0.2 million decrease from the comparable period of 1997 due to a non-recurring income item in the first quarter of 1997.

     Costs and Expenses. The Company's costs and expenses were $104.0 million in the first quarter of 1998, a 12% increase compared to costs and expenses of $93.2 million in the corresponding quarter of 1997; however, operating expenses declined to 71% of revenues in the first quarter of 1998 from 76% of revenues in the first quarter of 1997. The increase in costs and expenses was primarily due to the inclusion of costs and expenses related to operating the land well-servicing rigs acquired in the acquisition of Trey in October 1997 and DA&S in June 1997 and increased land drilling activity in Alaska. The increase was partly offset by decreased costs and expenses in Oman due to the transfer of a land drilling rig to Saudi Arabia where the rig is being leased to Pool Arabia, Ltd. In addition, the Company's costs and expenses in the first quarter of 1997 included $4.0 million of costs and expenses related to PIASA (see "-- Earnings Attributable to Unconsolidated Affiliates").

     Other Income -- Net. Other income-net was $0.2 million lower in the first quarter of 1998 than in the corresponding quarter of 1997, primarily due to lower gains on dispositions of equipment.

     Interest Expense. Interest expense was $1.0 million higher in the first quarter of 1998 than in the corresponding quarter of 1997, primarily due to interest expense under the Credit Agreement and the $10.1 million in long-term notes issued in connection with the DA&S acquisition in June 1997, partially offset by a reduction in interest expense due to certain term loans being paid off in October 1997 with borrowings under the Credit Agreement and a reduction in the outstanding principal amount of certain 10% notes issued in connection with the 1995 purchase of Golden Pacific Corp.

     Income Taxes. The Company recorded income tax expense of $4.8 million (which included $2.3 million of deferred taxes) on income before income taxes of $12.2 million in the first quarter of 1998, compared to income tax expense of $2.3 million (which included $2.0 million of deferred taxes) on income before income taxes and minority interest of $6.0 million in the first quarter of 1997. The increase in income tax expense in the first quarter of 1998 compared to the first quarter of 1997 was primarily due to an increase in pre-tax income in the first quarter of 1998, as a result of the factors described above. The Company's interim period tax expense is determined by utilizing the aggregate of estimated annual effective tax rates for each of the Company's domestic and foreign locations.

1997 Compared To 1996

     The Company generated net income of $26.7 million in 1997, compared with $9.6 million in 1996, despite the fact that the average price of crude oil was approximately 7% lower in 1997 than in 1996 and average domestic natural gas prices decreased approximately 2% comparing the same periods. Results from the Company's domestic operations improved primarily due to (i) increased activity and rates for the jack-up and platform rigs in the Gulf of Mexico, including the full-year effect of operating Rig 18, a previously idle platform drilling rig which was refurbished and placed in service in the Gulf of Mexico in mid-September 1996, (ii) inclusion of results from the land well-servicing rigs acquired from Western Oil in June 1996, from the DA&S acquisition in June 1997 and from the Trey acquisition in October 1997 (see "-- Acquisitions"), (iii) increased land rig activity and rates in California and the Austin Chalk and lower Gulf coast areas of Texas, and (iv) increased production services activity and rates in Texas. The Company's domestic onshore operation rig hours were 13% higher for 1997 than in 1996. The Company's offshore operation in the Gulf of Mexico experienced rig utilization of 76% in 1997, compared to 71% in 1996; and average rig rates were 35% higher in the 1997 period. Results from the Company's international operations increased primarily due to the full-year effect of operating Rig 489 (an offshore platform drilling rig owned by Pool Malaysia that was newly constructed in 1996 and commenced a three-year contract in Australia in August 1996) and higher rig activity in Oman and Saudi Arabia.

     Revenues. Revenues were $451.9 million in 1997, a 30% increase over revenues of $348.6 million in 1996. This increase was attributable to (i) increased activity and rates for the Company's jack-up and platform rigs in the Gulf of Mexico, including the full-year effect of operating Rig 18, (ii) the inclusion of revenues from the 23 land well-servicing rigs purchased from Western Oil in June 1996, the 37 land well-servicing rigs acquired in the June 1997 DA&S acquisition and the 67 land well-servicing rigs acquired in the October 1997 Trey acquisition (see "-- Acquisitions"), (iii) higher domestic land well-servicing activity and rates in California and the Austin Chalk and lower Gulf coast areas of Texas, (iv) the inclusion of revenues from the two offshore platform rigs owned by Pool Malaysia (previously Antah Drilling), the results of which were included in earnings attributable to unconsolidated affiliates in the first nine months of 1996 (see "-- Acquisitions -- Antah Drilling Sdn. Bhd."), (v) the full-year effect of revenues from the Argentina rigs owned by PIASA (see "-- Acquisitions -- Pool International Argentina S.A."), (vi) higher production services activity and rates in Texas, and (vii) higher rig activity in Oman and Guatemala during 1997. These revenue increases were offset partly by lower revenues from operations in Ecuador, Pakistan and Tunisia, where land rig activity declined.

     Domestic onshore well-servicing and production services revenues increased $47.7 million or 22% in 1997 from 1996, chiefly as a result of the inclusion of results from rigs acquired from Western Oil and the DA&S and Trey acquisitions. Domestic onshore rig utilization was 56% in 1997, compared to 52% in 1996. Domestic onshore well-servicing rig hours increased from approximately 1,119,000 in 1996 to approximately 1,259,000 in 1997. Gulf of Mexico offshore workover and drilling revenues increased $22.4 million or 38%, international operations revenues increased $31.1 million or 68%, and Alaska operations revenues increased $2.2 million or 9%, compared to 1996.

     Earnings Attributable to Unconsolidated Affiliates. Earnings attributable to unconsolidated affiliates were $3.1 million in 1997, compared to $2.2 million in 1996. Earnings attributable to Pool Arabia, Ltd., the Company's Saudi Arabia affiliate, increased $1.4 million from 1996 to $3.1 million in 1997 partly as a result of higher rig utilization during 1997 and a day rate increase for one of the drilling rigs in 1997. Earnings from Antah Drilling (now Pool Malaysia) ceased to be included in earnings attributable to unconsolidated affiliates immediately following the Company's purchase of its partner's interest in October 1996.

     Costs and Expenses. The Company's costs and expenses were $413.0 million in 1997, a 24% increase compared to costs and expenses of $333.0 million in 1996; however, as a percentage of revenues, operating expenses declined to 74% of revenues in 1997 from 77% of revenues in 1996. The increase in costs and expenses was primarily due to the inclusion of costs and expenses related to (i) increased domestic onshore rig and production services activity, including costs and expenses of operating the land well-servicing rigs acquired from Western Oil in June 1996, and in the acquisitions of DA&S in June 1997 and Trey in October 1997, (ii) the operation of Rig 18 for a full year and increased jack-up and platform rig activity in the Gulf of Mexico, (iii) a full year of operations by PIASA in Argentina, (iv) the inclusion, after the Company's acquisition of its partner's interest in Antah Drilling (now Pool Malaysia) in October 1996, of costs and expenses associated with the operation of two offshore platform rigs owned by Pool Malaysia, and (v) higher rig activity in Oman and Guatemala. The increase was partly offset by decreased costs and expenses in Ecuador, Pakistan and Tunisia due to lower land rig activity in those operations during 1997.

     Other Income -- Net. Other income-net was $2.5 million higher in 1997 than in 1996 primarily due to higher gains on dispositions of equipment, including a $0.7 million pre-tax gain on the sale of an obsolete offshore rig which had been idle for several years and $1.9 million in pre-tax gains from insurance settlements in 1997.

     Interest Expense. Interest expense was $1.5 million higher in 1997 than in 1996 primarily due to interest expense on borrowings under the Credit Agreement, the term loans assumed in the October 1996 Antah Drilling acquisition and the $10.1 million in long-term notes issued in connection with the DA&S acquisition in June 1997, partially offset by a reduction in interest expense due to the scheduled principal payments made on the Company's other debt and a reduction in the outstanding principal amount of certain 10% notes issued in connection with the 1995 purchase of GPC. See Note 6 of Notes to Consolidated Financial Statements.

     Income Taxes. The Company recorded income tax expense of $15.7 million (which included $10.7 million of deferred taxes) on income before income taxes and minority interest of $42.3 million in 1997, compared to income tax expense of $7.5 million on income before income taxes and minority interest of $17.1 million in 1996. The increase in income tax expense in 1997 compared to 1996 was primarily due to an increase in pre-tax income in 1997, as a result of the factors described above. See Note 5 of Notes to Consolidated Financial Statements for the reconciliation between income taxes computed at the U.S. federal statutory rate and the Company's income taxes for financial reporting purposes.

1996 Compared To 1995

     The Company generated net income of $9.6 million in 1996, compared with $3.1 million in 1995. The 1995 net income included a $0.4 million after-tax charge for costs related to the GPC acquisition. The average price of crude oil was approximately 20% higher in 1996 than in 1995, and average natural gas prices increased approximately 64%, comparing the same periods. Results from the Company's domestic operations improved primarily due to the higher activity and increased rates for the Company's jackup rigs in the Gulf of Mexico and the inclusion in 1996 of a full year's results from rigs and equipment acquired in the June 1995 GPC acquisition. The Company's domestic onshore operation reported rig hours 12% higher for 1996 than 1995, primarily due to the inclusion of rigs acquired in the GPC acquisition. The Company's offshore operation in the Gulf of Mexico experienced rig utilization of 71% in 1996, compared to 65% in 1995; average rig rates were 29% higher in the 1996 period. Results from the Company's international operations increased primarily due to higher land drilling activity in Ecuador and the operation of two new offshore platform rigs in Australia (Rig 453, an offshore platform workover rig constructed in 1995, and Rig 489, an offshore platform drilling rig constructed in 1996 which is owned by Pool Malaysia). See "-- Acquisitions -- Antah Drilling Sdn. Bhd."

     Revenues. Revenues were $348.6 million in 1996, compared to $277.3 million in 1995. This increase was attributable to (i) the inclusion of revenues for the entire year of 1996 from rigs and equipment acquired in the June 1995 GPC acquisition (see "-- Acquisitions -- Golden Pacific Corp."), (ii) higher activity and increased rates for the jackup rigs, increased rates for the platform rigs and increased labor contract activity in the Gulf of Mexico, (iii) a full year's revenues for Rig 453 in Australia, (iv) higher land drilling activity in Ecuador, (v) the inclusion since October 1996 of revenues from the two offshore rigs owned by Pool Malaysia (see "-- Acquisitions -- Antah Drilling Sdn. Bhd."), (vi) the inclusion since August 1996 of revenues from the Argentina rigs acquired in the PIASA acquisition (see "-- Acquisitions -- Pool International Argentina S.A."), and (vii) higher revenues from the winter operation of an Arctic land drilling rig that had been on standby status for all of 1995.

     Domestic onshore well-servicing and production services revenues increased $26.6 million or 14% in 1996 from 1995, chiefly as a result of the GPC acquisition. Domestic onshore rig utilization was 52% in both 1996 and 1995. Domestic onshore well-servicing rig hours increased from approximately 1,003,000 in 1995 to approximately 1,119,000 in 1996, due primarily to the GPC acquisition. In 1996, Gulf of Mexico offshore workover and drilling revenues increased $21.1 million or 56%, international operations revenues increased $19.3 million or 73%, and Alaska operations revenues increased $4.2 million or 21%, compared to 1995.

     Earnings Attributable to Unconsolidated Affiliates. Earnings attributable to unconsolidated affiliates were $2.2 million in 1996, compared to $3.0 million in 1995. Earnings attributable to Pool Arabia, Ltd., the Company's Saudi Arabia affiliate, decreased $0.6 million from 1995 to $1.7 million in 1996 primarily as a result of higher margins earned on rig moves during 1995. Earnings from Antah Drilling (now Pool Malaysia) ceased to be included in earnings attributable to unconsolidated affiliates immediately following the Company's purchase of its partner's interest in October 1996.

     Costs and Expenses. The Company's costs and expenses were $333.0 million in 1996, compared to $274.6 million in 1995; however, as a percentage of revenues, operating expenses declined to 77% of revenues in 1996 from 79% of revenues in 1995. The increase in costs and expenses was chiefly attributable to the inclusion in 1996 of a full year's costs and expenses related to the rigs and equipment obtained in the June 1995 acquisition of GPC. In addition, costs and expenses increased due to (i) the higher jackup rig and labor contract activity in the Gulf of Mexico, (ii) a full year's operating costs for Rig 453 in Australia, (iii) higher land drilling activity in Ecuador, (iv) the inclusion since October 1996 of costs and expenses related to the rigs owned by Pool Malaysia, (v) the inclusion since August 1996 of costs and expenses related to the Argentina rigs owned by PIASA, (vi) higher costs and expenses relating to the operation of the Arctic land drilling rig that had been on standby status for all of 1995, and (vii) higher corporate expenses due to increased bonus and supplementary executive retirement plans expenses. Costs and expenses in 1995 included $0.6 million of expenses related to the GPC acquisition, primarily for yard closings.

     Other Income -- Net. Other income-net was $0.8 million higher in 1996 than in 1995 primarily due to interest income earned on temporary cash investments.

     Interest Expense. Interest expense was $1.0 million higher in 1996 than in 1995 primarily due to the term loan used to refinance the construction costs for Rig 453 located in Australia, the GPC acquisition debt and the term loans assumed in the Antah Drilling acquisition, offset partly by lower average borrowings in 1996 under the Company's syndicated bank revolving line of credit.

     Income Taxes. The Company recorded income tax expense of $7.5 million on income before income taxes and minority interest of $17.1 million in 1996, compared to income tax expense of $2.0 million on income before income taxes of $5.1 million in 1995. The increase in income tax expense was primarily due to stronger operating results in 1996 compared to 1995. The 1995 income tax expense included the effect of certain amendments to prior period U.S. federal tax returns, partly offset by the reversal of no longer needed deferred foreign taxes for 1990 income tax indemnities and the elimination of the Company's valuation allowance related to its U.S. federal net operating loss carryforwards.

FINANCIAL CONDITION AND LIQUIDITY


     The Company had cash and cash equivalents of $29.4 million at March 31, 1998 compared to $19.0 million at December 31, 1997 and $21.8 million at December 31, 1996. Working capital was $54.1 million, $59.1 million and $47.6 million at March 31, 1998 and December 31, 1997 and 1996, respectively.


Cash Flows


     For the quarter ended March 31, 1998, net cash flows provided by operating activities included $8.6 million of proceeds from lump sum fees received for rig mobilizations (i.e. the preparation of certain rigs and their transportation to new work locations), which fees will be amortized over the respective terms of each related contract. The Company used a net $75.8 million for investing activities in the first quarter of 1998, primarily for capital expenditures of $25.9 million and $50.4 million, net of cash acquired, for the purchase of Sea Mar. The Company used a net $5.4 million for investing activities in the first quarter of 1997, primarily for capital expenditures of $7.0 million, partially offset by $0.9 million of proceeds from dispositions of equipment. The Company's cash provided by operating activities increased by $24.7 million in 1997 to $42.4 million, compared to $17.7 million in 1996. This increase was primarily due to a $17.0 million increase in net income, a $6.5 million increase in depreciation and amortization due to recent acquisitions and rig upgrades and a $6.6 million increase in deferred income taxes resulting primarily from higher property additions. These increases were offset in part by changes in the working capital components including an increase in cash useage of $4.9 million in receivables primarily as a result of higher revenues generated in 1997 and a $4.8 million increase in cash useage related to inventory due to new international rig contracts, offset in part by a $8.9 million decrease in cash useage for trade accounts payable and accrued liabilities related to higher accruals for rig construction and upgrade projects. For the year ended December 31, 1997, net cash flows provided by operating activities were $42.4 million, compared with $17.7 million and $23.6 million in 1996 and 1995, respectively. The Company used a net $84.9 million for investing activities in 1997, primarily for capital expenditures of $60.4 million, including $9.1 million for the purchase and modification of a jack-up workover rig and $8.3 million toward the construction of a new platform drilling rig, both for operation in the Gulf of Mexico. Cash used for investing activities in 1997 also included $28.9 million, net of cash acquired, for the purchase of Trey, $3.5 million, net of cash acquired, for the purchase of A.A., and $0.4 million, net of cash acquired, for the purchase of DA&S, partially offset by $6.8 million of proceeds from dispositions of equipment and the return of $1.0 million of cash that had been placed in escrow as collateral in connection with a sale and leaseback arrangement. The Company's cash provided by operating activities decreased by $5.9 million in 1996 to $17.7 million, compared to $23.6 million in 1995. This decrease was primarily due to changes in the working capital components including a $18.1 million increase in cash useage for receivables primarily as a result of higher revenues generated in 1996. This cash useage was offset in part by a $6.5 million increase in net income, a $3.5 million increase in depreciation and amortization due to acquisitions and a $2.9 million increase in deferred income taxes resulting primarily from higher property additions. The Company used a net $50.6 million for investing activities in 1996, primarily for capital expenditures of $30.7 million, including $8.4 million for the refurbishment of Rig 18. Cash used for investing activities during 1996 also included $8.9 million, net of cash acquired, for the purchase of 51% of Antah Drilling, $8.7 million for the acquisition of a 51% interest in PIASA, and $4.0 million for the purchase of the operating assets of Western Oil, offset partly by $2.3 million of proceeds from dispositions of equipment. The Company used a net $24.1 million for investing activities in 1995, primarily for capital expenditures of $23.4 million, including $6.9 million for the construction of a new offshore platform workover rig, Rig 453, which began earning revenues in Australia in the third quarter of 1995, and $3.4 million, net of cash acquired, used in connection with the GPC acquisition and the related direct acquisition costs, partly offset by $2.4 million of proceeds from dispositions of equipment.

Public Equity Offering

     In July 1996, the Company completed the sale to the public of 4,600,000 shares of its common stock, no par value, from which it received cash proceeds of approximately $47.5 million, net of expenses. The Company used the net proceeds principally as follows: (i) $10.9 million in connection with the August 1996 PIASA acquisition, (ii) approximately $9 million in connection with the October 1996 Antah Drilling acquisition, (iii) $4.5 million in connection with the June 1996 Western Oil asset acquisition, (iv) $8.4 million in connection with the refurbishment of Rig 18, a previously idle platform drilling rig in the Gulf of Mexico, and (v) for repayment of debt under the Company's syndicated bank revolving line of credit and general corporate purposes. The amounts described above include both acquisition expenditures and related working capital advances.

Long-Term Debt

     $150 Million Senior Subordinated Notes. On March 31, 1998, the Company completed a private placement of 8 5/8% Senior Subordinated Notes in the aggregate principal amount of $150 million (see Note 4 to the Interim Condensed Consolidated Financial Statements and "-- Notes Offering"). The Company incurred $4.2 million of debt financing costs during the first three months of 1998 in connection with the Notes Offering.

     $180 Million Credit Agreement. In March 1998, concurrent with the issuance of the Notes and the closing of the Sea Mar Acquisition, the Company executed an amendment to its Credit Agreement to increase maximum availability thereunder from $130 million to $180 million, including up to $15 million that may be used to support letters of credit. See "Description of Other Indebtedness."

     Borrowings under the Credit Agreement bear interest, at the Company's option, at either (i) the Base Rate (defined as the administrative agent bank's prime lending rate or 1/2 of 1% in excess of the federal funds rate) plus a margin ranging from zero to .50%, or (ii) the Eurodollar Rate (equivalent to the London Interbank Offered Rate plus a margin ranging from 1% to 1.75% with the Company's choice of a one-, two-, three- or six-month interest period. The applicable margin for each interest option depends on the Company's leverage ratio for the fiscal quarter preceding the interest period; however, through September 1998, the applicable Eurodollar margin shall not be less than 1.50%. Based upon the Company's leverage ratio at December 31, 1997, the applicable Eurodollar margin would have been 1.00%. The Credit Agreement will mature on October 2, 2000 and is subject to one-year extensions at the discretion of the Lenders. Notes issued under the Credit Agreement are prepayable at any time and are due at expiration on October 2, 2000. The Credit Agreement imposes certain financial covenants, including ones requiring the maintenance of a minimum net worth, a minimum interest coverage ratio, a minimum fixed charge coverage ratio, a maximum leverage ratio and a maximum debt-to-equity ratio. It also imposes certain other restrictions, including ones relating to liens, other indebtedness, asset sales, investments, acquisitions or mergers and the payment of dividends. Advances under the Credit Agreement are secured by a pledge of 66% of the capital stock of certain of the Company's foreign subsidiaries. The Company incurred $0.5 million and $1.6 million of debt financing costs during the first quarter of 1998 and during 1997, respectively in connection with the Credit Agreement, which are being amortized over the term of the agreement.

     For a more detailed description of the Credit Agreement and a description of other long-term debt, see "Description of Other Indebtedness."

Capital Expenditures

     The Company anticipates that 1998 capital expenditures, excluding business acquisitions, will consist of (i) approximately $50 million for additions and improvements to its existing rig fleet, (ii) approximately $10 million toward the upgrade of an Arctic land drilling rig, (iii) approximately $14 million toward the construction of a new Arctic land drilling rig, (iv) approximately $4.5 million for the electrification and upgrade of a platform workover rig located in the Gulf of Mexico and (v) $2.3 million for the purchase of two jack-up workover rigs located in the Gulf of Mexico that the Company currently leases.

     In addition, the Company expects to make capital expenditures in 1998 of approximately $17 million with respect to Sea Mar's vessel fleet, including approximately $16 million for payment of the balance of the purchase price for two vessels currently under construction which are scheduled for delivery in late 1998.

     The Company anticipates that these expenditures will be financed by internally generated funds and borrowings under the Credit Agreement as needed. Acquisitions of additional assets and businesses are expected to continue to be an important part of the Company's strategy for growth. The Company believes that it would, under certain circumstances, need to obtain additional debt and/or equity financing to fund such acquisitions.

OTHER MATTERS

Accounting Standards

     In February 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets and eliminates certain disclosures no longer considered useful. The Company plans to adopt this statement in the fourth quarter of 1998. Its adoption is not expected to have a material effect on the Company's financial position or results of operations and any effect will be limited to the form and content of the disclosure it requires.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components. The Company adopted this statement in the first quarter of 1998 and there was no effect on the Company's financial statements.

     Also in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in interim and annual financial statements. The Company plans to adopt this statement in the fourth quarter of 1998. Its adoption is not expected to have a material effect on the Company's financial statements, and any effect will be limited to the form and content of the disclosure it requires.

     In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share," which establishes new standards for computing and presenting earnings per share. This statement was adopted in the fourth quarter of 1997 and had no material effect on the Company's computation of earnings per share.

     In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets including certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of this statement in 1996 had no effect on the Company's financial statements.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which sets forth alternative accounting and disclosure requirements for stock-based compensation arrangements. SFAS 123 does not rescind the existing accounting for employee stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Companies may continue to follow the current accounting to measure and recognize employee stock-based compensation; however, SFAS 123 requires disclosure of pro forma net income and earnings per share that would have been reported under the "fair value" based recognition provisions of SFAS 123. The Company has elected to continue to follow the provisions of APB 25 for employee compensation and has disclosed the pro forma information required under SFAS 123 in Note 2 of Notes to Consolidated Financial Statements.

San Angelo Lease Commitment

     The Company has an operating lease, effective through March 2003, for a 65-acre facility at San Angelo, Texas, which it previously used for rig and equipment manufacturing and storage. Annual lease payments are $2.2 million through March 1998 and $4.4 million thereafter for the remaining five years of the lease. Effective October 1, 1994, the Company vacated this facility and subleased it in its entirety for $0.5 million per year under an operating sublease which expired in September 1997. In September 1988, the Company, anticipating that it would not be able to fully utilize the facility for a period of years, accrued a $15.9 million liability for the expected underutilization. After September 1988, the cost associated with the unutilized portion of the facility was charged against this accrued liability, which as of the fourth quarter of 1994 had substantially been used. In the fourth quarter of 1994, the Company recorded a provision for leasehold impairment of $23.6 million, as the Company did not anticipate utilizing any of this facility in its future operations nor did it expect to be able to sublease this facility to third parties for an amount equivalent to the annual lease payments. This provision recognized all future lease expense, net of anticipated sublease income. Future lease payments will be charged against such provision.

Impact of The Year 2000 Issue

     The Year 2000 Issue is the result of computer programs having been written using two digits rather than four to define the applicable year. Any computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company is currently assessing what computer software will require modification or replacement so that its computer systems will properly utilize dates beyond December 31, 1999. The operation of the Company's rigs, however, will not be directly affected by this Year 2000 Issue, since only a few of the Company's rigs have any functions controlled by computer. The software vendors for the Company's two primary computer systems, the accounting system for its domestic operations and the human resources/payroll system, have recently issued releases which are Year 2000 compliant. The Company plans to implement these new releases before the end of 1998. The Company has several smaller computer systems, particularly in its foreign locations, which are expected to be modified or replaced by mid-1999 in order to become Year 2000 compliant. The Company will use both internal and external resources to reprogram, or replace, and test its software for Year 2000 modifications. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 Issue can be resolved in a timely manner. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company. The Company presently does not believe that costs to become Year 2000 compliant will have a material adverse effect on the Company's financial statements.

     The costs of becoming Year 2000 compliant and the dates on which the Company plans to complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions regarding future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these cost or time estimates will be achieved, and actual results could differ materially. Specific factors that might cause such material differences include, but are not limited to, the availability of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

                                    BUSINESS

     Pool Energy Services Co. is a leading worldwide provider of well-servicing, workover and drilling rig services and related transportation services for both land and offshore markets to a diverse group of multi-national, foreign national and independent oil and natural gas producers. The Company performs the ongoing maintenance and major overhauls necessary to optimize the level of production from existing oil and natural gas wells and provides certain ancillary services during the drilling and completion of new oil and natural gas wells. The Company also provides contract drilling services in Alaska, the Gulf of Mexico, certain international locations and on occasion in the lower forty-eight states. Typically, the Company provides a well-servicing, workover or drilling rig, the crew to operate the rig and such other specialized equipment as may be needed to meet a customer's requirements. In addition, the Company owns a fleet of offshore support vessels that provides marine transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore facilities.

     As of March 31, 1998, the Company's worldwide fleet included 791 land well-servicing/workover rigs, 27 land drilling rigs and 27 offshore rigs (15 platform workover rigs, five platform drilling rigs and seven jack-up rigs). The Company also owns or leases and operates 370 fluid hauling trucks, 1,060 fluid storage tanks, 14 salt water disposal wells and other auxiliary equipment used in its domestic operations. The Company also operates a fleet of 23 support vessels to complement its offshore rig fleet.

     The Company operates both domestically and internationally. In the United States, the Company operates in several oil and natural gas producing states, with specific concentration onshore in Texas, California, Oklahoma, New Mexico, North Dakota, Montana, Utah and Alaska, and offshore in the Gulf of Mexico, offshore California and in the Cook Inlet of Alaska. Revenues from domestic operations represented approximately 85% of the Company's pro forma 1997 revenues. International markets where the Company has an established presence include land operations in Argentina, Ecuador, Guatemala, Oman, Pakistan and Saudi Arabia and offshore operations in Australia, Malaysia and Saudi Arabia. Revenues from international operations represented approximately 15% of the Company's pro forma 1997 revenues.

BUSINESS STRATEGY

     The Company's business strategy is to further strengthen its competitive position and market share in the oilfield services industry, in order to achieve growth in revenues, earnings and EBITDA. Key components of the Company's business strategy include: (i) pursuing expansion opportunities in existing core market areas through selective acquisitions that result in expanded market presence and in consolidation cost savings; (ii) upgrading and enhancing the capabilities of the Company's existing rig fleet and constructing specialized rigs and equipment to operate in markets with high levels of activity and strong pricing fundamentals; (iii) offering a broad and integrated array of additional services and equipment that complement the Company's businesses in its existing locations; and (iv) entering new foreign markets that offer significant development and production activity.

STRATEGY IMPLEMENTATION

     In addition to the Sea Mar Acquisition, notable events in the implementation of the Company's business strategy include:

Expansion of Domestic Onshore Operations

     - In November 1997, the Company acquired A.A. for $4.1 million in cash. This acquisition included 18 oilfield trucks, one salt water disposal well and related equipment based in Hobbs, New Mexico.

     - In October 1997, the Company purchased the operating assets (including three coiled tubing units, six pump trucks and a bulk cementing plant) of Anchor Cementing Service in California for $2.5 million in cash.

     - In October 1997, the Company acquired Trey and certain associated operating assets for $31.3 million in cash. Prior to the acquisition, Trey, through its wholly-owned subsidiary R & H, operated a fleet of approximately 67 land well-servicing rigs, 104 oilfield trucks, 430 fluid storage tanks and five brine and disposal wells in the Permian Basin of West Texas.

     - In August 1997, the Company purchased the operating assets (including seven land well-servicing rigs) of Dean's Well Servicing, Inc. in Oklahoma for $1.0 million in cash.

     - In June 1997, the Company acquired DA&S for $10.5 million. This acquisition included among other assets, a fleet of 37 land well-servicing rigs operating from yards in Hobbs and Eunice, New Mexico and Andrews, Texas.

     - In June 1996, the Company purchased the operating assets (including approximately 23 land well-servicing rigs) of Western Oil in the Williston Basin for approximately $4.0 million in cash.

     - In June 1995, the Company acquired GPC for $18.8 million. This acquisition included, among other assets, the GPC fleet of approximately 155 land well-servicing rigs in California. The Company is now the market leader in California with a total of 259 land well-servicing rigs.

Expansion of Gulf of Mexico Offshore Operations

     - In February 1998, the Company completed construction of a new 1,500 horsepower offshore platform drilling rig, Rig 16, at a cost of approximately $12 million, and began operation of such rig in the Gulf of Mexico for Forcenergy, Inc. under a two-year contract.

     - In August 1997, the Company acquired an offshore jack-up workover rig for $8.2 million in cash, for operation in the Gulf of Mexico.

     - In March 1996, the Company received a term contract for Rig 18, a previously idle platform drilling rig, which was refurbished for a cost of approximately $8.4 million and placed in service in the Gulf of Mexico.

Expansion of Alaska Operations

     - The Company is procuring the materials and equipment necessary to convert one of its Arctic exploration rigs for development drilling. As currently configured, the rig is generally limited to working only in the winter season; following the upgrade, the rig will be capable of year-round work. The upgrade, expected to cost $15 million, will begin after the rig completes its winter operations in April 1998. This rig is expected to begin year-round drilling operations in September 1998, under a three-year contract with ARCO Alaska, Inc. on the North Slope of Alaska.

     - The Company is currently procuring materials to construct a new 1,000 horsepower Arctic land drilling rig at an estimated cost of $13.8 million. This new rig is expected to begin year-round operations on the North Slope of Alaska under a three-year contract for ARCO Alaska, Inc. in January 1999.

     - In February 1998 the Company commenced operations for BP Exploration (Alaska), Inc. on the North Slope of Alaska under a five-year contract using one of its Arctic drilling rigs which was recently upgraded at a cost of $5.3 million to enable it to operate on the North Slope.

     - In September 1994, the Company acquired the 60.7% partnership interest that it did not already own in Pool Arctic Alaska for $12.1 million in cash. This acquisition expanded the Company's wholly-owned Alaska operation to include the three specialized Arctic land drilling rigs and related equipment formerly owned by the partnership.

Expansion of Saudi Arabia and Other International Operations

     - In April 1998, the Company's Saudi Arabia joint venture company, Pool Arabia, Ltd. ("Pool Arabia"), began operating a 1,500 horsepower land drilling rig in Saudi Arabia under a three-year contract. The Company upgraded and transported this rig from the United States to Saudi Arabia at a cost of $9.4 million and is leasing the rig to Pool Arabia.

     - In February 1998, Pool Arabia began operating a 1,000 horsepower land drilling rig in Saudi Arabia under a three-year contract. Pool Arabia, upgraded and transported this rig from Oman to Saudi Arabia at a cost of $3.6 million. The Company is leasing this rig to Pool Arabia.

     - In October 1997, Pool Arabia acquired a 3,000 horsepower land drilling rig and three land workover rigs for $9.0 million from a competitor in Saudi Arabia. In March 1998, after a $7.8 million upgrade, the drilling rig began a new three-year contract. One of the workover rigs is currently working under a three-year contract that commenced in March 1997.

     - In October 1996, the Company acquired the 51% interest that it did not already own in Antah Drilling and repaid indebtedness that Antah Drilling owed to the Company's former partner in that venture for a total of $9.0 million in cash. The assets of Antah Drilling, now Pool International (Malaysia) Sdn. Bhd. ("Pool Malaysia"), include Rig 489, a 2,000 horsepower offshore platform drilling rig, which commenced operations in August 1996 on a three-year term contract for Esso Australia, Ltd. in Australia and an offshore platform workover rig currently operating under a term contract in Malaysia.

     - In August 1996, the Company acquired for approximately $8.7 million in cash a 51% interest in PIASA, a newly formed Argentina corporation which provides well-servicing, workover and drilling services in Argentina. PIASA owns nine land drilling rigs and 11 land workover rigs, all of which are located in Argentina.

DESCRIPTION OF SERVICES PROVIDED

     The Company estimates that there are approximately 900,000 producing oil wells in the world today, of which approximately 570,000 are in the United States. In addition, there are approximately 300,000 producing natural gas wells in the United States and a large number in the rest of the world. While some wells in the United States flow oil to the surface without mechanical assistance, most are in mature production areas that require pumping or some other form of artificial lift. Pumping oil wells characteristically require more maintenance than flowing wells due to the operation of the mechanical pumping equipment installed. The extent and type of services provided by the Company on producing wells is dependent upon many variables. The following is a summary of the services the Company provides.

Well-Servicing/Maintenance Services

     The Company provides maintenance services on the mechanical apparatus used to pump or lift oil from producing wells. These services include, among other things, repairing and replacing pumps, sucker rods and tubing. The Company provides the rigs, equipment and crews for these tasks, which are performed on both oil and natural gas wells, but which are more commonly required on oil wells. Well-servicing rigs have the same basic components as drilling rigs (i.e., a derrick, a hoisting mechanism and an engine). Many of these rigs also have pumps and tanks that can be used for circulating fluids into and out of the well. Maintenance jobs typically take less than 48 hours to complete.

Workover Services

     In addition to needing periodic maintenance, producing oil and natural gas wells occasionally require major repairs or modifications, called "workovers." Workovers may be done, for example, to remedy equipment failures, deepen a well in order to reach a new producing reservoir, plug back the bottom of a well to reduce the amount of water being produced with the oil and natural gas, clean out and recomplete a well if production has declined, repair leaks, or convert a producing well to an injection well for secondary or enhanced recovery projects. These extensive workover operations are normally carried out with a well-servicing rig that includes additional specialized accessory equipment, which may include rotary drilling equipment, mud pumps, mud tanks and blowout preventers, depending upon the particular type of workover operation. Most of the Company's well-servicing rigs are designed and can be equipped to handle the more complex workover operations. A workover may last anywhere from a few days to several weeks.

Completion Services

     The kinds of activities necessary to carry out a workover operation are essentially the same as those that are required to "complete" a well when it is first drilled. The completion process may involve selectively perforating the well casing at the depth of discrete producing zones, stimulating and testing these zones and installing down-hole equipment. Oil and gas production companies often find it more efficient to move a larger and more expensive drilling rig off location after an oil or natural gas well has been drilled and to move in a specialized well-servicing rig to perform completion operations. The Company's rigs are often used for this purpose. The completion process may require from a few days to several weeks.

Contract Drilling Services

     The Company provides contract drilling services to oil and natural gas operators in all the markets in which it operates, except that the amount of such services it provides onshore in the lower forty-eight states is minimal. Workover rigs can be used for drilling, although specialized drilling rigs are typically used for such operations. The Company also provides specialized accessory equipment, including pumps, rotary drilling equipment, top drive units, trucks, camps and cranes. Several of the Company's land drilling rigs are equipped for self-sustained operations in remote areas in Alaska and certain overseas locations.

Offshore Services

     The Company generally utilizes its offshore jackup and platform rigs to service wells located on platforms. Platform rigs consist of well-servicing and/or drilling equipment and machinery arranged in modular packages which are transported to and assembled and installed on fixed offshore platforms owned by the customer. Fixed offshore platforms are steel tower-like structures that stand on the ocean floor, with the top portion, which is above the water level, forming the foundation upon which the platform rig is placed. Certain of the Company's heavy platform rigs are capable of operating at well depths of as much as 18,000 feet or more, and several of the Company's platform rigs are specifically designed for drilling. The Company is performing an increasing amount of drilling and horizontal re-entry services utilizing portable top drives, enhanced pumps and solids control equipment for drilling fluids. Jackup rigs are mobile, self-elevating platforms equipped with legs that can be lowered to the ocean floor until a foundation is established to support the hull, which contains the drilling and/or workover equipment, jacking system, crew quarters, loading and unloading facilities, storage areas for bulk and liquid materials, helicopter landing deck and other related equipment. The rig legs may operate independently or have a mat attached to the lower portion of the legs in order to provide a more stable foundation in soft bottom areas. All of the Company's jackup rigs are cantilever design -- a feature that permits the drilling platform to be extended out from the hull, allowing it to perform drilling or workover operations over fixed platforms.

     The Company's fleet of offshore support vessels provides marine transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore facilities. In addition, the Company provides offshore logistical support to drilling and workover operations, pipelaying and other construction, production platforms and geophysical operations.

Production and Other Specialized Services

     The Company provides other specialized services that are required, or can be used effectively, in conjunction with the previously described basic services. The main additional services are production services, consisting of the provision of onsite temporary fluid-storage facilities, the provision, removal and disposal of specialized fluids used during certain completion and workover operations, and the removal and disposal of salt water that is often produced in conjunction with the production of oil and natural gas. The Company also provides plugging services for wells from which the oil and natural gas has been depleted and further production has become uneconomical.

BUSINESS BY GEOGRAPHIC AREA

     Financial data by geographic area for the three years ended December 31, 1997 are presented in Note 11 of Notes to Consolidated Financial Statements.

BUSINESS BY SERVICE LINE

     The Company operates in only one business segment -- the oilfield services industry. Within that segment, the Company conducts business in the following distinct markets or business lines: domestic onshore well-servicing and production services, Gulf of Mexico offshore workover/drilling, offshore support vessel operations, international workover/drilling and related services and Alaska onshore and offshore workover/ drilling.

Domestic Onshore

     The Company's domestic onshore operation, which provides well-servicing, workover and production services, has locations in many of the major oil and natural gas producing fields in the lower forty-eight states. This operation currently provides services in 11 states and is divided into two separate geographic divisions: (i) the Central division (principally Texas and Oklahoma) and (ii) the California division. The Company's domestic onshore operation has 758 well-servicing rigs, of which 340 are located in Texas, 259 in California, 61 in Oklahoma, 38 in New Mexico, 27 in North Dakota, and 33 in Montana, Arkansas, Utah and Louisiana. During the year ended December 31, 1997, approximately 60% of the Company's domestic onshore rig hours were related to well-servicing/maintenance with the balance related to workover, completion and plugging operations.

     In general, well-servicing rigs are provided to customers on a call-out basis. The Company is paid an hourly rate and work is generally performed five days a week during daylight hours.

     The Company's domestic onshore operation also provides production services consisting chiefly of fluid hauling and fluid storage tank rental. The production services assets, located primarily in Texas, consist of 370 fluid hauling trucks and 14 salt water disposal wells, which are utilized for the transportation and disposal of drilling and used completion fluids and salt water produced from operating wells, and 1,060 fluid storage tanks, which are utilized for the storage of fluids used in the fracturing of producing zones during the completion or workover of wells.

Gulf of Mexico Offshore

     Offshore in the Gulf of Mexico, the Company provides workover, well-servicing, completion and drilling services with its fleet of 15 platform rigs, including newly constructed Rig 16, and six jack-up rigs. The Company also provides crews to oil and natural gas well operators under labor contracts. During the year ended December 31, 1997, approximately 71% of the Company's Gulf of Mexico offshore rig hours were related to workover, well-servicing and completion operations with the balance related to contract drilling. Offshore operations are normally conducted 24 hours a day, seven days a week, under a term contract that is either for a specific period of time or until a program of work is completed. The Company is paid on a daily rate basis for its services.

Offshore Support Vessels

     See "-- Business of Sea Mar."

International

     Internationally, the Company provides workover, well-servicing and drilling services, both onshore and offshore, with specialized rigs designed and fabricated to meet various types of operating conditions. During 1997, the Company operated in nine foreign countries. The Company has 59 rigs in foreign locations, of which 26 are located in the Middle East, principally in Saudi Arabia, 30 in South America, principally in Argentina, two in Australia and one in Malaysia. Rig operations are normally conducted 24 hours a day, seven days a week, under a term contract that is for a specific period of time or until a customer's program is completed. The Company is paid on a daily rate basis for its services. The Company currently conducts a part of its foreign operations through unconsolidated joint venture companies in each of which it has approximately a 50% participation. The principal joint venture operations are conducted in Saudi Arabia (Pool Arabia, Ltd.) and in Argentina (Pool International Argentina S.A.). The Company uses the equity method to account for its unconsolidated affiliates. See Note 10 of Notes to Consolidated Financial Statements and Note 6 of Notes to Interim Condensed Consolidated Financial Statements.

Alaska

     In Alaska, the Company provides contract drilling, and on occasion workover services, with its fleet of five specialized Arctic land drilling rigs and one offshore platform rig. The Company also provides crews to oil and natural gas well operators in Alaska under labor contracts. The Company's services are principally provided onshore on the North Slope and offshore in the Cook Inlet. Rig operations are normally conducted 24 hours a day, seven days a week, under a term contract that is for a specific period of time or until a program is completed. The Company is paid on a daily rate basis for its services.

FINANCIAL DATA BY SERVICE LINES

     The following table presents information by service lines:

                                                    FOR THE THREE MONTHS ENDED
                                                             MARCH 31                   FOR THE YEAR ENDED DECEMBER 31
                                                   -----------------------------   -----------------------------------------
                                                     PRO                             PRO
                                                    FORMA         HISTORICAL        FORMA               HISTORICAL
                                                   --------   ------------------   --------   ------------------------------
                                                     1998       1998      1997       1997       1997       1996       1995
                                                   --------   --------   -------   --------   --------   --------   --------
                                                                                (IN THOUSANDS)
Revenues:
  Domestic onshore well-servicing and production
    services:
    Central division.............................  $ 51,077   $ 51,077   $36,853   $171,118   $171,118   $138,428   $134,423
    California division..........................    23,181     23,181    22,787     96,419     96,419     81,416     58,780
  Gulf of Mexico offshore workover/drilling......    18,259     18,259    16,168     80,957     80,957     58,545     37,415
  Sea Mar Acquisition............................    13,533                          45,814
  International workover/drilling and related
    services.....................................    14,276     14,276    16,433     76,631     76,631     45,536     26,260
  Alaska workover/drilling.......................    10,919     10,919     6,143     26,797     26,797     24,633     20,427
                                                   --------   --------   -------   --------   --------   --------   --------
        Total....................................  $131,245   $117,712   $98,384   $497,736   $451,922   $348,558   $277,305
                                                   ========   ========   =======   ========   ========   ========   ========
Earnings (Loss) Attributable to Unconsolidated
  Affiliates(1):
  International workover/drilling and related
    services.....................................  $    (71)  $    (71)  $ 1,004   $  3,080   $  3,080   $  2,244   $  2,955
                                                   ========   ========   =======   ========   ========   ========   ========
Depreciation and Amortization:
  Domestic onshore well-servicing and production
    services:
    Central division.............................  $  2,764   $  2,764   $ 1,415   $  7,072   $  7,072   $  5,094   $  5,238
    California division..........................     1,076      1,076       910      3,820      3,820      3,230      2,134
  Gulf of Mexico offshore workover/drilling......     1,406      1,406       996      4,435      4,435      3,028      2,212
  Sea Mar Acquisition............................     2,348                           9,407
  International workover/drilling and related
    services.....................................     1,343      1,343     1,566      6,410      6,410      3,810      2,424
  Alaska workover/drilling.......................       882        882       781      3,141      3,141      3,248      2,845
  Corporate......................................        39         39        35        144        144        135        149
                                                   --------   --------   -------   --------   --------   --------   --------
        Total....................................  $  9,858   $  7,510   $ 5,703   $ 34,429   $ 25,022   $ 18,545   $ 15,002
                                                   ========   ========   =======   ========   ========   ========   ========

                                                    FOR THE THREE MONTHS ENDED
                                                             MARCH 31                   FOR THE YEAR ENDED DECEMBER 31
                                                   -----------------------------   -----------------------------------------
                                                     PRO                             PRO
                                                    FORMA         HISTORICAL        FORMA               HISTORICAL
                                                   --------   ------------------   --------   ------------------------------
                                                     1998       1998      1997       1997       1997       1996       1995
                                                   --------   --------   -------   --------   --------   --------   --------
                                                                                (IN THOUSANDS)
Income (Loss) Before Income Taxes and Minority
  Interest:
  Domestic onshore well-servicing and production
    services:
    Central division.............................  $  4,453   $  4,453   $ 2,686   $ 18,195   $ 18,195   $  8,903   $  5,927
    California division..........................     1,578      1,578       938      6,800      6,800      4,531      3,828
  Gulf of Mexico offshore workover/drilling......     2,975      2,975     1,791     15,917     15,917      6,536        161
  Sea Mar Acquisition............................     5,798                          18,951
  International workover/drilling and related
    services.....................................     4,005      4,005     2,031     11,170     11,170      4,954      2,682
  Alaska workover/drilling.......................     3,095      3,095       594      2,157      2,157      1,259       (367)
  Corporate......................................    (6,037)    (3,873)   (2,059)   (24,091)   (11,942)    (9,122)    (7,118)
                                                   --------   --------   -------   --------   --------   --------   --------
        Total....................................  $ 15,867   $ 12,233   $ 5,981   $ 49,099   $ 42,297   $ 17,061   $  5,113
                                                   ========   ========   =======   ========   ========   ========   ========

------------

(1) Some of the Company's operations are conducted through unconsolidated affiliates, which are accounted for using the equity method. See Note 3 of Notes to Consolidated Financial Statements for information related to the Antah Drilling acquisition in 1996 and see Note 2 of Notes to Interim Condensed Consolidated Financial Statements for information related to the change in the Company's method of accounting for PIASA implemented January 1, 1998.

RIG AND EQUIPMENT FLEET

     The following table sets forth the type, number and location of the domestic onshore equipment operated by the Company (excluding Alaska) as of March 31, 1998:

                                                        WELL-      FLUID     FLUID    SALT WATER
                                                      SERVICING   HAULING   STORAGE    DISPOSAL
                                                        RIGS      TRUCKS     TANKS      WELLS
                                                      ---------   -------   -------   ----------
Central Division:
  Western District (west Texas and New Mexico)......     198        129        344         7
  Eastern District (central and east Texas and
     Louisiana).....................................      34         53        175         2
  Southwest Texas District..........................      91         99        394         2
  South Texas District..............................      45         61        120         1
  Rocky Mountain District (North Dakota, Montana and
     Utah)..........................................      52          2          -         -
  Oklahoma District (north Texas, Arkansas and
     Oklahoma)......................................      79         16         27         2
                                                         ---        ---      -----        --
                                                         499        360      1,060        14
                                                         ---        ---      -----        --
California Division:
  Northern District.................................     179         10          -         -
  Southern District.................................      80          -          -         -
                                                         ---        ---      -----        --
                                                         259         10          -         -
                                                         ---        ---      -----        --
          Total.....................................     758        370      1,060        14
                                                         ===        ===      =====        ==

     The following table sets forth the type, number and location of the Alaska, Gulf of Mexico, California offshore and international rigs owned by the Company and its unconsolidated affiliates as of March 31, 1998:

                                        LAND                PLATFORM               JACKUP
                                 -------------------   -------------------   -------------------
                                 DRILLING   WORKOVER   DRILLING   WORKOVER   DRILLING   WORKOVER   TOTAL
                                 --------   --------   --------   --------   --------   --------   -----
Alaska..........................     4          1          1          -          -          -        6
Gulf of Mexico..................     -          -          3         12          -          6       21
California Offshore.............     -          -          -          1          -          -        1
International:
  Saudi Arabia..................     7         11          -          -          1          -       19
  Oman..........................     1          3          -          -          -          -        4
  Pakistan......................     1          2          -          -          -          -        3
  Ecuador.......................     4          5          -          -          -          -        9
  Argentina.....................     9         11          -          -          -          -       20
  Guatemala.....................     1          -          -          -          -          -        1
  Malaysia......................     -          -          -          1          -          -        1
  Australia.....................     -          -          1          1          -          -        2
                                    --         --         --         --         --         --       --
          Total International...    23         32          1          2          1          -       59
                                    --         --         --         --         --         --       --
          Total.................    27         33          5         15          1          6       87
                                    ==         ==         ==         ==         ==         ==       ==

     As of March 31, 1998, the average age of the Company's rig fleet (based on age of construction or refurbishment) by service line was as follows: domestic onshore well-servicing rig fleet -- 20 years; Gulf of Mexico offshore rig fleet -- 4 years; International: land rig fleet -- 10 years and offshore rig fleet -- 6 years; and Alaska rig fleet -- 8 years. The components of the rigs such as engines and transmissions are routinely replaced every three to five years. The Company believes that the vast majority of its rig fleet is in good operating condition.

BUSINESS OF SEA MAR

     Sea Mar operates offshore support vessels in the Gulf of Mexico. Sea Mar's services include the marine transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore facilities. Sea Mar also provides offshore logistical support to drilling and workover operations, pipelaying and other construction, production platforms and geophysical operations. See "Prospectus Summary -- Recent Transactions -- Sea Mar Acquisition."

     Sea Mar's existing fleet consists of 23 support vessels, including one anchor handling/tug supply vessel, 13 supply vessels, seven mini-supply vessels and two research vessels.

SEA MAR FLEET

     The following tables set forth the type, number, age and description of Sea Mar's existing fleet of vessels as of March 31, 1998. Both tables exclude the additional ten, 200+ foot supply and AHTS vessels, currently under construction, which Sea Mar expects to be delivered between late 1998 and early 2000.

                          NUMBER OF
      VESSEL TYPE          VESSELS                            DESCRIPTION
      -----------         ---------                           -----------
AHTS....................      1       Used to tow rigs to offshore locations and position anchors of floating drilling rigs and pipelaying vessels. The vessel is 200 feet long with 6,140 horsepower and could be
                                      converted to a larger supply vessel if market conditions
                                      warranted.
Supply..................     13       Used as the primary freight-carrying vessel for drill pipe, tubing, casing, drilling mud and other equipment to drilling rigs and production platforms. One vessel is bareboat
                                      chartered. Lengths range from 166 to 220 feet.
Mini-Supply.............      7       Used primarily in support of well service and production
                                      operations, such as moving offshore pipe, fluids and
                                      equipment for offshore workovers. Lengths range from 130 to
                                      150 feet.
Research................      2       Used to carry equipment and personnel necessary to perform offshore seismic surveys. Lengths range from 150 to 175
                                      feet, with the larger of the two vessels recently converted into a dedicated remotely operated vehicle ("ROV") support vessel. ROVs are used for subsea construction and
                                      inspection.

                                                                                       ESTIMATED
                                                                                 REMAINING USEFUL LIFE
                                                                                         AS OF
                                                                                    MARCH 31, 1998
                                                           YEAR BUILT/REBUILT         (IN YEARS)
                                                           ------------------    ---------------------
AHTS (BOAT LENGTH)
Cape Cod (200(#))........................................    1983/1997                     15(1)
SUPPLY (BOAT LENGTH)
Cape Breton (220(#)).....................................    1984/1996                     14
Cape Hatteras (220(#))...................................    1990/1996                     14
Cape Fear (185(#)).......................................    1983/1997                     15
Cape Lookout (185(#))....................................    1978/1995                     13
Cape San Lucas (180(#))..................................    1981/1993                     11
Cape Sable (180(#))......................................    1978/1994                     13
Cape Hunter (180(#)).....................................    1978/1996                     14
Cape Spencer (180(#))....................................    1975/1993                     11
Cape Misty (180(#))......................................    1975/1993                     11
Cape Spear (175(#))......................................    1982/1997                     15(1)
Cape Henry (166(#))......................................    1978/1990                      8
Cape May (166(#))........................................    1980/1994                     12
Cape Charles (166(#))....................................       N/A                       N/A(2)
MINI-SUPPLY (BOAT LENGTH)
Cape Sabine (150(#)).....................................    1978/1990                      8
Cape Horn (145(#)).......................................      1982                        10
Cape San Blas (145(#))...................................    1981/1994                     12
Cape St. George (145(#)).................................    1981/1995                     13
Cape Race (130(#)).......................................      1982                        10

                                                                                       ESTIMATED
                                                                                 REMAINING USEFUL LIFE
                                                                                         AS OF
                                                                                    MARCH 31, 1998
                                                           YEAR BUILT/REBUILT         (IN YEARS)
                                                           ------------------    ---------------------
Cape Christian (130(#))..................................    1981/1996                     14
Cape Cook (130(#)).......................................    1980/1996                     14
RESEARCH (BOAT LENGTH)
Cape Scott (175(#))......................................    1983/1997                     15(1)
Cape Romano (150(#)).....................................    1983/1996                     14

---------------

(1) Useful life upon completion of rebuild.

(2) Bareboat chartered.

     In addition, Sea Mar has a contract with a marine shipbuilder for the construction of ten offshore support vessels at an estimated aggregate cost of $77.6 million, net of deposits. The ten new vessels are scheduled to be delivered between late 1998 and early 2000. Each new vessel is 200 or more feet in length and 4,000 or more in horsepower. All of the new vessels have design features, including modifiable length and propulsion characteristics, which allow them to be supplemented with dynamic positioning equipment. Such features will enhance the ability of these vessels to provide services to floating drilling rigs in the deep water region of the Gulf of Mexico.

OTHER PROPERTIES

     The Company's corporate offices are located in Houston, Texas, where the Company leases office space from ENSERCH Corporation at market rates under an agreement that expires in December 2002. The Company also leases from an unrelated party a 65-acre former rig and equipment manufacturing and storage facility in San Angelo, Texas, which includes approximately 245,000 square feet of buildings and other structural facilities. The annual lease payments are $2.2 million through March 1998 and $4.4 million thereafter for the remaining five years of the lease. Effective October 1, 1994, the Company vacated this facility and subleased it in its entirety for $0.5 million per year under an operating sublease which expired in September 1997. Based on a conclusion that none of the facility is likely to be used in its future operations, the Company, in the fourth quarter of 1994, recorded a provision of $23.6 million to recognize all future lease expense, net of anticipated sublease income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- San Angelo Lease Commitment." The Company owns 41 and leases 66 domestic office and yard locations of which nine locations are not currently used. Internationally, the Company leases office and yard facilities at 12 locations and owns facilities at five locations, all of which are currently used. In Alaska, the Company leases an office and yard facility in Anchorage and a yard facility on the North Slope.

     As partial consideration for the acquisition of DA&S in 1997 and GPC in 1995, the Company issued notes which are collateralized by the well-servicing rigs and related equipment and certain real property obtained in the respective acquisitions.

EMPLOYEES

     At March 31, 1998, the Company had 6,721 employees, of whom 947 were employed by unconsolidated affiliates. Approximately 181 employees in Argentina and 94 employees in Australia are represented by collective bargaining units. Management believes that the Company's relationship with its employees is excellent.

LEGAL PROCEEDINGS

     The Company from time to time is involved in ordinary and routine litigation incidental to its business, which often involves claims for significant monetary amounts, some, but not all, of which would be covered by insurance. In the opinion of management, none of the existing litigation will have any material adverse effect on the Company. See also "-- Environmental Regulation and Claims and Other Governmental Regulation."

     The Company previously disclosed, at the time it announced signing of the purchase agreement for the Sea Mar Acquisition, that Sea Mar had entered into term charter agreements with respect to four out of the ten new vessels that Sea Mar has under construction. Subsequently, Sea Mar was notified by Rowan Companies, Inc. ("Rowan") that it was repudiating and terminating such charter agreements. Sea Mar and its prior owner, Mr. Gonsoulin, sued Rowan seeking specific performance and any damages that may result from wrongful breach of the charter agreements. Rowan subsequently filed suit seeking a declaration that the charter agreements are void. Regardless of the outcome of this matter, the Company fully expects that this development will not have a material adverse impact on the Company.

ENVIRONMENTAL REGULATION AND CLAIMS AND OTHER GOVERNMENTAL REGULATION

     The Company's well-servicing, workover and production services operations routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances. The Company's operations and facilities are subject to numerous state and federal environmental laws, rules and regulations, including, without limitation, laws concerning the containment and disposal of hazardous substances, oilfield waste and other waste materials, the use of underground storage tanks and the use of underground injection wells. The Company's offshore support vessel operations also are subject to federal, state and local laws and regulations which control the discharge of pollutants into the environment and which otherwise relate to environmental protection. Other laws regulate the activities of offshore service vessels, require vessel owners and operators to demonstrate financial and operational responsibility and provide for certain limitations on the liability of vessel owners and operators. Failure to comply with these laws, rules, and regulations may result in civil and even criminal actions.

     The Company employs personnel responsible for monitoring environmental compliance and arranging for remedial actions that may be required from time to time and also uses outside experts to advise on and assist with the Company's environmental compliance efforts. Costs incurred by the Company to investigate and remediate contaminated sites are expensed unless the remediation extends the useful lives of the assets employed at the site. Remediation costs that extend the useful lives of the assets are capitalized and amortized over the remaining useful lives of such assets. Liabilities are recorded when the need for environmental assessments and/or remedial efforts become known or probable and the cost can be reasonably estimated.

     Laws protecting the environment have generally become more stringent than in the past and are expected to continue to do so. Environmental laws and regulations typically impose "strict liability," which means that in some situations the Company could be exposed to liability for cleanup costs, natural resource damages and other damages as a result of conduct of the Company that was lawful at the time it occurred or conduct of, or conditions caused by, prior operators or other third parties. Cleanup costs and other damages arising as a result of environmental laws, and costs associated with changes in environmental laws and regulations could be substantial and could have a material adverse effect on the Company's financial condition. From time to time, claims have been made and litigation has been brought against the Company under such laws. However, the costs incurred in connection with such claims and other costs of environmental compliance have not had any material adverse effect on the Company's operations or financial statements in the past, and management is not currently aware of any situation or condition that it believes is likely to have any such material adverse effect in the future.

     Under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as Superfund, and related state laws and regulations, joint and several liability can be imposed without regard to fault or the legality of the original conduct on certain classes of persons that contributed to the release of a "hazardous substance" into the environment. Under CERCLA, such persons may be liable for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for the neighboring land owners and other third parties to file claims for personal injury, property damage and recovery of response costs allegedly caused by the hazardous substances released into the environment. The Company has been notified of its possible responsibility with respect to the cleanup of a federal national priority list ("NPL") site and a state abandoned site, which were formerly operated by parties unrelated to the Company as oilfield waste disposal facilities. In addition, the Company was named as a potentially responsible party with respect to the cleanup of one other site which was formerly operated by various parties unrelated to the Company as an oil refining and reclamation facility. The Company believes that its costs to clean up the site will be less than $0.1 million. Although at this time information regarding the Company's possible responsibility with respect to cleanup of the federal NPL site and the state abandoned site has not been fully developed and it is not feasible to predict such outcome with certainty, management is of the opinion that their ultimate resolution should not have a material adverse effect on the Company's financial position or results of operations.

     Changes to federal and state environmental regulations may also negatively impact oil and natural gas exploration and production companies, which in turn could have a material adverse effect on the Company. For example, while the Company currently does not handle large amounts of "hazardous wastes" (which are subject to regulation under the federal Resource Conservation and Recovery Act ("RCRA")) in connection with its operations, legislation has been proposed from time to time in Congress which would reclassify oil and natural gas production wastes as RCRA hazardous wastes. If enacted, such legislation could dramatically increase operating costs for domestic oil and natural gas companies and this could reduce the market for the Company's services by making many wells and/or oilfields uneconomical to operate. To date, such legislation has not made significant progress toward enactment.

     With respect to Sea Mar's operations, the Company is affected by additional governmental regulations. Under the Merchant Marine Act of 1920, as amended, if persons other than U.S. citizens own in the aggregate in excess of 25% of the Company's outstanding stock, Sea Mar's U.S. flagged vessels would lose the privilege of engaging in the transportation of merchandise in the U.S. coastwise trade. In addition, Sea Mar's operations are materially affected by federal, state and local regulation, as well as certain international conventions and private industry organizations. These regulations govern worker health and safety and the manning, construction and operation of vessels. Private industry organizations establish safety criteria and are authorized to investigate vessel accidents and recommend approved safety standards. The failure to comply with the requirements of any of these laws or the rules or regulations of these agencies and organizations could have a material adverse effect on Sea Mar's operations.

     The Oil Pollution Act of 1990, as amended ("OPA"), contains provisions specifying responsibility for removal costs and damages resulting from discharges of oil into navigable waters or onto the adjoining shorelines. Among other requirements, OPA requires owners and operators of vessels over 300 gross tons to provide the U.S. Coast Guard with evidence of financial responsibility to cover the costs of cleaning up oil spills from such vessels. The Company believes that Sea Mar has provided satisfactory evidence of financial responsibility to the U.S. Coast Guard for all of its vessels over 300 tons. In addition, the Outer Continental Shelf Lands Act ("OCSLA") provides the federal government with broad discretion in regulating the leasing of offshore oil and gas production sites. Because Sea Mar's operations rely on offshore oil and gas exploration and production, if the government were to exercise its authority under OCSLA to restrict the availability of offshore oil and gas leases, such an action could have a material adverse effect on the Company's financial position and results of operations.

PATENTS AND TRADEMARKS

     The Company owns several U.S. patents on designs for various types of oilfield equipment and on methods for conducting certain oilfield activities. The Company uses some of these designs and methods in the conduct of its business. The patents expire at various times through the year 2014. The Company also has several trademarks and service marks that it uses in various aspects of its business. While management believes the Company's patent and trademark rights are valuable, the expiration or loss thereof would not have a material adverse effect on the Company's financial statements.

COMPETITIVE CONDITIONS

     Although the number of available rigs has materially decreased over the past ten years, the well-servicing, workover and drilling industry remains very competitive. The number of rigs continues to exceed demand, resulting in keen price competition. Many of the total available contracts are currently awarded on a bid basis, which further increases competition based on price. In all of the Company's market areas, competitive factors also include: the availability and condition of equipment to meet both special and general customer needs; the availability of trained personnel possessing the required specialized skills; the overall quality of service and safety record; and domestically, the ability to offer ancillary services such as fluid hauling, fluid storage tank rental and salt water disposal. As an enhancement to its competitive position, the Company has been able to establish strategic alliances with major customers in its domestic onshore, international and Alaska markets. Many smaller competitors may not be able to allocate the resources necessary to enter into such alliances. One customer, Shell Oil Company and its affiliates, accounted for approximately 11% of the Company's consolidated revenues during both 1996 and 1995. During 1997, no single customer accounted for more than 10% of the Company's consolidated revenues.

     Certain competitors are present in more than one of the Company's markets, although no one competitor operates in all of these areas. In the domestic onshore market, the Company, with 758 land well-servicing rigs, and Key Energy Group, Inc., with a similar number of land well-servicing rigs, are the two largest well-servicing providers. In this market, the third largest competitor has approximately 500 land well-servicing rigs, and numerous competitors have smaller regional or local rig operations. In each of its domestic onshore locations in the lower forty-eight states, the Company competes with several firms of varying size. In the Gulf of Mexico, the Company is among five principal competitors providing workover/maintenance services, the two largest of which are Pride Petroleum Services, Inc. and an affiliate of Nabors Industries, Inc. Internationally, the Company competes directly with various competitors at each location where it operates, none of which is dominant. In Alaska, the Company has four major competitors, the largest of which are Nabors Industries, Inc. and Doyon Drilling, Inc.

     The Company faces significant competition with respect to the operations of Sea Mar. The marine support services industry is highly competitive. Competitive factors in the marine support services industry include (i) price, (ii) service, including reputation of vessel operators and crews, (iii) availability of vessels of the types and sizes needed by the customer and (iv) quality of vessels and related equipment. Tidewater, Inc. is the dominant competitor in the Gulf of Mexico marine support services market.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the names, ages and positions of the executive officers and directors of the Company as well as the years in which they commenced serving as executive officers or directors of the Company or the Company's predecessor, Pool Company.

                                                                                  EXECUTIVE OFFICER
                NAME                  AGE                 POSITION                OR DIRECTOR SINCE
                ----                  ---                 --------                -----------------
James T. Jongebloed.................  56    Chairman, President and Chief               1981
                                            Executive Officer
William J Myers.....................  61    Group Vice President -- U.S.                1988
                                            Operations
Ronald G. Hale......................  49    Group Vice                                  1989
                                            President -- International
                                              Operations
Ernest J. Spillard..................  58    Senior Vice President, Finance              1986
G. Geoffrey Arms....................  55    Vice President and General Counsel,         1985
                                              Corporate Secretary
Louis E. Dupre......................  51    Vice President, Human Resources             1994
William H. Mobley...................  56    Director                                    1990
Joseph R. Musolino..................  61    Director                                    1994
James L. Payne......................  61    Director                                    1992
Donald D. Sykora....................  67    Director                                    1989

     Set forth below are descriptions of the backgrounds of the executive officers and directors of the Company and their principal occupations for at least the past five years.

     Mr. Jongebloed has been Chairman of the Board of Directors since 1994 and President and Chief Executive Officer of the Company since 1990. He was President and Chief Operating Officer from 1989 to 1990. He served Pool Company from 1978 to 1989 as Executive Vice President, Western Hemisphere, President of Pool -- Intairdril and Group Vice President -- International Operations.

     Mr. Myers has been Group Vice President -- U.S. Operations of the Company since 1988. From 1985 to 1987, he was self employed, and from 1976 to 1985 he was the President and Chief Executive Officer of Anderson-Myers Drilling Company in Denver, Colorado.

     Mr. Hale has been Group Vice President -- International Operations since 1989. From 1985 to 1989, he served as Vice President, Mid-East and Africa Region, International Operations. Mr. Hale has served in various management and executive positions with the Company for more than 15 years.

     Mr. Spillard has been Senior Vice President, Finance of the Company since 1987. From 1986 to 1987 he was Senior Vice President, Corporate Services. From 1981 to 1986, he served as Controller for Pool Arabia, Ltd.

     Mr. Arms has been Vice President and General Counsel of the Company since 1985 and has been Corporate Secretary since 1990. He has served the Company as an attorney in various other positions since 1978.

     Mr. Dupre has been Vice President, Human Resources of the Company since 1994. From 1986 to 1994, he served as the Company's Controller. He has been an employee of the Company since 1978.

     Dr. Mobley is President and Managing Director of PDI Global Research Consortia, Ltd., an international management research and consulting firm. He was a professor in the Graduate School of Business at Texas A&M University from 1980 to 1996. From 1993 to 1994, he was Chancellor of the Texas A& M University

System. From 1988 to 1993, he was President of Texas A&M University. He is also a director of Medici Medical Group, Inc.

     Mr. Musolino has been Vice Chairman of NationsBank of Texas, N.A. for more than the last five years. He also serves as a director of Justin Industries, Inc.

     Mr. Payne has been Chairman of the Board and Chief Executive Officer and a director of Santa Fe Energy Resources, Inc., an oil and gas exploration and production company, since 1990 and he was also President from 1990 to 1998. He was President of Santa Fe Energy Company from 1986 to 1990, and prior to that time served as its Senior Vice President -- Exploration and Land.

     Mr. Sykora is a private investor. He was President and Chief Operating Officer of Houston Industries from 1993 to 1995 and served as a director of Houston Industries from 1982 to 1995. From 1982 to 1993, he served as President and Chief Operating Officer of Houston Lighting and Power Company. He is also a director of TransTexas Gas Corporation, Powell Industries, Inc., Allstar Systems, Inc. and ARS Services, Inc.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation paid to the Chief Executive Officer and to each of the other four persons who were the most highly compensated executive officers of the Company in 1997 for services rendered in all capacities to the Company for the years ended December 31, 1997, 1996 and 1995:

                                                                                       LONGTERM
                                                                                     COMPENSATION
                                                                                -----------------------
                                             ANNUAL COMPENSATION                        AWARDS
                                 --------------------------------------------   -----------------------
                                                                                               SHARES
                                                                   OTHER        RESTRICTED   UNDERLYING
           NAME AND                                               ANNUAL          STOCK        STOCK          ALL OTHER
      PRINCIPAL POSITION         YEAR    SALARY    BONUS(1)   COMPENSATION(2)     AWARDS      OPTIONS     COMPENSATION(1)(3)
      ------------------         ----   --------   --------   ---------------   ----------   ----------   ------------------
J. T. Jongebloed...............  1997   $437,461   $336,000          --          $ -0-         50,000          $12,850
  Chairman, President and        1996    404,423    303,615          --            -0-         60,779              250
  Chief Executive Officer        1995    376,961     47,250          --            -0-         40,890              250
W. J Myers.....................  1997    248,723    116,640          --           190,875      19,000            4,624
  Group Vice President-          1996    238,846    123,117          --            -0-         24,416              250
  U.S. Operations                1995    230,654     12,657          --            -0-         20,000              250
E. J. Spillard.................  1997    207,154    120,000          --            -0-         16,000            4,750
  Senior Vice President,         1996    195,068    111,234          --            -0-         19,792              250
  Finance                        1995    185,937     16,875          --            -0-         20,000              250
R. G. Hale.....................  1997    194,769    114,000          --            -0-         15,000            4,525
  Group Vice President-          1996    185,846    105,608          --            -0-         18,909              250
  International Operations       1995    177,653     29,563          --            -0-         20,000              250
G. G. Arms.....................  1997    150,291     73,000          --            -0-          9,000            2,988
  Vice President and             1996    140,808     66,178          --            -0-         10,597              250
  General Counsel;               1995    133,392     12,188          --            -0-         15,000              250
  Corporate Secretary

---------------

(1) Seventy-five percent of the bonus for 1997 was paid in cash and the remainder in restricted shares of Company stock, the number of which was determined by dividing twenty-five percent of the bonus amount by the share price at the award date and, in accordance with provisions of the bonus plan, increasing that result by 15%. The value at the award date of the 15% increase is included in the amount shown in the "All Other Compensation" column.

(2) Perquisites and other personal benefits paid in each year to each of the named executive officers did not exceed the lesser of $50,000 or ten percent of such individual's total salary and bonus.

(3) Includes the amount contributed by the Company to each individual's 401(k) Plan account in such year.

     The following table sets forth information with respect to stock option exercises during 1997, and unexercised stock options held, as of the end of 1997, by the persons named in the Summary Compensation Table:

                                                               NUMBER OF               VALUE OF UNEXERCISED
                                                           SHARES UNDERLYING               IN-THE-MONEY
                                                          UNEXERCISED OPTIONS                 OPTIONS
                             SHARES                         AT 12-31-97(1)                AT 12-31-97(1)
                            ACQUIRED       VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   ----------   -----------   -------------   -----------   -------------
J. T. Jongebloed.........    69,110      $1,407,818     118,889        121,780      $1,646,391     $1,374,391
W. J Myers...............    23,604         295,742       2,500         49,812          31,563        570,252
E. J. Spillard...........    25,000         415,625      72,676         43,344         977,393        500,219
R. G. Hale...............    14,720         188,110           7         41,682              88        483,111
G. G. Arms...............    25,000         502,500      34,404         26,448         458,567        310,282

---------------
(1) Value realized is the excess of the current market value at the date of exercise minus the exercise price.

     The following table sets forth information with respect to stock options granted during 1997 to the persons named in the Summary Compensation Table:

                                                                                            POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED ANNUAL
                                 NUMBER OF        % OF TOTAL                                RATES OF STOCK PRICE
                                   SHARES          OPTIONS                                    APPRECIATION FOR
                                 UNDERLYING       GRANTED TO                                   OPTION TERM(5)
                                  OPTIONS        EMPLOYEES IN   EXERCISE   EXPIRATION   ----------------------------
            NAME              GRANTED(1)(2)(3)       1997       PRICE(4)      DATE           5%             10%
            ----              ----------------   ------------   --------   ----------   ------------    ------------
J. T. Jongebloed............       50,000           29.21%       $13.50      5/1/07     $    424,500    $  1,075,800
W. J Myers..................       19,000           11.10%        13.50      5/1/07          161,310         408,804
E. J. Spillard..............       16,000            9.35%        13.50      5/1/07          135,840         344,256
R. G. Hale..................       15,000            8.76%        13.50      5/1/07          127,350         322,740
G. G. Arms..................        9,000            5.26%        13.50      5/1/07           76,410         193,644
        Total...............      109,000           63.67%                              $    925,410    $  2,345,244
All Shareholders(6).........          N/A             N/A           N/A         N/A     $165,121,552    $418,463,522
Named Executives' Gain as %
  of all Shareholders'
  Gain......................          N/A             N/A           N/A         N/A             0.56%           0.56%

---------------

(1) All options granted in 1997 become exercisable in equal annual increments of 33 1/3% commencing on the first anniversary of the award. Vesting may be accelerated in the event of a change in control of the Company.

(2) The Compensation Committee and/or the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options.

(3) The options have a term of ten years, but are subject to earlier expiration in certain events related to termination of employment.

(4) The exercise price and any related tax withholding obligations arising in connection with exercise may be satisfied by the optionholder's surrender of already-owned shares or by offsetting a portion of the shares issuable upon exercise, subject to certain limitations.

(5) The dollar amounts shown in these columns are the result of computation required by SEC regulations, and are not intended to forecast potential future appreciation, if any, of the Company's stock price.

(6) Potential shareholder gain is calculated assuming all outstanding shares were purchased at a price equal to the market price of the Common Stock ($13.50 per share) on May 1, 1997, the date of the 1997 option grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the number of shares of Common Stock owned beneficially as of December 31, 1997 by each person known to the Company to own more than five percent of the outstanding shares of Common Stock, and as of March 31, 1998 by Al A. Gonsoulin and (i) each director of the Company, (ii) each executive officer listed in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group. No shares of any other class of equity securities are outstanding.

                                                                  BENEFICIAL OWNERSHIP
                                                              -----------------------------
                                                                                   PERCENT
                  NAME OF BENEFICIAL OWNER                     SHARES              OF TOTAL
                  ------------------------                    ---------            --------
Pilgrim Baxter & Associates, Ltd............................  1,851,300(1)(2)        8.8%
Al A. Gonsoulin.............................................  1,538,462(3)            7.3
J. T. Jongebloed............................................    175,359(4)(5)        *
William H. Mobley...........................................     24,200(4)(6)        *
Joseph R. Musolino..........................................     13,000(4)(7)        *
James L. Payne..............................................     12,000(4)(8)        *
Donald D. Sykora............................................     11,000(4)(8)        *
G. G. Arms..................................................     45,447(4)(9)        *
R. G. Hale..................................................     16,521(4)(10)       *
W. J Myers..................................................     29,815(4)(11)       *
E. J. Spillard..............................................     96,761(4)(12)       *
All directors and executive officers as a group (10
  persons)..................................................    434,853(4)(13)       2.1%

------------

  *  Less than 1%

 (1) Pilgrim Baxter & Associates, Ltd. is a registered investment adviser located at 825 Dupertail Road, Wayne, PA 19087. Sole power to dispose -- 1,851,300 shares; sole power to vote -- 1,651,000; shared power to vote -- 1,851,300 shares.

 (2) Based upon the most recent amended Schedule 13G delivered to the Company by such person.

 (3) Al A. Gonsoulin's address is 2900 Weslayan, Suite 420, Houston, Texas 77027. The shares listed include 461,539 shares owned by Gonsoulin Enterprises, Inc. of which Mr. Gonsoulin may be deemed to be the beneficial owner.

 (4) Sole voting and dispositive power when acquired.

 (5) Includes 160,972 shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days after March 3, 1998.

 (6) Includes 21,000 shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days after March 3, 1998.

 (7) Includes 10,000 shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days after March 3, 1998.

 (8) Includes 8,000 shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days after March 3, 1998.

 (9) Includes 43,803 shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days after March 3, 1998.

(10) Includes 14,734 shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days after March 3, 1998.

(11) Includes 19,937 shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days after March 3, 1998.

(12) Includes 87,957 shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days after March 3, 1998.

(13) Includes 382,570 shares which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days after March 3, 1998.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     Prior to the Notes Offering, certain of the Company's outstanding indebtedness was retired with borrowings under the Credit Agreement and with other available cash. See "-- Debt Retired Prior to and Concurrent with the Notes Offering". The Company used $54.1 million in proceeds from the Notes Offering to reduce the outstanding balance under the Credit Agreement. As of the date hereof, the Company (excluding unconsolidated affiliates) has, in addition to the Notes, indebtedness outstanding as shown below:

     $180 Million Credit Agreement. On September 30, 1997, the Company entered into a three-year $130 million syndicated bank revolving credit agreement (the "Credit Agreement") to replace a $40 million revolving bank line of credit and $15.6 million of long-term debt and to provide financing for future growth opportunities. The maximum availability under the Credit Agreement was $130 million, including up to $15 million that could be used to support letters of credit. On March 26, 1998, the Company amended the Credit Agreement to provide, among other things, for borrowings of up to $180 million in the aggregate outstanding at any time, including up to $15 million that could be used to support letters of credit. At March 31, 1998, after the use of $54.1 million in proceeds from the Notes Offering and $16.7 million of other available cash to reduce the outstanding balance under the Credit Agreement, the Company had a balance of $5.0 million in cash drawn under the Credit Agreement, and an additional $11.6 million was being utilized to support the issuance of letters of credit, primarily relating to insurance obligations.

     Borrowings under the Credit Agreement bear interest, at the Company's option, at either (i) the Base Rate (defined as the administrative agent bank's prime lending rate or 1/2 of 1% in excess of the federal funds rate) plus a margin ranging from zero to .50%, or (ii) the Eurodollar Rate (equivalent to the London Interbank Offered Rate) plus a margin ranging from 1% to 1.75% with the Company's choice of a one-, two-, three-, or six-months interest period. The applicable margin for each interest option depends on the Company's leverage ratio for the fiscal quarter preceding the interest period; however, through September 1998, the applicable Eurodollar margin shall not be less than 1.50%. Based upon the Company's leverage ratio at March 31, 1998, the applicable Eurodollar margin would have been 1.00%. The Credit Agreement will mature on October 2, 2000 and is subject to one-year extensions at the discretion of the Lenders. Notes issued under the Credit Agreement are prepayable at any time and are due at expiration on October 2, 2000. The Credit Agreement imposes certain financial covenants, including ones requiring the maintenance of a minimum net worth, a minimum interest coverage ratio, a minimum fixed charge coverage ratio, a maximum leverage ratio and a maximum debt-to-equity ratio. The Company is in compliance with each of these covenants and has not been at risk of not being in compliance. It also imposes certain other restrictions, including ones relating to liens, other indebtedness, asset sales, investments, acquisitions or mergers and the payment of dividends. The Credit Agreement is guaranteed on an unsecured basis by substantially all of the Company's domestic subsidiaries. Advances under the Credit Agreement are secured by a pledge of 66% of the capital stock of certain of the Company's foreign subsidiaries. The Company incurred $0.5 million and $1.6 million of debt financing costs during the first quarter of 1998 and during 1997, respectively, in connection with the Credit Agreement, which are being amortized over the term of the agreement.

     DA&S Acquisition Debt. In June 1997, the Company acquired all of the outstanding capital stock of DA&S for $10.5 million, consisting of $10.1 million of 9% long-term notes, the last of which are due in 2003, and $0.4 million in cash. The total principal balance outstanding under these notes was $10.1 million as of March 31, 1998 and as of December 31, 1997. See Notes 3 and 6 of Notes to Consolidated Financial Statements for further information.

     GPC Acquisition Debt. In June 1995, the Company acquired all of the outstanding capital stock of GPC for approximately $18.8 million, consisting of $11.5 million of 10% notes due in 2005, approximately $3.1 million in cash and 493,543 shares of the Company's common stock valued at $4.2 million. The outstanding principal amount of such notes was reduced $4.0 million as of August 31, 1997 as a result of an August 1997 agreement between the sellers of GPC ("Sellers") and the Company that resolved certain issues that had arisen in connection with the GPC purchase agreement. There was a corresponding $4.0 million increase in common stock, as the August 1997 agreement effectively revalued the shares of the Company's common stock received by the Sellers in connection with the June 1995 acquisition. The August 1997 agreement also resulted in a further reduction of $0.9 million, as of November 30, 1997, of the Sellers' notes in satisfaction of a receivable from the Sellers of like amount. Due to this reduction in principal amount, payment of these notes is now due to be completed in 2002. The Company made scheduled principal payments of $0.6 million in 1997 and $1.5 million in 1996 related to these notes. The total principal balance outstanding under these notes was $4.5 million as of March 31, 1998 and as of December 31, 1997. See Notes 3 and 6 of Notes to Consolidated Financial Statements for further information.

DEBT RETIRED PRIOR TO AND CONCURRENT WITH THE NOTES OFFERING

     Sea Mar Debt. In March 1998, the Company acquired all the outstanding capital stock of Sea Mar for approximately $75.9 million in cash (including an estimated $14.7 million in post closing purchase price adjustments) and 1,538,462 shares of the Company's common stock. The cash portion of this transaction was financed with borrowings from the Notes Offering. At the time this transaction was consummated, $15.7 million of Sea Mar debt was immediately retired with a portion of the proceeds from the Notes Offering. See Notes 4 and 5 of Notes to Interim Condensed Consolidated Financial Statements for further information.

     R&H Debt. In October 1997, the Company acquired all of the outstanding capital stock of Trey and certain associated operating assets for $31.3 million in cash. At the time this transaction was consummated, $2.4 million of R&H debt was retired, and $6.4 million was paid to certain key employees of R&H in connection with incentive compensation arrangements. These transactions were financed in part with borrowings under the Credit Agreement. See Note 3 of Notes to Consolidated Financial Statements for further information.

     A.A. Debt. In November 1997, the Company acquired all of the outstanding capital stock of A.A. for $4.1 million in cash. This transaction was financed with borrowings under the Credit Agreement. At the time this transaction was consummated, $0.3 million of A.A. debt was immediately retired. See Note 3 of Notes to Consolidated Financial Statements for further information.

     Antah Drilling Acquisition Debt. In connection with the Antah Drilling acquisition, the Company agreed to assume liability under Antah Drilling's term loans, which aggregated $14.6 million at October 1996. In October 1997, the remaining balance of $9.3 million was paid off with borrowings under the Credit Agreement. The Company made scheduled principal payments of $3.9 million in 1997 and $1.4 million between October and December of 1996. See Notes 3 and 6 of Notes to Consolidated Financial Statements for further information.

     Australia Rig 453 Debt. In January 1996, the Company received $6.5 million under a four-year term loan agreement (the "Australia Loan") in order to refinance the construction costs incurred during 1995 to build Rig 453. The rig construction costs were initially funded from the Company's cash resources and borrowings under its then existing Credit Agreement. In October 1997, the remaining balance of $3.5 million was paid off with borrowings under the Credit Agreement. The Company made scheduled principal payments on the Australia Loan of $1.2 million in 1997 and $1.8 million in 1996. See Note 6 of Notes to Consolidated Financial Statements for further information.

     Pool Arctic Alaska Acquisition Debt. The September 1994 Pool Arctic Alaska acquisition was initially funded from the Company's cash resources and approximately $6.7 million borrowed under the Company's then existing credit agreement. In April 1995, the Company obtained a three-year term loan (the "Alaska Loan") to refinance $10.0 million of the purchase price. In October 1997, the remaining balance of $2.7 million was paid off with borrowings under the Credit Agreement. During 1997, 1996 and 1995, the Company made scheduled principal payments of $1.9 million, $2.8 million and $2.6 million, respectively, on the Alaska Loan. See Note 6 of Notes to Consolidated Financial Statements for further information.

     DA&S Acquisition Debt. As part of the DA&S acquisition, the Company assumed $0.8 million of DA&S debt, all of which was immediately retired. See Notes 3 and 6 of Notes to Consolidated Financial Statements for further information.

     GPC Acquisition Debt. As part of the GPC acquisition, the Company assumed GPC's debt of $2.0 million, all of which was immediately retired. Also in connection with the GPC acquisition, the Company assumed a liability for certain deferred compensation obligations of GPC. To evidence such obligations, the Company issued notes aggregating $1.5 million in principal amount to three employees of GPC and made scheduled principal payments with respect to such notes during 1997, 1996 and 1995 of $0.9 million, $0.4 million and $0.2 million, respectively, and such notes were retired in 1997. See Note 6 of Notes to Consolidated Financial Statements for further information.

                              DESCRIPTION OF NOTES

     The Old Notes were, and the New Notes will be issued pursuant to the Indenture, a copy of which has been filed as an exhibit to this Registration Statement. The following is a summary of the material terms and provisions of the Old Notes and the New Notes (the "Notes"). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference.

GENERAL

     On March 31, 1998, the Company issued $150 million aggregate principal amount of Old Notes under the Indenture. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the New Notes, will be treated as a single class of securities under the Indenture.

     The Notes are senior subordinated unsecured obligations of the Company limited to an aggregate principal amount of $150 million, subordinated in right of payment to all existing and future Senior Indebtedness of the Company (including the Company's obligations under the Credit Agreement) as described below under "-- Subordination." The Notes are unconditionally guaranteed by each Guarantor on a senior subordinated basis, with each such guarantee subordinated to the Guarantor's guarantee of the obligations of the Company under the Credit Agreement and to all other Senior Indebtedness of such Guarantor.

     The Notes bear interest at the rate shown on the cover page of this Prospectus, payable on April 1 and October 1 of each year, commencing on October 1, 1998, to holders of record at the close of business on March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date. The Notes will mature on April 1, 2008 and will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof. The Notes are payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the holder. See "-- Book-Entry, Delivery and Form of Securities." Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

     The interest rate on the Notes is subject to increase in certain circumstances if the Company does not file a registration statement relating to the registered Exchange Offer on a timely basis, if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied. See "The Exchange Offer -- Purpose of the Exchange Offer." The Old Notes and the New Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of Old Notes who do not exchange their Old Notes for New Notes will vote together with holders of New Notes for all relevant purposes under the Indenture. In that regard, the Indenture will require that certain actions by the holders thereof (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes that remain outstanding after the Exchange Offer will be aggregated with the New Notes, and the holders of such Old Notes and the New Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Old Notes and the New Notes then outstanding.

SUBORDINATION

     The payment by the Company of principal of, and premium (if any) and interest (including Special Interest) on the Notes, and by each Guarantor of such amounts under its Note Guarantee (collectively, the "Note Indebtedness"), will be subordinated to the prior payment in full in cash when due of the principal of, and premium, if any, and accrued and unpaid interest on and all other amounts owing in respect of, all existing and future Senior Indebtedness of the Company and of each Guarantor, as the case may be. The Company has agreed in the Indenture that it will not incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is pari passu with or is expressly subordinated in right of payment to the Notes. In addition, each Guarantor has agreed that it will not incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is pari passu with or is expressly subordinated in right of payment to its Note Guarantee. As of March 31, 1998, the Company and the Subsidiary Guarantors had outstanding approximately $19.5 million of Indebtedness (excluding letters of credit, operating leases and other contingent liabilities) other than the Notes, all of which constituted Senior Indebtedness. Subject to certain limitations, the Company and its Subsidiaries (including the Subsidiary Guarantors) may incur additional Indebtedness in the future. See
"-- Certain Covenants -- Limitations on Additional Indebtedness."

     The Indenture provides that, upon any payment or distribution to creditors of the Company or any Guarantor of the assets of the Company or such Guarantor of any kind or character in a total or partial liquidation or dissolution of the Company or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Guarantor, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of the Company or any Guarantor), the holders of all Senior Indebtedness of the Company or such Guarantor then outstanding will be entitled to payment in full in cash (including interest accruing subsequent to the filing of petition of bankruptcy or insolvency at the rate specified in the document relating to the applicable Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the Company or such Guarantor under applicable law) before the holders of Notes are entitled to receive any payment (other than payments made from a trust previously established pursuant to provisions described under "-- Satisfaction and Discharge of Indenture; Defeasance") on or with respect to the Note Indebtedness and until all such Senior Indebtedness receives payment in full in cash, any distribution to which the holders of Notes would be entitled will be made to holders of such Senior Indebtedness.

     Upon the occurrence of any default in the payment of any principal of or interest on or other amounts due on any Designated Senior Indebtedness of the Company or any Guarantor (a "Payment Default"), no payment of any kind or character shall be made by the Company or such Guarantor (or by any other Person on its or their behalf) with respect to the Note Indebtedness unless and until
(i) such Payment Default shall have been cured or waived in accordance with the instruments governing such Indebtedness or shall have ceased to exist, (ii) such Designated Senior Indebtedness has been discharged or paid in full in cash in accordance with the instruments governing such Indebtedness or (iii) the benefits of this sentence have been waived by the holders of such Designated Senior Indebtedness or their representative, including, if applicable, the Agents, immediately after which the Company or any Guarantor, as the case may be, must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes.

     Upon (1) the occurrence and continuance of an event of default (other than a Payment Default) relating to Designated Senior Indebtedness, as such event of default is defined therein or in the instrument or agreement under which it is outstanding, which event of default, pursuant to the instruments governing such Designated Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Designated Senior Indebtedness or their designated representative to immediately accelerate without further notice (except such notice as may be required to effect such acceleration) the maturity of such Designated Senior Indebtedness (whether or not such acceleration has actually occurred) (a "Non-payment Default") and (2) the receipt by the Trustee and the Company or any Guarantor from the trustee or other representative of holders of such Designated Senior Indebtedness of written notice (a "Payment Blockage Notice") of such occurrence, no payment is permitted to be made by the Company or any Guarantor (or by any other Person on its or their behalf) in respect of the Note Indebtedness for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice and ending on the earliest to occur of the following events (subject to any blockage of payments that may then be in effect due to a Payment Default on Designated Senior Indebtedness): (w) such Non-payment Default has been cured or waived or has ceased to exist; (x) a 179-consecutive-day period commencing on the date such written notice is received by the Trustee has elapsed; (y) such Payment Blockage Period has been terminated by written notice to the Trustee from the trustee or other representative of holders of such Designated Senior Indebtedness, whether or not such Non-payment Default has been cured or waived or has ceased to exist; and (z) such Designated Senior Indebtedness has been discharged or paid in full in cash, immediately after which, in the case of clause (w), (x), (y) or (z), the Company or any Guarantor, as the case may be, must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes. Notwithstanding the foregoing, (a) not more than one Payment Blockage Period may be commenced in any period of 360 consecutive days and (b) no default or event of default with respect to the Designated Senior Indebtedness of the Company or any Guarantor that was the subject of a Payment Blockage Notice which existed or was continuing on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of at least 90 consecutive days after such date. Notwithstanding anything in the Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect.

     Notwithstanding the foregoing, Noteholders may receive and retain Permitted Junior Securities and payment from the money or the proceeds held in any defeasance trust described under "-- Satisfaction and Discharge of Indenture; Defeasance" below, and no such receipt or retention will be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described in this "Subordination" section.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor, whether in cash, property or securities, shall be received by the Trustee or the holders of Notes at a time when such payment or distribution is prohibited by this "Subordination" section, such payment or distribution shall be segregated from other funds or assets and held in trust for the benefit of the holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, and shall be paid or delivered by the Trustee or such holders, as the case may be, to the holders of the Senior Indebtedness of the Company or such Guarantor, as the case may be, remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company or such Guarantor, as the case may be, may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company or such Guarantor, as the case may be, held or represented by each, for application to the payment of all Senior Indebtedness of the Company or such Guarantor, as the case may be, remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash of all such Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not such failure is on account of the subordination provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of Notes to accelerate the maturity of the Notes. See "-- Events of Default."

     By reason of the subordination provisions contained in the Indenture, in the event of bankruptcy, liquidation, insolvency or other similar proceedings, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

GUARANTEES

     The Company's payment obligations under the Notes are jointly and severally guaranteed by each Subsidiary Guarantor. Each Note Guarantee is an unsecured senior subordinated obligation of the Subsidiary Guarantor providing it, and such Note Guarantee ranks junior in right of payment to all existing and future Senior Indebtedness of such Guarantor, including such Guarantor's guarantee of the Company's obligations under the Credit Agreement. The obligations of each Subsidiary Guarantor under its Note Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law.

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all of the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) immediately after giving effect to such transaction, the Coverage Ratio Incurrence Condition would be met.

     The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to a third party or an Unrestricted Subsidiary in a transaction that does not violate any of the covenants in the Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under its Note Guarantee; provided that the Net Available Proceeds of such sale or other disposition are applied in accordance with the covenant described under the caption "-- Certain Covenants -- Limitations on Asset Sales."

     Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture shall be released and relieved of its obligations under its Note Guarantee and any Unrestricted Subsidiary and any newly formed or newly acquired Subsidiary that becomes a Restricted Subsidiary will be required to execute a supplement to the Indenture in accordance with the terms of the Indenture.

OPTIONAL REDEMPTION OF THE NOTES

     The Notes may not be redeemed prior to April 1, 2003, but will be redeemable at the option of the Company, in whole or in part, at any time on or after April 1, 2003, at the following redemption prices (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon to the redemption date, if redeemed during the twelve-month period beginning on April 1 of the year indicated below:

                                                     OPTIONAL
                                                    REDEMPTION
                       YEAR                           PRICE
                       ----                         ----------
2003..............................................   104.313%
2004..............................................   102.875%
2005..............................................   101.438%
2006 and thereafter...............................   100.000%

     Notwithstanding the foregoing, from time to time prior to April 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding on the Issue Date with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date; provided that (a) at least $97.5 million of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of any such redemption and (b) each such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

     If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder whose Notes are to be redeemed at the registered address of such holder. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of the Notes will have the right to require that the Company repurchase such holder's Notes for a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest and Special Interest, if any, to the date of repurchase, all in accordance with the following paragraph.

     Within 30 days following any Change of Control, the Company will mail to the Trustee (who shall mail to each holder) a notice (i) describing the transaction or transactions that constitute the Change of Control, (ii) offering to repurchase, pursuant to the procedures required by the Indenture and described in such notice (a "Change of Control Offer"), on a date specified in such notice (which shall be a business day not earlier than 30 days or later than 60 days from the date such notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such holder pursuant to such offer to purchase for the Change of Control Purchase Price and (iii) describing the procedures that holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 business days or for such longer period as is required by law.

     The occurrence of the events constituting a Change of Control under the Indenture may result in an event of default in respect of other Indebtedness (including the Senior Indebtedness) of the Company and its Subsidiaries and, consequently, the lenders thereof may have the right to require repayment of such Indebtedness in full. If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay for all or any of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. There can be no assurance that in the event of a Change of Control the Company will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit such an offer. The Company's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. The definition of Change of Control includes the sale of "all or substantially all" of the assets of the Company and its Subsidiaries, in either case taken as a whole, the determination of which depends upon the circumstances of any such sale and is subject to interpretation under applicable legal precedent.

     The Change of Control feature of the Notes, by requiring a Change of Control Offer, may in certain circumstances make more difficult or discourage a sale or takeover of the Company, and, thus, the removal of incumbent management. The Change of Control feature, however, is not part of a plan by management to adopt a series of antitakeover provisions. Instead, the Change of Control feature is a result of negotiations between the Company and the Initial Purchasers. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer.

CERTAIN COVENANTS

     Limitations on Additional Indebtedness. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including without limitation Acquired Indebtedness); provided that the Company and its Restricted Subsidiaries may incur Permitted Indebtedness and may incur additional Indebtedness if, after giving effect thereto, the Company's Consolidated Interest Coverage Ratio on the date thereof would be at least 2.5 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Interest Coverage Ratio.

     Limitation on the Issuance of Capital Stock of Restricted
Subsidiaries. The Indenture provides that the Company will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iii) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary. The proceeds of any sale of Capital Stock permitted hereunder and referred to in clauses (ii) and (iii) above will be treated as Net Available Proceeds and must be applied in a manner consistent with the provisions of the covenant described under "-- Limitations on Asset Sales".

     Limitations on Layering Debt. The Indenture provides that the Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness by its terms is pari passu with, or subordinated to, the Notes or the Note Guarantee of such Subsidiary Guarantor, as the case may be.

     Limitations on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment (except as permitted below) if at the time of such Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (ii) the Company would be unable to meet the Coverage Ratio Incurrence Condition; or

          (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments (except as expressly provided in the second following paragraph) made after the Issue Date, exceeds the sum of (A) 50% of the Company's Consolidated Net Income (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (B) the net cash proceeds from the issuance and sale (other than to a Subsidiary of the Company) after the Issue Date of (1) the Company's Capital Stock that is not Disqualified Capital Stock or (2) debt securities of the Company that have been converted into the Company's Capital Stock that is not Disqualified Capital Stock (and is not then held by a Subsidiary of the Company), plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment plus (D) the amount of Restricted Investment outstanding in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company in accordance with the definition of "Unrestricted Subsidiary" plus (E) $5 million.

     The foregoing provisions do not prohibit (1) the payment of any dividend by the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Capital Stock of the Company (other than any Disqualified Capital Stock); (3) the defeasance, redemption, repurchase or other retirement of Subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of Capital Stock of the Company (other than (x) Disqualified Capital Stock, (y) Capital Stock sold to a Subsidiary of the Company and (z) Capital Stock purchased with the proceeds of loans from the Company or any of its Subsidiaries); (4) the making of a Related Business Investment in joint ventures or Unrestricted Subsidiaries out of the proceeds of the substantially concurrent issue and sale of Capital Stock of the Company (other than (x) Disqualified Capital Stock, (y) Capital Stock sold to a Subsidiary of the Company and (z) Capital Stock purchased with the proceeds of loans from the Company or any of its Subsidiaries); (5) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock held by any member of the Company's management pursuant to any management equity subscription agreement, employment agreement, stock option agreement or other compensation agreement in an amount not to exceed $500,000 in the aggregate in any fiscal year of the Company; or (6) Restricted Investments the amount of which, together with the amount of all other Restricted Investments made pursuant to this clause (6) after the Issue Date, does not exceed $20 million, provided that, in the case of clause (6), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     The Restricted Payment permitted pursuant to clause (1) of the preceding paragraph shall be included once in calculating whether the conditions of clause
(iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments. For purposes of determining compliance with this "Limitation on Restricted Payments" covenant, in the event that a transaction meets the criteria of more than one of the types of Restricted Payments described in the clauses of the immediately preceding paragraph or of the clauses of the definition of "Restricted Payment," the Company, in its sole discretion, shall classify such transaction and only be required to include the amount and type of such transaction in one of such clauses. If an issuance of Capital Stock of the Company is applied to make a Restricted Payment pursuant to clause (2), (3) or (4) above, then, in calculating whether the conditions of clause (iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause (iii) only to the extent such proceeds are not applied as so described in this sentence. In addition, Restricted Investments made pursuant to clause (6) of the preceding paragraph shall not be treated as a Restricted Payment or Restricted Investment for purposes of calculating whether the conditions of clause (iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitations on Restricted Payments" were computed, which calculations shall be based upon the Company's latest available financial statements.

     Limitations on Restrictions on Distributions from Restricted
Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for (a) any such Payment Restriction in effect on the Issue Date under the Credit Agreement or any similar Payment Restriction under any similar credit facility, or any amendment, restatement, renewal, replacement or refinancing of any of the foregoing, provided that such similar Payment Restrictions are not, taken as a whole, materially more restrictive than the Payment Restrictions in effect on the Issue Date under the Credit Agreement, (b) any such Payment Restriction in effect on the Issue Date consisting of customary net worth or leverage tests in effect on the Issue Date under any credit facility of any Foreign Subsidiary, or any amendment, restatement, renewal, replacement or refinancing of any of the foregoing (including for purposes of this clause (b), any increase in the principal amount available thereunder) (a "Replacement Facility"), provided that such Payment Restrictions in any such Replacement Facility are not, taken as a whole, materially more restrictive than the Payment Restrictions in effect on the

Issue Date under the facility amended, restated, renewed, replaced or refinanced, (c) any such Payment Restriction under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the Indenture in effect at the time of such incurrence and not created in contemplation of such event, provided that such Payment Restriction is not extended to apply to any of the assets of the entities not previously subject thereto, (d) any such Payment Restriction arising in connection with Refinancing Indebtedness, provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced and (e) any such restriction by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business.

     Limitations on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments in excess of $5 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the Independent Directors approving such Affiliate Transaction or, if at the time fewer than three Independent Directors are then in office, a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted unanimously by the Company's Board of Directors and (b) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments of $15 million or more, the certificates described in the preceding clause (a) and an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an Independent Financial Advisor; provided, however, that the following shall not be deemed to be Affiliate Transactions: (i) transactions exclusively between or among (1) the Company and one or more Restricted Subsidiaries or (2) Restricted Subsidiaries, provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Capital Stock of any such Restricted Subsidiary; (ii) transactions between the Company or any Restricted Subsidiary and any qualified employee stock ownership plan established for the benefit of the Company's employees, or the establishment or maintenance of any such plan; (iii) reasonable director, officer and employee compensation and other benefits, and indemnification arrangements approved by a majority of the Independent Directors on the Board of Directors; (iv) transactions permitted by the "Limitations on Restricted Payments" covenant; (v) the pledge of Capital Stock of Unrestricted Subsidiaries to support the Indebtedness thereof; (vi) transactions between the Company and any Restricted Subsidiary and Kuukpik/ Pool Arctic Alaska, an Alaskan partnership ("KPAA"), so long as no direct or indirect holder of an equity interest in KPAA (other than the Company or a Restricted Subsidiary) is an Affiliate of the Company or a Restricted Subsidiary and provided that at the time of such transaction the Company and its Restricted Subsidiaries have no less economic benefit in KPAA than the Company and its Restricted Subsidiaries had as of the Issue Date; (vii) transactions between the Company or any Restricted Subsidiary and any Affiliate of the Company or such Restricted Subsidiary that is a joint venture, provided that no direct or indirect holder of an equity interest in such joint venture (other than the Company or a Restricted Subsidiary) is an Affiliate of the Company or such Restricted Subsidiary; and (viii) sale of inventory in the ordinary course of business from the Company or any Restricted Subsidiary to any Affiliate of the Company.

     Limitations on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that is not Senior Indebtedness, except Permitted Liens, unless contemporaneously therewith effective provision is made to secure the Notes or its

Note Guarantee, as the case may be, equally and ratably with (or if such Lien secures Subordinated Indebtedness, prior to) such Indebtedness.

     Limitations on Asset Sales. (a) The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale (evidenced by the delivery by the Company to the Trustee of an Officers' Certificate certifying that such Asset Sale complies with this clause (i)), (ii) immediately before and immediately giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing, and (iii) at least 75% of the consideration received by the Company or such Restricted Subsidiary therefor is in the form of cash paid at the closing thereof. The amount (without duplication) of any (x) Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, and (y) any Cash Equivalents, or other notes, securities or items of property received from such transferee that are promptly (but in any event within 30 days) converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of clause (ii) and, in the case of clause (x) above, shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph (b). If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant. A transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary will not be deemed to be an Asset Sale and a transfer of assets that constitutes a Restricted Investment and that is permitted under "-- Limitations on Restricted Payments" will not be deemed to be an Asset Sale.

     (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or any Restricted Subsidiary shall either, no later than 270 days after such Asset Sale, (i) apply all or any of the Net Available Proceeds therefrom to repay amounts outstanding under the Credit Agreement or any other Senior Indebtedness; provided, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid and/or (ii) invest all or any part of the Net Available Proceeds thereof in the purchase of fixed assets to be used by the Company and its Restricted Subsidiaries in a Related Business (together with any short-term assets incidental thereto), or the making of a Related Business Investment. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds equals or exceed $10 million, the Company will be required to make an offer to purchase, from all holders of the Notes, an aggregate principal amount of Notes equal to the amount of such Excess Proceeds as follows:

          (i) The Company will make an offer to purchase (a "Net Proceeds Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the amount (the "Payment Amount") of such Excess Proceeds.

          (ii) The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Special Interest, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of the "Limitations on Restricted Payments" covenant.

          (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis.

          (iv) Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

     The Company will not permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

     Limitations on Mergers and Certain Other Transactions. The Indenture provides that the Company will not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and the Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor"), is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and the Indenture;
(b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (c) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and
(2) the Company or the Successor, as the case may be, could meet the Coverage Ratio Incurrence Condition; and (d) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to the obligations of the Company or the Successor under the Notes and the Indenture. For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

     Additional Note Guarantees. The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Subsidiary (other than (x) any Foreign Subsidiary or (y) a Subsidiary that has been designated as an Unrestricted Subsidiary), then such newly acquired or created Subsidiary will be required to execute a Note Guarantee, in accordance with the terms of the Indenture.

     Reports. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company and the Subsidiary Guarantors will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish to the Trustee and holders of Notes all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company and the Subsidiary Guarantors were required to file under such section. In addition, the Company and the Subsidiary Guarantors will make such information available to prospective purchasers of the Notes, securities analysts and broker-dealers who request it in writing. The Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the holders and beneficial holders of Notes and to prospective purchasers of Notes designated by the holders to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

     An "Event of Default" is defined in the Indenture as (i) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days; (ii) failure by the Company to pay the principal or premium, if any, on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise; (iii) failure by the Company to comply with any of its agreements or covenants described above under "Certain Covenants -- Limitations on Mergers and Certain Other Transactions", or in respect of its obligations to make a Change of Control Offer or a Net Proceeds Offer described in "Change of Control" and "Certain Covenants -- Limitations on Asset Sales", respectively; (iv) failure by the Company to comply with any other covenant in the Indenture and continuance of such failure for 60 days after notice of such failure has been given to the Company by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding; (v) failure by either the Company or any of its Restricted Subsidiaries to make any payment when due after the expiration of any applicable grace period, in respect of any Indebtedness of the Company or any of such Restricted Subsidiaries, or the acceleration of the maturity of such Indebtedness by the holders thereof because of a default, with an aggregate outstanding principal amount for all such Indebtedness under this clause (v) of $10 million or more; (vi) one or more final, non-appealable judgments or orders that exceed $10 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (vii) certain events of bankruptcy, insolvency or reorganization involving the Company or any Significant Subsidiary; and (viii) except as permitted by the Indenture, any Note Guarantee ceases to be in full force and effect or any Guarantor repudiates its obligations under any Note Guarantee.

     If an Event of Default (other than an Event of Default specified in clause
(vii) above involving the Company), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and interest on the outstanding Notes shall immediately become due and payable. If an Event of Default results from bankruptcy, insolvency or reorganization involving the Company, all outstanding Notes shall become due and payable without any further action or notice. In certain cases, the holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default or Event of Default and its consequences, except a default in the payment of principal of, premium, if any, and interest on the Notes.

     The holders may not enforce the provisions of the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; provided however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium, if any, or interest on the Notes) if the Trustee determines that withholding such notice is in the holders' interest.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Company becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

     The Company may terminate its obligations under the Indenture at any time by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it thereunder. The Company, at its option, (i) will be discharged from any and all obligations with respect to the Notes (except for certain obligations of the Company to register the transfer or exchange of such Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust); or (ii) need not comply with certain of the restrictive covenants with respect to the Indenture, if the Company deposits with the Trustee, in trust, U.S. Legal Tender or non-callable Government Securities or a combination thereof that, through the payment of interest and premium thereon and principal amount at maturity in respect thereof in accordance with their terms, will be sufficient to pay all the principal amount at maturity of and interest and premium on the Notes on the dates such payments are due in accordance with the terms of such Notes as well as the Trustee's fees and expenses. To exercise either such option, the Company is required to deliver to the Trustee (A) an Opinion of Counsel and, in connection with a discharge pursuant to clause (i) above, confirmation of such counsel that
(I) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (II) since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, (B) subject to certain qualifications, an Opinion of Counsel to the effect that funds so deposited will not violate the Investment Company Act of 1940 and will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law and
(C) an Officers' Certificate and an Opinion of Counsel to the effect that the Company has complied with all conditions precedent to the defeasance.

TRANSFER AND EXCHANGE

     A holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, neither the Trustee nor the Registrar is required (i) to register the transfer of or exchange any Note selected for redemption, (ii) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (iii) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date. The registered holder of a Note will be treated as the owner of such Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the holders of a majority in principal amount of the Notes then outstanding; provided that:

          (A) no such modification or amendment may, without the consent of the holders of 75% in aggregate principal amount of such series of Notes then outstanding, amend or modify the obligations of the Company under the caption "Change of Control" or the definitions related thereto that could adversely affect the rights of any holder of the Notes; and

          (B) without the consent of each holder affected, the Company, the Subsidiary Guarantors and the Trustee may not: (i) extend the maturity of any Note; (ii) affect the terms of any scheduled payment of interest on or principal of the Notes (including, without limitation any redemption provisions) (iii) take any action that would subordinate the Notes or the Note Guarantees to any other Indebtedness of the Company or any of Guarantors, respectively (except as provided under "Subordination" above), or otherwise affect the ranking of the Notes or the Note Guarantees; or
     (iv) reduce the percentage of holders necessary to consent to an amendment, supplement or waiver to the Indenture.

          Without the consent of any holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders in the case of a merger or acquisition, to make any change that does not adversely affect the rights of any holder, to secure the Notes pursuant to the requirements of the covenant described under the caption "-- Certain
     Covenants -- Limitations on Liens," to add any additional Guarantor or to release any Guarantor from its Note Guarantee, in each case as provided in the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     Marine Midland Bank is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder, unless such holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW

     Each of the Indenture, the Notes and the Note Guarantees provides that it will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

     The Old Notes were offered and sold to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A ("Rule 144A Notes"). Old Notes were also offered and sold in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S Notes"). The Rule 144A Notes and the Regulation S Notes were initially issued in the form of two global Notes (collectively, the "Old Global Note").

     The New Notes issued in exchange for the Rule 144A Notes and the Regulation S Notes initially will be represented by one or more Notes in registered, global form without interest coupons, (collectively, the "Global Notes"). The Old Global Note was deposited on the date of the closing of the sale of the Old Notes, and the Global Note will be deposited on the date of the closing of the Exchange Offer, with or on behalf of the Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as the nominee of the Depository (such nominee being referred to herein as the "Global Note Holder").

     The Depositary has advised the Company that the Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     The Depositary has also advised the Company that pursuant to procedures established by the Depositary (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. None of the Company, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes.

     Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Subsidiary Guarantors or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such person (or the nominee thereof). Such Notes would be issued in fully registered form and would be subject to the legal requirements described herein under the caption "Notice to Investors." In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder or the Depositary identifies as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

     The Indenture requires that payments in respect of the Notes represented by a Global Note (including principal, premium, if any, interest and Special Interest) be made in same-day funds to the accounts specified by the Global Note Holder.

REGISTRATION RIGHTS

     Holders of the New Notes are not entitled to any registration rights with respect to the New Notes. The Company as agreed for such time period as broker-dealers must comply with the prospectus delivery requirements of the Exchange Act in order to resell the New Notes, the Company will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of the New Notes. The Registration Statement constitutes the registration statement for the Exchange Offer which is the subject of the Registration Rights Agreement. Upon the closing of the Exchange Offer, subject to certain limited exceptions, Holders of untendered Old Notes will not retain any rights under the Registration Rights Agreement.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture or the Registration Rights Agreement without charge by contacting the Company at 10375 Richmond Avenue, Houston, Texas 77042, (713) 954-3000.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

     "Acquired Indebtedness" means (a) with respect to any Person that becomes a Restricted Subsidiary after the date of the Indenture, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (b) with respect to the Company or any of its Restricted Subsidiaries, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

     "Affiliate" of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock, or more than 20% of all classes of Capital Stock (other than Disqualified Capital Stock) in the aggregate, of the referent Person, (iii) of which 10% or more of the Voting Stock, or more than 20% of all classes of Capital Stock (other than Disqualified Capital Stock) in the aggregate, is beneficially owned or held, directly or indirectly, by the referent Person or (iv) with respect to an individual, any immediate family member of such Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary or (b) any other properties or assets of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, inventory or other properties or assets in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any of the following: (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions described under "-- Certain Covenants -- Limitations on Mergers and Certain Other Transactions"; (ii) any transfer of properties or assets constituting a Restricted Investment, if permitted under the "Limitations on Restricted Payments" covenant; (iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either no longer used or useful in the business of the Company or its Subsidiaries, provided that the proceeds thereof are used to purchase replacement or similar assets for use in the business of the Company and its Subsidiaries;

(iv) any trade or exchange by the Company or any Restricted Subsidiary of equipment or assets for other equipment or assets owned or held by another Person, provided that (A) the Fair Market Value of the equipment or assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the equipment or assets (together with any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value) to be received by the Company or such Restricted Subsidiary, (B) the Fair Market Value of the equipment or assets traded or exchanged in such trade or exchange or any such series of related trades or exchanges does not exceed $2.5 million and (C) such trade or exchange is approved by a majority of the Independent Directors of the Company; and (v) any transfers that, but for this clause (v), would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $500,000.

     "Attributable Indebtedness," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

     "Board Resolution" means a duly adopted resolution of the Board of Directors of the Company.

     "Capital Stock" of any Person means (i) any and all shares or other equity interests (including without limitation common stock, preferred stock and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

     "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable obligations with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) U.S. dollar denominated time deposits and certificates of deposit of any financial institution (a) that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $100 million or (b) whose short-term commercial paper rating or that of its parent company is at least A-1 or the equivalent thereof from S&P or P-1 or the equivalent thereof from Moody's (any such bank, an "Approved Bank"), in each case with a maturity of 180 days or less from the date of acquisition; (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or Baa1, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing no more than 180 days from the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with any commercial bank meeting the specifications of clause (ii)(a) above; (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above; and (vi) time deposits and certificates of deposit of any commercial bank of recognized standing having capital and surplus in excess of the local currency equivalent of $100 million incorporated in a country where the Company has one or more locally operating Foreign Subsidiaries, and that is, as of the Issue Date, providing banking services to the Company or any of its Foreign Subsidiaries.

     "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any other Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the

Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company, (ii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries to any Person, (iii) the Company or any of its Subsidiaries consolidates with, or merges with or into, any Person, and as a result of such consolidation or merger the Voting Stock of the Company outstanding prior to such consolidation or merger does not represent (either by remaining outstanding or by being converted into Voting Stock of the surviving Person or any parent thereof) at least a majority of the Voting Stock of the Company or the surviving Person or any parent thereof outstanding immediately after such consolidation or merger, or (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Consolidated Amortization Expense" for any period means the amortization expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

     "Consolidated Depreciation Expense" for any period means the depreciation expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

     "Consolidated Income Tax Expense" for any period means the provision for taxes based on income and profits of the Company and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income for such period.

     "Consolidated Interest Coverage Ratio" means, with respect to any determination date, the ratio of (a) EBITDA for the four full fiscal quarters immediately preceding the determination date (for any determination, the "Reference Period"), to (b) Consolidated Interest Expense for such Reference Period. In making such computations, (i) EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Disqualified Capital Stock to be issued (and all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of such Reference Period referred to in the covenant described under "-- Certain Covenants -- Limitations on Additional Indebtedness" through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Capital Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such Reference Period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the stated maturity thereof, in either case since the first day of such Reference Period through and including the date of determination, had been consummated on such first day of such Reference Period; (ii) the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described under "-- Certain
Covenants -- Limitations on Additional Indebtedness" and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; (iii) the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described under "-- Certain Covenants -- Limitations on Additional Indebtedness" shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a
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

revolving credit facility during the applicable period; (iv) notwithstanding the foregoing clauses (ii) and (iii), interest on Indebtedness determined on a floating rate basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the applicable Reference Period and before the date of determination, the Company has permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Disqualified Capital Stock) of the Company within 60 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

     "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging Obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations,
(vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest, (ix) all cash dividend payments (and non-cash dividend payments in the case of a Restricted Subsidiary) on any series of preferred stock of the Company or any Restricted Subsidiary, (x) all interest payable with respect to discontinued operations, and (xi) all interest on any Indebtedness of any other Person guaranteed by the Company or any Restricted Subsidiary.

     "Consolidated Net Income" for any period means the net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company and its Restricted Subsidiaries has an ownership interest, except to the extent that any such income has actually been received by the Company and its Restricted Subsidiaries in the form of cash dividends during such period; (ii) except to the extent includible in the consolidated net income of the Company pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary; (iii) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income (a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period or (b) would be subject to any taxes payable on such dividend or distribution; (iv) any gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any loss), together with any related provisions for taxes on any such gain (or, if applicable, the tax effects of such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any of its Restricted Subsidiaries; (v) any extraordinary gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or, if applicable, the tax effects of such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period; and (vi) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided, further, that any gain referred to in clauses (iv) and (v) above that relates to a Restricted Investment and which is received in cash by the Company or a Restricted Subsidiary during such period shall be included in the consolidated net income of the Company.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a Subsidiary of such Person.

     "Coverage Ratio Incurrence Condition" would be met at any specified time only if the Company (or its Successor, as the case may be) would be able to incur $1.00 of additional Indebtedness at such specified time pursuant to the Consolidated Interest Coverage Ratio test set forth in the covenant described under "-- Certain Covenants -- Limitations on Additional Indebtedness".

     "Credit Agreement" means the Amended and Restated Credit Agreement dated March 26, 1998 by and among SBC Warburg Dillon Read Inc., as arranger, Credit Lyonnais New York Branch, as administrative agent, Swiss Bank Corporation Stamford Branch, as documentation agent, the banks party thereto, the Company and the Guarantors, together with any additional guarantees by the Guarantors and security agreements, as any of the foregoing may be subsequently amended, restated, refinanced, or replaced from time to time, and shall include agreements in respect of Hedging Obligations designed to protect against fluctuations in interest rates and entered into with respect to loans thereunder.

     "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) Indebtedness under the Credit Agreement (whether incurred pursuant to the definition of Permitted Indebtedness or pursuant to the covenant described under "Limitations on Additional Indebtedness" covenant) and (ii) any other Indebtedness constituting Senior Indebtedness that at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness or in an Officers' Certificate delivered to the Trustee, as "Designated Senior Indebtedness."

     "Disqualified Capital Stock" means any Capital Stock of such Person or any of its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any to its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the final maturity date of the Notes; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or any other Indebtedness, shall not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

     "EBITDA" for any period means without duplication, the sum of the amounts for such period of (i) Consolidated Net Income plus (ii) in each case to the extent deducted in determining Consolidated Net Income for such period (and without duplication), (A) Consolidated Income Tax Expense, (B) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense), (C) Consolidated Depreciation Expense, (D) Consolidated Interest Expense and (E) all other non-cash items reducing the Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP and minus (iii) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such Period.

     "Equity Offering" means an underwritten primary offering of Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act, or pursuant to a private placement pursuant to an available exemption from registration and, in the case of any such private placement, a majority of such placement of which is sold to Persons that are not then and were not at the Issue Date Affiliates of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

     "Fair Market Value" of any asset or items means the fair market value of such asset or items as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

     "Foreign Subsidiary" means any Subsidiary of the Company that is not incorporated or organized in the United States or in any State thereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

     "Guarantor" or any "Subsidiary Guarantor" means each Restricted Subsidiary of the Company other than Foreign Subsidiaries and each other Person who is required to become (or whom the Company otherwise causes to become) a Subsidiary Guarantor by the terms of the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to (i) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (ii) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (iii) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case, entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

     The term "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (i) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (ii) neither the accrual of interest nor the accretion of accreted value shall be deemed to be an incurrence of Indebtedness.

     "Indebtedness" of any Person at any date means, without duplication: (i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue by more than 60 days according to the original terms of sale unless such payable is being contested in good faith; (v) the maximum fixed redemption or repurchase price of all Disqualified Capital Stock of such Person; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis; (ix) all Attributable Indebtedness of such Person; and (x) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the lesser of (A) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and
(B) the amount
of the Indebtedness secured. For purposes of the preceding sentence, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased or redeemed on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

     "Independent Director" means a director of the Company who has not and whose Affiliates have not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Company or any of its Affiliates, other than customary directors fees for serving on the Board of Directors of the Company or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Company's or Affiliate's board and board committee meetings.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

     "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding
(A) commission, travel and similar advances to officers and employees made in the ordinary course of business and (B) loans and advances to officers and employees made in the ordinary course of business not to exceed $1 million at any time outstanding) or similar credit extensions constituting Indebtedness of such Person, and any guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

     "Issue Date" means the date the Old Notes were initially issued.

     "Lien" means, with respect to any asset or property, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien therein and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnifi cation obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

     "Non-Recourse Purchase Money Indebtedness" means Indebtedness of the Company or any of its Subsidiaries incurred (a) to finance the purchase of any assets of the Company or any of its Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, and (d) to the extent that such Indebtedness is non-recourse to the Company or any of its Subsidiaries or any of their respective assets other than the assets so purchased.

     "Obligation" means any principal, interest (including, in the case of Senior Indebtedness, interest accruing subsequent to the filing of a petition in bankruptcy or insolvency at the rate specified in the document relating to such Indebtedness, whether or not such interest is an allowed claim permitted to be enforced against the obligor under applicable law), penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means any of the following of the Company: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

     "Officers' Certificate" means a certificate signed by any two Officers.

     "Payment Restriction" with respect to a Subsidiary of any Person, means any encumbrance, restriction of limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, (c) guarantee any Indebtedness of the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to such Person or any other Subsidiary of such Person (other than customary restrictions on transfers of property subject to a Lien permitted under the Indenture) or (ii) such Person or any other Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances, guarantee, or transfer of properties or assets.

     "Permitted Indebtedness" means any of the following:

          (i) Indebtedness of the Company and any Subsidiary Guarantor under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $180 million, or (b) the sum of 80% of the consolidated accounts receivable of the Company plus 30% of the consolidated net property, plant and equipment of the Company, calculated as of the end of the most recent fiscal quarter for which financial statements are available, as determined in accordance with GAAP;

          (ii) Indebtedness under the Notes, the Note Guarantees and the Indenture;

          (iii) Existing Indebtedness;

          (iv) Indebtedness under Hedging Obligations, provided that (1) such Hedging Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the "Limitations on Additional Indebtedness" covenant, and (2) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of such Indebtedness to which such Hedging Obligations relate;

          (v) Indebtedness of the Company to a Subsidiary Guarantor and Indebtedness of any Subsidiary Guarantor to the Company or any other Subsidiary Guarantor; provided, however, that upon either (1) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or (2) the transfer or other disposition of any such Indebtedness (except to the Company or a Subsidiary Guarantor), the provisions of this clause (v) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the "Limitations on Additional Indebtedness" covenant at the time the Subsidiary Guarantor in question ceased to be a Subsidiary Guarantor or the time such transfer or other disposition occurred;

          (vi) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (vii) Indebtedness in respect of Non-Recourse Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary;

          (viii) Refinancing Indebtedness;

          (ix) Indebtedness, in addition to Indebtedness incurred pursuant to the other clauses of this definition, with an aggregate principal face or stated amount (as applicable) at any time outstanding for all such Indebtedness incurred pursuant to this clause not in excess of $20 million; provided, however, that the aggregate principal amount at any time outstanding for all other Indebtedness incurred by all Foreign Subsidiaries pursuant to this clause may not exceed $10 million in the aggregate; and

          (x) Acquired Indebtedness that is repaid by the Company or any Restricted Subsidiary within 45 days after the time of the merger or acquisition resulting in such Acquired Indebtedness if, but only if, the Company could incur such amount of additional Indebtedness under clause (i) above, at the time of such merger or acquisition and at the time the Company or any Restricted Subsidiary repays such Indebtedness, after giving effect to such repayment.

     "Permitted Junior Securities" means any securities of the Company provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness of the Company.

     "Permitted Liens" means the following types of Liens:

          (i) Liens existing as of the Issue Date;

          (ii) Liens securing the Notes;

          (iii) Liens in favor of the Company or, with respect to a Restricted Subsidiary, Liens in favor of another Restricted Subsidiary;

          (iv) Liens securing Permitted Indebtedness of the Company and the Restricted Subsidiaries of the type described in clauses (i) and (x) of the definition of Permitted Indebtedness;

          (v) Liens securing Indebtedness that constitutes Permitted Indebtedness of the type described in clause (viii) of the definition of "Permitted Indebtedness" incurred as a refinancing of any Indebtedness secured by Liens described in clauses (i), (iv), (xi), (xii) and (xiii) of this definition;

          (vi) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, has set aside on its books such reserves, or has made such other appropriate provision, if any, as is required by GAAP;

          (vii) Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens incurred in the ordinary course of business for sums not delinquent or being contested in good faith, and as to which the Company or a Restricted Subsidiary, as the case may be, has set aside on its books such reserves, or has made such other appropriate provision, if any, as is required by GAAP;

          (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (ix) Liens securing any judgment not giving rise to a Default or Event of Default and so long as any appropriate legal proceedings that may have been duly initiated for the review of the judgment has not been finally terminated or the period within which those proceedings may be initiated has not expired;

          (x) easements, rights-of-way, reservations, zoning and other restrictions and other similar encumbrances not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary;

          (xi) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided that (a) the Attributable Indebtedness related thereto constitutes Indebtedness permitted to be incurred under the terms of the Indenture and (b) with respect to any Capitalized Lease Obligation, such Liens do not extend to any property or assets that is not leased property subject to such Capitalized Lease Obligation;

          (xii) Liens securing Non-Recourse Purchase Money Indebtedness; provided, however, that (a) the Non-Recourse Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired and any proceeds therefrom and (b) the Lien securing such Non-Recourse Purchase Money Indebtedness shall be created within 90 days of such acquisition;

          (xiii) Liens securing Acquired Indebtedness incurred in accordance with the Consolidated Interest Coverage Ratio test described under "-- Certain Covenants -- Limitation on Additional Indebtedness" above; provided that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (b) such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholder than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

          (xiv) leases or subleases granted to others that do not interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

          (xv) rights of a common owner of any interest in property held by the Company or any Restricted Subsidiary and that common owner as tenants in common or through other common ownership; and

          (xvi) Liens or equitable encumbrances deemed to exist by reason of (a) fraudulent conveyance or transfer laws or (b) negative pledge or other agreements to refrain from giving Liens.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

     "Refinancing Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of the Company or any Restricted Subsidiary (the "Refinanced Indebtedness") in a principal amount not in excess of the principal amount of the Refinanced Indebtedness (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Refinanced Indebtedness or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing; provided that: (i) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness, (ii) if the Refinanced Indebtedness was subordinated to or pari passu with the Note Indebtedness, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) the Note Indebtedness, or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the
Note Indebtedness at least to the same extent as the Refinanced Indebtedness;
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets (which may include after-acquired assets), that the Refinanced Indebtedness is secured.

     "Related Business" means any business in which the Company and its Subsidiaries operate on the Issue Date, or that is closely related to or complements the business of the Company and its Subsidiaries, as such business exists on the Issue Date.

     "Related Business Investment" means any Investment directly by the Company or its Subsidiaries in any Related Business.

     "Related Party Agreement" means any management or advisory agreement or other arrangements with any Affiliate of the Company or with any other direct or indirect holder of more than 10% of any class of the Company's Capital Stock (except, in any such case, the Company or any Restricted Subsidiary).

     "Restricted Debt Payment" means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Restricted Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

     "Restricted Investment" means any Investment by the Company or any Restricted Subsidiary (other than investments in Cash Equivalents) in any Person that is not the Company or a Restricted Subsidiary, including in any Unrestricted Subsidiary.

     "Restricted Payment" means with respect to any Person: (i) the declaration or payment of any dividend (other than a dividend declared and paid (x) by a Wholly-Owned Restricted Subsidiary to holders of its Capital Stock, or (y) by a Subsidiary (other than a Wholly-Owned Restricted Subsidiary) to its shareholders on a pro rata basis, but only to the extent of the dividends actually received by the Company or a Restricted Subsidiary) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Capital Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of (A) the Capital Stock of the Company or (B) the Capital Stock of any Restricted Subsidiary, or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Capital Stock that is not Disqualified Capital Stock, and excluding any such payment to the extent actually received by the Company or a Restricted Subsidiary); (iii) any Restricted Investment; or (iv) any Restricted Debt Payment.

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

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Sale and Leaseback Transactions" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Senior Indebtedness" means all Indebtedness and other Obligations specified below payable directly or indirectly by the Company or any Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, incurred or assumed by the Company or such Guarantor: (i) the principal of and interest on and all other Indebtedness and Obligations related to the Credit Agreement (including, without limitation, all loans, letters of credit and unpaid drawings with respect thereto and other extensions of credit under the Credit Agreement, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Agreement), (ii) amounts payable in respect of any Hedging Obligations, (iii) in addition to the amounts described in (i) and (ii), all Indebtedness not prohibited by the "Limitations on Additional Indebtedness" covenant that is not expressly pari passu with, or subordinated to, the Notes or the Note Guarantees, as the case may be, (iv) all Capitalized Lease Obligations, and (v) all Refinancing Indebtedness of Senior Indebtedness permitted under the Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (a) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (b) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (c) Indebtedness incurred (but only to the extent incurred) in violation of the Indenture as in effect at the time of the respective incurrence, (d) any Indebtedness of the Company or any of its Subsidiaries that, when incurred, was without recourse to the Company or any of its Subsidiaries, (e) any Indebtedness to any employee of the Company or any of its Subsidiaries or (f) any liability for taxes owed or owing by the Company or any of its Subsidiaries.

     "Senior Subordinated Indebtedness" of the Company means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Guarantor has a correlative meaning.

     "Significant Subsidiary" means any Subsidiary of the Company that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, except all references to "10 percent" in such definition shall be changed to "2 percent".

     "Subordinated Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary, respectively.

     "Subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Voting Stock is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Voting Stock of such entity entitling the holder thereof to vote or otherwise participate in the selection of the governing body, partners, managers or others that control the management and policies of such entity; provided, however that Pool Arabia, Ltd. shall not be deemed a Subsidiary as long as the Company uses the equity method to account for its interest in Pool Arabia, Ltd. and the consolidated financial statements of the Company do not include the financial statements of Pool Arabia, Ltd. in accordance with GAAP. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

     "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, and any such designation shall be deemed to be a Restricted Investment at the time of and immediately upon such designation by the Company and its Restricted Subsidiaries in the amount of the Consolidated Net Worth of such designated Subsidiary and its consolidated Subsidiaries at such time, provided that such designation shall be permitted only if (A) the Company and its Restricted Subsidiaries would be able to make the Restricted Investment deemed made pursuant to such designation at such time, (B) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (x) is Guaranteed by the Company or any Restricted Subsidiary, (y) is recourse to the Company or any Restricted Subsidiary or (z) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof and (C) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare such Indebtedness of the Company or any Restricted Subsidiary due and payable prior to its maturity. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, and any such designation shall be deemed to be an incurrence by the Company and its Subsidiaries of the Indebtedness (if any) of such Subsidiary so designated for purposes of the "Limitations on Additional Indebtedness" covenant as of the date of such designation, provided that such designation shall be permitted only if immediately after giving effect to such designation and the incurrence of any such additional Indebtedness deemed to have been incurred thereby (x) the Company would meet the Coverage Ratio Incurrence Condition and (y) no Default or Event of Default shall be continuing. Any such designation by the Board of Directors described in the two preceding sentences shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations of such certificate.

     "Voting Stock" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

     "Weighted Average Life to Maturity", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly-Owned Restricted Subsidiaries.

                              PLAN OF DISTRIBUTION

     There has previously been only a limited secondary market and no public market for the Old Notes. The Company does not intend to apply for the listing of the Notes on a national securities exchange or for their quotation through The Nasdaq Stock Market. The Old Notes are eligible for trading in the PORTAL market. Therefore, there can be no assurance that an active market for the Old Notes or the New Notes will develop.

     If a trading market develops for the Old Notes or the New Notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, such securities may trade at a discount from their offering price.

     With respect to resale of New Notes, based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that a holder (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or "broker" or "dealer" registered under the Exchange Act) who exchanges Old Notes for New Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Notes obtained by such holder in exchange for Old Notes acquired by such holder directly from the Company or an affiliate thereof, unless an exemption from registration is otherwise available.

     As contemplated by the above no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder in the ordinary course of business, (ii) the holder is not engaging and does not intend to engage in the distribution of the, and (iii) the holder acknowledges that if such holder participates in the Exchange Offer for the purpose of distributing the New Notes such holder must comply with the registration and prospectus delivery requirements of the Securities Act and cannot rely on the above no-action letters.

     Any broker or dealer registered under the Exchange Act (each a "broker-dealer") who holders Old Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company) may exchange such Old Notes for New Notes pursuant to the Exchange Offer; however, such broker-dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by it in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this Prospectus. The Company has agreed to cause the Registration Statement, of which this Prospectus is a part, to remain continuously effective, and to make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with resales. Any broker-dealer Participating in the Exchange Offer will be required to acknowledge that it will deliver a prospectus in connection with any resales of New Notes received by it in the Exchange Offer. The delivery by a broker-dealer of a prospectus in connection with resales of New Notes shall not be deemed to be an admission by such broker-dealer that it is an underwriter within the meaning of the Securities Act.

     The Company will not receive any proceeds from any sale of New Notes by broker dealers. New Notes received by broker dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes.

     The Company has agreed to pay all expenses incident to the Exchange Offer other than fees and disbursements of counsel to holders of Old Notes, underwriting commissions and discounts, brokerage commissions, agent fees (other than the fees of the Exchange Agent) and transfer taxes relating to the Registration Statement.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain material United States federal income tax consequences generally applicable to the Notes, including the tax consequences of the Exchange Offer to Holders of Old Notes who tender their Old Notes for New Notes. The U.S. federal income tax considerations set forth below are based upon currently existing provisions of the United States Internal Revenue Code of 1986, as amended ("the Code"), applicable Treasury Regulations, judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been, or will be, sought on the issues discussed herein. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences discussed below.

     As used in this summary, the term "U.S. Holder" means the beneficial owner of a Note that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any state, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     As used in this summary, the term "Non-U.S. Holder" means the beneficial owner of a Note that is, for U.S. federal income tax purposes, not a U.S. Holder. As used in this summary the term "Note" means either an "Old Note" or a "New Note."

     The summary is not a complete analysis or description of all potential U.S. federal income tax considerations that may be relevant to, or of the actual tax effect that any of the matters described herein will have on, particular U.S. Holders and Non-U.S. Holders (collectively, "Holders"), and does not address foreign, state, local or other tax consequences. This summary does not address the U.S. federal income tax consequences to (a) special classes of taxpayers (such as S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, broker-dealers and tax-exempt organizations) who are subject to special treatment under U.S. federal income tax laws, (b) Holders that hold Notes as part of a position in a "straddle," or as part of a "hedging," "conversion," or other integrated investment transaction for U.S. federal income tax purposes,
(c) Holders that do not hold the Notes as capital assets within the meaning of
Section 1221 of the Code or (d) Holders whose functional currency is not the U.S. dollar. Furthermore, federal estate and gift tax consequences are not discussed herein.

     BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH PROSPECTIVE PURCHASER OF THE NOTES IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER PARTICULAR TAX SITUATION AND AS TO ANY FEDERAL, FOREIGN, STATE, LOCAL OR OTHER TAX CONSIDERATIONS (INCLUDING ANY POSSIBLE CHANGES IN TAX LAW) AFFECTING THE PURCHASE, HOLDING AND DISPOSITION OF THE NOTES.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

Interest

     Generally, interest paid on the Notes will be ordinary income to a U.S. Holder at the time it accrues or is received in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

Exchange Offer

     The exchange of Old Notes for the New Notes pursuant to the Exchange Offer should not constitute a taxable event for U.S. federal income tax purposes, because the terms of the New Notes are not materially different from the terms of the Old Notes. As a result, U.S. Holders exchanging the Old Notes for the New Notes pursuant to the Exchange Offer should recognize no gain or loss upon receipt of the New Notes, and a U.S. Holder should have the same tax basis and holding period in the New Notes as in the Old Notes immediately prior to such exchange.

Disposition of the Notes

     Upon the sale, exchange or retirement of a Note (other than pursuant to the Exchange Offer), a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (except to the extent attributable to accrued interest that has not been included in income) and such U.S. Holder's adjusted tax basis in the Note at the time of such disposition. Amounts attributable to accrued interest that have not been included in income will be taxable as ordinary income. Prospective investors should consult their tax advisors regarding the treatment of capital gains and losses.

     The Company does not intend to treat the possibility of an optional redemption or repurchase of the Notes as giving rise to any accrual of original issue discount or recognition of ordinary income upon redemption, sale or exchange of a Note. U.S. Holders may wish to consider that Treasury Regulations regarding the treatment of certain contingencies were recently issued and may wish to consult their tax advisors in this regard.

Backup Withholding

     A non-corporate U.S. Holder of the Notes may be subject to backup withholding at the rate of 31 percent with respect to "reportable payments," which include interest paid on or the proceeds of a sale, exchange or redemption of, the Notes. The payor will be required to deduct and withhold the prescribed amounts if (i) the payee fails to furnish a Taxpayer Identification Number ("TIN") to the payor in the manner required, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in Section 3406(c) of the Code or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under Section 3406(a)(1)(C) of the Code. If any one of the events listed above occurs, the payor will be required to withhold an amount equal to 31 percent from any interest payment made with respect to the Notes or any payment of proceeds of a redemption of the Notes to a non-corporate U.S. Holder. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the U.S. Holder's federal income tax liability, so long as the required information is provided to the IRS. The payor generally will report to the U.S. Holders of the Notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on those securities.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

Interest

     Interest paid by the Company to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States (or a permanent establishment therein, if a tax treaty applies) by such Non-U.S. Holder and such Non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation, as defined in Section

957 of the Code, with respect to which the Company is a "related person"; (iii) is not a bank receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (iv) certifies, under penalties of perjury, that such Holder is not a United States person and provides the Company with such Holder's name and address, or a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business certifies, under penalties of perjury, that such certification and information has been received by it or a qualifying intermediary from the Non-U.S. Holder and furnishes the Company with a copy thereof.

     If a Non-United States Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular U.S. federal income tax on such effectively connected income in the same manner as if it were a U.S. Holder. See "U.S. Holders" above. Such Holder will be required to provide to the withholding agent a properly executed IRS Form 4224 (or, after December 31, 1998, a Form W-8) to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a non-U.S. corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a Note will be included in the effectively connected earnings and profits of such Non-U.S. Holder if such interest or gain, as the case may be, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

Gain on Disposition

     A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless
(i) the gain is effectively connected with the conduct of a trade or business within the United States (or a permanent establishment therein, if a tax treaty applies) by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Note as a capital asset, such Holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met, or (iii) the Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

Information Reporting and Backup Withholding

     The Company will, where required, report to the Non-U.S. Holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     In the case of payments of interest to Non-U.S. Holders, Treasury Regulations provide that the 31% backup withholding tax and certain information reporting will not apply to payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the Non-U.S. Holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under Treasury Regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-U.S. Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless such Holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the Holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States or foreign broker with certain types of relationships to the United States unless such broker has documentary evidence in its file that the Non-U.S. Holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the Non-U.S. Holder otherwise establishes an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not described in the preceding sentence.

     Recently adopted Treasury Regulations regarding the withholding and information reporting rules discussed above do not, in general, alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. These Treasury Regulations will become effective for payments made after December 31, 1998, subject to certain transition rules.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the issuance of the Notes offered hereby will be passed upon for the Company and the Subsidiary Guarantors by Covington & Burling, Washington, D.C.

                                    EXPERTS

     The (i) consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included and incorporated herein by reference to the Company's annual report on Form 10-K (File No 0-18437) ("Annual Report") and (ii) the related financial statement schedule for each of the three years in the period ended December 31, 1997, incorporated herein by reference to the Company's Annual Report, have been so incorporated in reliance on the report of Deloitte & Touche LLP, independent auditors, given upon authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Sea Mar as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997, included and incorporated herein by reference to the Company's Current Report on Form 8-K dated March 9, 1998 (File No. 0-18437) have been audited by Arthur Andersen LLP, independent public accountants, as indicated in this report with respect thereto and are included and incorporated herein by reference in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Pool Energy Services Co.
  Annual Consolidated Financial Statements
     Independent Auditors' Report...........................   F-2
     Statements of Consolidated Operations for the Three
      Years Ended December 31, 1997.........................   F-3
     Statements of Consolidated Cash Flows for the Three
      Years Ended December 31, 1997.........................   F-4
     Consolidated Balance Sheets, December 31, 1997 and
      1996..................................................   F-5
     Notes to Consolidated Financial Statements.............   F-6
  Interim Condensed Consolidated Financial Statements
     (Unaudited):
     Condensed Statements of Consolidated Operations for the
      Three Months Ended March 31, 1998 and 1997............  F-40
     Condensed Statements of Consolidated Cash Flows for the
      Three Months Ended March 31, 1998 and 1997............  F-41
     Condensed Consolidated Balance Sheet, March 31, 1998...  F-42
     Notes to Condensed Consolidated Financial Statements...  F-43
Sea Mar, Inc. and Subsidiaries
     Report of Independent Public Accountants...............  F-55
     Consolidated Statements of Operations for the Two Years
      Ended December 31, 1997...............................  F-56
     Consolidated Statements of Cash Flows for the Two Years
      Ended December 31, 1997...............................  F-57
     Consolidated Balance Sheets, December 31, 1997 and
      1996..................................................  F-58
     Consolidated Statements of Shareholder's Investment for
      the Two Years Ended December 31, 1997.................  F-59
     Notes to Consolidated Financial Statements.............  F-60

                          INDEPENDENT AUDITORS' REPORT

Pool Energy Services Co.:

     We have audited the accompanying consolidated balance sheets of Pool Energy Services Co. and its subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related statements of consolidated operations and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Pool Energy Services Co. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Houston, Texas
February 17, 1998 (May 20, 1998 as to Notes 4 and 6)

                            POOL ENERGY SERVICES CO.

                     STATEMENTS OF CONSOLIDATED OPERATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------   --------   --------
Revenues....................................................  $451,922   $348,558   $277,305
Earnings Attributable to Unconsolidated Affiliates..........     3,080      2,244      2,955
                                                              --------   --------   --------
          Total.............................................   455,002    350,802    280,260
                                                              --------   --------   --------
Costs and Expenses:
  Operating expenses........................................   334,592    267,692    219,074
  Selling, general and administrative expenses..............    53,343     46,773     39,927
  Depreciation and amortization.............................    25,022     18,545     15,002
  Acquisition related costs.................................        77         33        622
                                                              --------   --------   --------
          Total.............................................   413,034    333,043    274,625
                                                              --------   --------   --------
Other Income (Expense) -- Net...............................     4,617      2,095      1,289
Interest Expense............................................     4,288      2,793      1,811
                                                              --------   --------   --------
Income Before Income Taxes and Minority Interest............    42,297     17,061      5,113
Income Tax Provision........................................    15,706      7,524      1,981
Minority Interest in Loss of Consolidated Subsidiary........       (87)      (103)        --
                                                              --------   --------   --------
Net Income..................................................  $ 26,678   $  9,640   $  3,132
                                                              ========   ========   ========
Earnings Per Share of Common Stock..........................  $   1.39   $    .58   $    .23
                                                              ========   ========   ========
Earnings Per Share of Common Stock -- assuming dilution.....  $   1.36   $    .58   $    .23
                                                              ========   ========   ========

                See Notes to Consolidated Financial Statements.

                            POOL ENERGY SERVICES CO.

                     STATEMENTS OF CONSOLIDATED CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Operating Activities:
  Net Income...............................................  $ 26,678    $  9,640    $  3,132
  Noncash items included above:
     Depreciation and amortization.........................    25,022      18,545      15,002
     Deferred income taxes.................................    10,741       4,178       1,261
     Undistributed earnings of unconsolidated affiliates...    (3,018)     (2,221)     (2,895)
     Other -- net..........................................    (1,064)       (753)       (218)
  Payment of pre-1990 personal injury and property damage
     claims................................................      (820)        (45)        (37)
  Payment for lease of manufacturing facility, net of
     sublease..............................................    (1,773)     (1,610)     (2,060)
  Cash dividends received from unconsolidated affiliates...     1,607       1,663       2,885
  Other -- net.............................................      (794)       (963)       (723)
  Net effect of changes in operating working capital.......   (14,192)    (10,719)      7,248
                                                             --------    --------    --------
  Net Cash Flows Provided by Operating Activities..........    42,387      17,715      23,595
                                                             --------    --------    --------
Investing Activities:
  Property additions.......................................   (60,355)    (30,662)    (23,436)
  Expenditures for acquisitions, including acquisition
     costs, less
  cash acquired............................................   (32,869)    (22,366)     (3,431)
  Proceeds from disposition of property, plant and
     equipment.............................................     6,829       2,335       2,400
  Decrease in restricted cash..............................       974         152         154
  Other -- net.............................................       519         (15)        204
                                                             --------    --------    --------
  Net Cash Flows Used for Investing Activities.............   (84,902)    (50,556)    (24,109)
                                                             --------    --------    --------
Financing Activities:
  Proceeds from issuance of common stock, net..............        --      47,455          --
  Proceeds from exercise of stock options..................     3,300       3,376          61
  Proceeds and repayments of short-term
     borrowings -- net.....................................        --          --      (1,600)
  Retirement of debt assumed in acquisitions...............    (3,522)         --      (1,962)
  Payments for debt financing costs........................    (1,587)       (199)       (102)
  Proceeds from long-term debt.............................    70,800       6,500      10,000
  Principal payments on long-term debt.....................   (28,395)     (7,546)     (2,751)
  Principal payments on notes payable to related parties...      (925)       (400)       (200)
                                                             --------    --------    --------
  Net Cash Flows Provided by Financing Activities..........    39,671      49,186       3,446
                                                             --------    --------    --------
Net Increase (Decrease) in Cash and Cash Equivalents.......    (2,844)     16,345       2,932
Cash and Cash Equivalents at January 1,....................    21,837       5,492       2,560
                                                             --------    --------    --------
Cash and Cash Equivalents at December 31,..................  $ 18,993    $ 21,837    $  5,492
                                                             ========    ========    ========

                See Notes to Consolidated Financial Statements.

                            POOL ENERGY SERVICES CO.

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS EXCEPT NUMBER OF SHARES)

                                                                  DECEMBER 31
                                                              -------------------
                                                                1997       1996
                                                              --------   --------
                           ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 18,993   $ 21,837
  Restricted cash...........................................        10        183
  Accounts and notes receivable (net of allowance for
     doubtful
     accounts of $1,272 and $1,235).........................    89,943     63,067
  Other receivables.........................................     5,705      5,483
  Accounts receivable from affiliates.......................     1,635      1,064
  Inventories...............................................    19,500     14,726
  Deferred income tax asset.................................     8,594      3,807
  Other current assets......................................     8,295      4,213
                                                              --------   --------
          Total current assets..............................   152,675    114,380
Property, Plant and Equipment -- Net........................   259,793    189,125
Investment in and Noncurrent Receivables from Unconsolidated
  Affiliates................................................    20,515     19,104
Goodwill, net...............................................    42,395     12,880
Noncurrent Deferred Income Tax Asset........................        --      1,506
Noncurrent Receivables (net of allowance for doubtful
  accounts
  of $1,113 and $1,219) and Other Assets....................     3,817      3,421
Noncurrent Restricted Cash..................................        --        801
                                                              --------   --------
          Total.............................................  $479,195   $341,217
                                                              ========   ========

            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.........................  $  1,025   $  9,702
  Current portion of notes payable to related parties.......        --        925
  Trade accounts payable....................................    38,217     20,771
  Accounts payable to affiliate.............................     3,088      1,251
  Accrued liabilities.......................................    44,644     29,505
  Accrued taxes.............................................     6,631      4,590
                                                              --------   --------
          Total current liabilities.........................    93,605     66,744
Long-Term Debt..............................................    79,322     23,068
Deferred Income Taxes.......................................    21,575      4,199
Other Liabilities...........................................    46,995     46,036
Minority Interest...........................................     3,960      4,047
Shareholders' Equity:
  Common stock, no par value:
     40,000,000 shares authorized; 19,448,946 and 19,094,824
      shares
       issued and outstanding...............................   196,532    186,785
  Retained earnings.........................................    38,229     11,551
  Unearned compensation -- restricted stock.................      (701)      (891)
  Cumulative foreign currency translation adjustments.......      (322)      (322)
                                                              --------   --------
          Total shareholders' equity........................   233,738    197,123
                                                              --------   --------
          Total.............................................  $479,195   $341,217
                                                              ========   ========

                See Notes to Consolidated Financial Statements.

                            POOL ENERGY SERVICES CO.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     All dollar amounts in the tabulations in the notes to the consolidated financial statements are stated in thousands unless otherwise indicated. All dollar amounts included in the text are in whole dollars, unless otherwise indicated. Certain reclassifications have been made in the 1995 and 1996 consolidated financial statements to conform with the 1997 presentation.

THE COMPANY

     Pool Energy Services Co. (the "Company") was formed in November 1988 to acquire all of the oilfield services business of ENSERCH Corporation ("ENSERCH"), and such acquisition was consummated in April 1990. As used herein, except where the context otherwise requires, the term "Company" refers to Pool Energy Services Co., its subsidiary corporations and its unconsolidated affiliates. The Company operates in only one business segment - the oilfield services industry. Within the oilfield services industry, the Company provides services and products to oil and natural gas well operators for the workover, maintenance and plugging of existing oil and natural gas wells and for the drilling and completion of new oil and natural gas wells. The Company operates in the United States, South America, the Middle East, Asia and Australia.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the financial statements of the Company and all subsidiaries in which a controlling interest is held. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company uses the equity method to account for affiliates in which it does not have control. The Company acquired a 51% controlling interest in a newly formed Argentina corporation, Pool International Argentina S.A. ("PIASA"), in August 1996 (see Note 3). For financial reporting purposes, 100% of the assets, liabilities, results of operations and cash flows of PIASA are consolidated with those of the Company. The minority shareholder's interest in PIASA and the earnings or losses therefrom have been reflected as "minority interest" in the Company's consolidated financial statements.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company generally recognizes revenue when services are rendered or products are shipped.

FOREIGN CURRENCY GAINS AND LOSSES

     The U.S. dollar is the functional currency for all of the Company's foreign operations, and for those operations, foreign currency gains and losses are included in the statement of consolidated operations as incurred. The cumulative translation gains and losses reflected as a separate component of shareholders' equity arose prior to April 1996, when the functional currency of the Company's then unconsolidated affiliate in Trinidad was the Trinidad and Tobago dollar.

PROPERTY, PLANT AND EQUIPMENT

     Depreciation of plant and equipment is provided on a straight-line basis over the estimated useful lives of the assets. The components of a rig that generally require replacement during the rig's life have useful lives that range from three to 12 years. The basic rigs, excluding such components, have estimated useful lives from

                            POOL ENERGY SERVICES CO.

date of original manufacture ranging from 22 to 35 years. Other property and equipment have useful lives that range from three to seven years. Estimated salvage values are assigned to the rigs based on an individual assessment of each rig and generally approximate 15% of cost.

     Effective January 1, 1996 the Company adopted Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets including certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Since adoption of this statement no impairment losses have been recognized.

GOODWILL

     Goodwill, totaling $42.4 million and $12.9 million at December 31, 1997 and 1996, respectively, represents the cost in excess of fair value of the net assets of companies acquired (see Note 3). Goodwill is amortized using the straightline method over 25 to 30 years and is recorded net of accumulated amortization of $1.3 million and $0.6 million at December 31, 1997 and 1996, respectively. Amortization of goodwill for the years ended December 31, 1997, 1996 and 1995 amounted to $0.7 million, $0.4 million and $0.2 million, respectively. The carrying amount of unamortized goodwill is reviewed for potential impairment loss when events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable.

ENVIRONMENTAL REMEDIATION AND COMPLIANCE

     Costs incurred to investigate and remediate contaminated sites are expensed unless the remediation extends the useful lives of the assets employed at the site. Remediation costs that extend the useful lives of the assets are capitalized and amortized over the remaining economic lives of such assets. Liabilities are recorded when the need for environmental assessments and/or remedial efforts become known or probable and the cost can be reasonably estimated.

INCOME TAXES

     The Company is subject to both U.S. and foreign income taxes. The Company accounts for income taxes based upon Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and available tax credit carryforwards.

INVENTORIES

     Inventories of spare parts, materials and supplies held for consumption are stated principally at average cost.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade receivables. The Company restricts temporary cash investments to financial institutions with high credit standing and by policy limits the amount of credit exposure to any one financial institution. The Company's customer base consists primarily of multi-national, foreign national and independent oil and natural gas producers. During 1997, no single customer accounted for more than 10% of the Company's consolidated revenues. One customer accounted for approximately 11% of the Company's consolidated revenues in both 1996 and 1995. The Company performs ongoing credit

                            POOL ENERGY SERVICES CO.

evaluations of its customers and generally does not require collateral on its trade receivables. Such credit risk is considered by management to be limited due to the large number of customers comprising the Company's customer base. The Company maintains reserves for potential credit losses, and such losses have been within management's expectations.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     Except for investments in its unconsolidated affiliates, which are accounted for under the equity method, the Company's financial instruments consist primarily of variable rate items for which management believes fair value approximates carrying value.

FOREIGN EXCHANGE RISK MANAGEMENT

     The Company operates internationally, giving rise to exposure to market risks from changes in foreign exchange rates to the extent that transactions are not denominated in the U.S. dollar. The Company uses forward exchange contracts as economic hedges of exposed net investments in foreign entities in which that exposure exceeds $0.2 million and for which contracts in the appropriate currency are available. The Company's foreign exchange contracts do not subject the Company to the risk of exchange rate movements because gains and losses on these contracts offset gains and losses on the exposed investments being hedged. Realized and unrealized gains and losses on these contracts are recognized currently in the statement of consolidated operations. The forward exchange contracts generally have maturities which do not exceed 31 days. The Company had forward exchange contracts to purchase $2.3 million in Australian dollars, $1.8 million in Argentine pesos and $1.7 million in Malaysian ringgits at December 31, 1997 and $2.5 million in Malaysian ringgits and $2.0 million in Australian dollars at December 31, 1996. The Company does not hold or issue financial instruments for trading purposes.

STOCK INCENTIVE PLANS

     The Company accounts for stock option grants to employees using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under the Company's stock incentive plans, the price of the stock on the grant date is the same as the amount an employee must pay to exercise the option to acquire the stock; accordingly, the options have no intrinsic value at grant date, and in accordance with the provisions of APB 25 no compensation cost is recognized.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which sets forth alternative accounting and disclosure requirements for stock-based compensation arrangements. SFAS 123 does not rescind the existing accounting for employee stock-based compensation under APB 25. Companies may continue to follow the current accounting to measure and recognize employee stock-based compensation; however, SFAS 123 requires disclosure of pro forma net income and earnings per share that would have been reported under the "fair value" based recognition provisions of SFAS 123. The Company has disclosed in Note 2 the pro forma information required under SFAS 123.

CASH EQUIVALENTS

     The Company considers all unrestricted highly liquid investments with less than a three-month maturity when purchased as cash equivalents.

EARNINGS PER SHARE OF COMMON STOCK

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share," which establishes new standards for computing, presenting and

                            POOL ENERGY SERVICES CO.

disclosing earnings per share ("EPS"). This statement requires restatement of all prior-period EPS data presented herein.

     The following tables set forth the amounts used in computing EPS and the weighted average number of shares of dilutive potential common stock for the three years ended December 31, 1997.

                                                           FOR THE YEAR ENDED DECEMBER 31, 1997
                                                         -----------------------------------------
                                                           INCOME          SHARES        PER-SHARE
                                                         (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                         -----------    -------------    ---------
                                                           (IN THOUSANDS EXCEPT NUMBER OF SHARES
                                                                  AND PER SHARE AMOUNTS)
Earnings per Share of Common Stock:
  Net Income...........................................    $26,678       19,257,185        $1.39
                                                                                           =====
Dilutive Effect of Potential Common Stock:
  Stock Options........................................         --          319,798
                                                           -------       ----------
Earnings per Share of Common Stock -- Assuming
  Dilution:
  Net Income...........................................    $26,678       19,576,983        $1.36
                                                           =======       ==========        =====

     Options to purchase approximately 52,000 shares of common stock at $31.81 per share were outstanding during the fourth quarter of 1997 but were not included in the computation of diluted EPS because the options were antidilutive.

                                                           FOR THE YEAR ENDED DECEMBER 31, 1996
                                                         -----------------------------------------
                                                           INCOME          SHARES        PER-SHARE
                                                         (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                         -----------    -------------    ---------
                                                           (IN THOUSANDS EXCEPT NUMBER OF SHARES
                                                                  AND PER SHARE AMOUNTS)
Earnings per Share of Common Stock:
  Net Income...........................................    $ 9,640       16,504,853        $ .58
                                                                                           =====
Dilutive Effect of Potential Common Stock:
  Stock Options........................................         --          172,074
                                                           -------       ----------
Earnings per Share of Common Stock -- Assuming
  Dilution:
  Net Income...........................................    $ 9,640       16,676,927        $ .58
                                                           =======       ==========        =====

     Options to purchase approximately 593,000 shares of common stock at a weighted average exercise price of $10.26 per share were outstanding during the first quarter of 1996 but were not included in the computation of diluted EPS because the options were antidilutive.

                                                           FOR THE YEAR ENDED DECEMBER 31, 1995
                                                         -----------------------------------------
                                                           INCOME          SHARES        PER-SHARE
                                                         (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                         -----------    -------------    ---------
                                                           (IN THOUSANDS EXCEPT NUMBER OF SHARES
                                                                  AND PER SHARE AMOUNTS)
Earnings per Share of Common Stock:
  Net Income...........................................    $ 3,132       13,840,122        $ .23
                                                                                           =====
Dilutive Effect of Potential Common Stock:
  Stock Options........................................         --           40,662
                                                           -------       ----------
Earnings per Share of Common Stock -- Assuming
  Dilution:
  Net Income...........................................    $ 3,132       13,880,784        $ .23
                                                           =======       ==========        =====

     Options to purchase approximately 740,000 shares of common stock at a weighted average exercise price of $10.14 per share were outstanding during 1995 but were not included in the computation of diluted EPS because the options were antidilutive.

                            POOL ENERGY SERVICES CO.

2.  SHAREHOLDERS' EQUITY

     The following is a summary of transactions affecting shareholders' equity for the last three fiscal years:

                                                                                          CUMULATIVE
                                                                             UNEARNED       FOREIGN
                                                               RETAINED    COMPENSATION    CURRENCY
                                                     COMMON    EARNINGS    -RESTRICTED    TRANSLATION
                                                     STOCK     (DEFICIT)      STOCK       ADJUSTMENTS
                                                    --------   ---------   ------------   -----------
Balance, January 1, 1995..........................  $130,177    $(1,221)      $  --          $(317)
  Net income......................................        --      3,132          --             --
  Issuance of common stock for:
     Stock options exercised......................        61         --          --             --
     Business acquisition.........................     4,200         --          --             --
  Translation adjustment..........................        --         --          --             (5)
                                                    --------    -------       -----          -----
Balance, December 31, 1995........................   134,438      1,911          --           (322)
  Net income......................................        --      9,640          --             --
  Issuance of common stock for:
     Stock options exercised......................     3,376         --          --             --
     Public offering, net.........................    47,455         --          --             --
  Issuance of restricted common stock.............       949         --        (949)            --
  Tax benefit from stock options exercised........       567         --          --             --
  Compensation expense............................        --         --          58             --
                                                    --------    -------       -----          -----
Balance, December 31, 1996........................   186,785     11,551        (891)          (322)
  Net income......................................        --     26,678          --             --
  Issuance of common stock for:
     Stock options exercised......................     3,300         --          --             --
     Business acquisition adjustment (see Note
       3).........................................     3,978         --          --             --
  Issuance of restricted common stock.............       272         --        (272)            --
  Forfeiture of restricted common stock...........       (46)        --          46             --
  Tax benefit from stock options exercised........     2,136         --          --             --
  Compensation expense............................       107         --         416             --
                                                    --------    -------       -----          -----
Balance, December 31, 1997........................  $196,532    $38,229       $(701)         $(322)
                                                    ========    =======       =====          =====

COMMON STOCK

     In July 1996, the Company completed the sale to the public of 4,600,000 shares of its common stock, no par value, from which it received cash proceeds of approximately $47.5 million, net of expenses. The Company used the net proceeds principally as follows: (i) $10.9 million in connection with the August 1996 acquisition of a 51% controlling interest in PIASA, a newly formed Argentina corporation which provides well-servicing, workover and drilling services in Argentina, (ii) approximately $9 million in connection with the October 1996 acquisition of the 51% interest not already owned by the Company in Antah Drilling Sdn. Bhd. ("Antah Drilling"), (iii) $4.5 million in connection with the June 1996 Western Oil Well Service Co. ("Western Oil") asset acquisition, (iv) $8.4 million in connection with the refurbishment of Rig 18, a previously idle platform drilling rig in the Gulf of Mexico, and (v) for repayment of debt under the Company's syndicated bank revolving line of credit and general corporate purposes. The amounts described above include both acquisition expenditures and related working capital advances. See Note 3 for additional descriptions of these acquisitions.

                            POOL ENERGY SERVICES CO.

PREFERRED STOCK

     The 1,000 shares of the Company's authorized and issued preferred stock is currently held in treasury.

SHAREHOLDER RIGHTS PLAN

     The Company maintains a Shareholder Rights Plan (the "Rights Plan") that is designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the Company without offering fair value to all shareholders and to deter other abusive takeover tactics which are not in the best interests of shareholders. The Company's Board of Directors adopted the Rights Plan in June 1994 and declared a dividend to the shareholders of one right ("Right") for each outstanding share of the Company's common stock. The Rights only become exercisable, and transferable apart from the Company's common stock, ten business days following a public announcement that a person or group ("Acquirer") has acquired beneficial ownership of, or has commenced a tender or exchange offer for, 15% or more of the Company's common stock (each a "Triggering Event").

     Each Right initially entitles the holder to purchase one-third of one share of the Company's common stock at a price of $9.00, subject to adjustment. Upon the occurrence of a Triggering Event, each Right, in the absence of timely redemption of the Rights by the Company, will entitle the holder thereof (other than the Acquirer), instead, to receive upon exercise of the Right a number of the Company's common shares (or, in certain circumstances, cash, property or other securities of the Company) having a current market value equal to twice the exercise price for a full share of common stock. Following the occurrence of a Triggering Event, if the Company is acquired in a merger or other business combination, or 50% or more of the Company's assets or earning power are sold or transferred, each Right, in the absence of timely redemption of the Rights by the Company, will entitle the holder thereof (other than the Acquirer) to receive a number of shares of common stock of the acquiring company having a current market value equal to twice the exercise price for a full share of common stock.

     The Rights may be redeemed by the Company in whole, but not in part, at a redemption price of $.01 per Right at any time prior to the Rights becoming exercisable. The Rights will expire in June 2004. Until the Rights become exercisable, they have no dilutive effect on earnings per share. As of December 31, 1997, a total of 5,994,337 shares of the Company's common stock were reserved for issuance upon exercise of Rights.

     The description and terms of the Rights are set forth in a Rights Agreement between the Company and the First National Bank of Boston, as Rights Agent.

STOCK INCENTIVE PLANS

     The Company's 1993 Employee Stock Incentive Plan is for officers and key employees, which plan reserved for issuance up to 600,000 shares of the Company's common stock. In 1997, the plan was amended to increase the number of shares of the Company's common stock reserved for issuance thereunder by 850,000 shares (thereby resulting in 1,450,000 shares reserved). The shares may be issued upon the exercise of non-qualified stock options granted under the plan or may be granted as restricted stock awards or bonus stock awards. Subject to earlier termination under certain circumstances, stock options are exercisable over a ten-year term and, unless specified otherwise at the time of the grant, vest at the rate of 25 percent per year of continuous employment following the grant of the options. As of December 31, 1997 the Company had issued 86,407 shares as a result of the exercise of options pursuant to such plan. Shares of common stock awarded as restricted stock are subject to restrictions on transfer and subject to risk of forfeiture until earned by continued employment or the achievement of specific goals. During the restriction period, holders of restricted stock have the right to vote; cash dividends, if any, are accrued but not paid until satisfaction of the applicable restrictions. As of December 31, 1997, the Company had awarded 65,649 shares of restricted stock, net of forfeitures, pursuant to such plan.

                            POOL ENERGY SERVICES CO.

     The Company also has a 1990 Employee Stock Option Plan for officers and key employees, which plan reserved for issuance up to 1,000,000 shares of the Company's common stock, of which 627,737 shares had been issued as of December 31, 1997 through the exercise of options. Subject to earlier termination under certain circumstances, options are exercisable over a ten-year term and, unless specified otherwise at the time of the grant, vest at the rate of 25 percent per year of continuous employment following the grant of the options. Since the adoption of the 1993 Employee Stock Incentive Plan, no additional options may be granted under the 1990 Employee Stock Option Plan.

     Effective February 1996, the Company adopted the 1996 Directors' Stock Incentive Plan for members of its Board of Directors who are not full-time employees of the Company. The plan reserved for issuance up to 200,000 shares of the Company's common stock which may be issued upon the exercise of stock options or may be awarded as restricted stock. The plan provides for each person who is elected or appointed a director for the first time after the effective date to receive automatically an initial stock option of 8,000 shares and to receive automatically a stock option for 4,000 shares on the date of each Annual Meeting of Shareholders after the initial grant at which such director is reelected. Options expire ten years after the date of grant. Each option becomes exercisable at the end of one year from the date of grant. Also, each director receives an award of 1,000 shares of restricted stock, with a one-year restriction period, on the date of each Annual Meeting of Shareholders. As of December 31, 1997, the Company had issued 8,000 shares as the result of the exercise of options and had awarded 11,000 shares of restricted stock, net of forfeitures, pursuant to such plan.

     The Company also has a 1991 Directors' Stock Option Plan for members of its Board of Directors who are not full-time employees of the Company. Such plan reserved for issuance up to 150,000 shares of the Company's common stock, of which 56,000 shares had been issued as of December 31, 1997 through the exercise of options. Subject to earlier termination under certain circumstances, options expire ten years after the date of the grant. Each option becomes exercisable as to 50% of the shares covered thereby at the end of one year from the date of grant and as to the remaining 50% at the end of two years from the date of grant. Since the adoption of the 1996 Directors' Stock Incentive Plan no additional options may be granted under the 1991 Directors' Stock Option Plan.

     The fair market value at the date the restricted stock was issued has been recorded as unearned compensation -- restricted stock and is shown as a separate component of shareholders' equity. The unearned restricted stock compensation is amortized to operations over the related restriction period. The following table summarizes the restricted stock activity related to the Company's plans:

                                                               1997       1996
                                                              -------    -------
                                                                (IN THOUSANDS
                                                               EXCEPT NUMBER OF
                                                                SHARES AND PER
                                                                SHARE AMOUNTS)
Number of restricted shares awarded.........................   12,000     70,000
Weighted average fair market value on date of issue.........  $ 22.66    $ 13.56
Restricted stock outstanding at December 31.................   76,649     70,000
Pre-tax compensation expense................................  $   416    $    58

     The exercise price of options under all plans is the fair market value per share on the date the options are granted. The exercise of stock options results in a U.S. tax deduction to the Company equal to the income tax effect of the difference between the exercise price and the market price at the exercise date. For financial reporting purposes, this tax benefit is accounted for as a credit to common stock. During 1997 and 1996, $2.1 million and $0.6 million, respectively, were credited to common stock as a result of the tax benefit

                            POOL ENERGY SERVICES CO.

associated with stock option exercises. The following table summarizes the stock option activity related to the Company's plans (shares in thousands):

                                          1997                        1996                        1995
                                -------------------------   -------------------------   -------------------------
                                         WEIGHTED-AVERAGE            WEIGHTED-AVERAGE            WEIGHTED-AVERAGE
                                SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
                                ------   ----------------   ------   ----------------   ------   ----------------
Outstanding, January 1........  1,043         $ 9.42        1,142         $ 9.07        1,000         $ 9.27
  Granted.....................    195         $18.68          274         $10.81          205         $ 8.20
  Exercised...................   (348)        $ 9.49         (361)        $ 9.36           (9)        $ 6.80
  Forfeited...................    (15)        $16.01          (12)        $ 9.17          (54)        $10.00
                                -----                       -----                       -----
Outstanding, December 31......    875         $11.34        1,043         $ 9.42        1,142         $ 9.07
                                =====                       =====                       =====
Exercisable, December 31......    394         $ 9.05          569         $ 9.04          799         $ 9.36

     The following table summarizes information about the stock options outstanding at December 31, 1997 (shares in thousands):

                                    OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                  -------------------------------------------------------   ------------------------------------
                  NUMBER OF SHARES    WEIGHTED-AVERAGE                      NUMBER OF SHARES
   RANGE OF        OUTSTANDING AT        REMAINING       WEIGHTED-AVERAGE    EXERCISABLE AT     WEIGHTED-AVERAGE
EXERCISE PRICES   DECEMBER 31, 1997   CONTRACTUAL LIFE    EXERCISE PRICE    DECEMBER 31, 1997    EXERCISE PRICE
---------------   -----------------   ----------------   ----------------   -----------------   ----------------
$6.125 - $8.75           242            6 years               $ 7.41               157               $ 7.04
$9.25 - $13.50           581           7.2 years              $11.16               237               $10.38
$31.8125                  52           9.7 years              $31.81                --               $   --
                         ---                                                       ---
                         875                                                       394
                         ===                                                       ===

     The Company applies the intrinsic value based method of APB 25 in accounting for its employee stock incentive plans. Accordingly, no compensation expense has been recognized for any stock options issued under the employee plans. Had compensation expense for stock options granted to employees been recognized based on the fair value at the grant dates, using the methodology prescribed by SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                           1997       1996      1995
                                                          -------    ------    ------
                                                                 (IN THOUSANDS
                                                           EXCEPT PER SHARE AMOUNTS)
Net Income:
  As reported...........................................  $26,678    $9,640    $3,132
  Pro forma.............................................   26,038     9,240     3,019
Earnings Per Share of Common Stock:
  As reported...........................................  $  1.39    $  .58    $  .23
  Pro forma.............................................     1.35       .56       .22
Earnings Per Share of Common Stock -- assuming dilution:
  As reported...........................................  $  1.36    $  .58    $  .23
  Pro forma.............................................     1.33       .56       .22

     SFAS 123 does not apply to options granted prior to January 1, 1995; therefore, the pro forma effect disclosed above may not be representative of pro forma amounts in future years.

                            POOL ENERGY SERVICES CO.

     The per share weighted-average fair value of stock options granted during 1997, 1996 and 1995 was $12.55, $6.42 and $4.97, respectively. The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option-pricing model based on the following weighted-average assumptions:

                                                                  YEAR OF GRANT
                                                          -----------------------------
                                                           1997       1996       1995
                                                          -------    -------    -------
Risk-free interest rate.................................    6.68%      6.36%      6.78%
Expected life of options................................  8 years    8 years    8 years
Expected volatility of the Company's stock price........      51%        43%        44%
Expected dividends......................................     none       none       none

3.  ACQUISITIONS

1997 ACQUISITIONS

     A.A. Oilfield Service, Inc. In November 1997, the Company acquired all of the outstanding capital stock of privately owned A.A. Oilfield Service, Inc. ("A.A.") for $4.1 million in cash. This acquisition included 18 oilfield trucks, one salt water disposal well and related equipment based in Hobbs, New Mexico. This acquisition was financed through borrowings under the Company's syndicated bank revolving line of credit.

     Trey Services, Inc. In October 1997, the Company acquired all of the outstanding capital stock of Trey Services, Inc. ("Trey") and certain associated operating assets for cash of $31.3 million. Prior to the acquisition, Trey, through its wholly-owned subsidiary R & H Well Service, Inc. ("R&H"), operated a fleet of approximately 67 land well-servicing rigs, 104 oilfield trucks, 430 fluid storage tanks and five brine and disposal wells in the Permian Basin of West Texas. This acquisition was financed through borrowings under the Company's syndicated bank revolving line of credit.

     D A & S Oil Well Servicing, Incorporated. In June 1997, the Company acquired all of the outstanding capital stock of D A & S Oil Well Servicing, Incorporated ("DA&S"), a privately owned well-servicing company with a fleet of 37 land well-servicing rigs, for $10.5 million, consisting of long-term notes in the amount of $10.1 million and $0.4 million in cash.

     Each of the 1997 acquisitions discussed above was recorded under the purchase method of accounting, and accordingly, the results of operations of each acquired entity have been included in the accompanying consolidated financial statements from the date such entity was acquired. The purchase price of each acquisition was allocated based on preliminary estimates of the fair market value of the assets acquired and liabilities assumed at the date of acquisition and is subject to adjustment as additional information becomes available and is evaluated. The primary areas subject to further purchase price adjustment are reserves associated with insurance related matters and taxes. Such allocations resulted in goodwill of approximately $30.4 million, which is being amortized on a straight-line basis over 25 years.

1996 ACQUISITIONS

     Antah Drilling Sdn. Bhd. In October 1996, the Company acquired the 51% interest that it did not already own in Antah Drilling and, in March 1997, such entity's name was changed to Pool International (Malaysia) Sdn. Bhd. ("Pool Malaysia"). The purchase price and the repayment of certain indebtedness that Antah Drilling owed to the Company's former partner in that venture totaled $9.0 million. Pool Malaysia's assets include Rig 489, a 2,000 horsepower offshore platform drilling rig, which commenced a three-year contract in Australia in August 1996, and an offshore platform workover rig currently operating under a term contract in Malaysia. In connection with the Antah Drilling acquisition, the Company agreed to assume liability under Antah Drilling's term loans, which aggregated $14.6 million (see Note 6). Prior to the date of acquisition, Antah Drilling was accounted for under the equity method based upon the Company's 49% ownership interest.

                            POOL ENERGY SERVICES CO.

     Pool International Argentina S. A. In August 1996, the Company acquired for approximately $8.7 million in cash a 51% controlling interest in PIASA. PIASA owns nine land drilling rigs and 11 land workover rigs, all of which are located in Argentina.

     Each of the 1996 acquisitions discussed above was recorded under the purchase method of accounting and, accordingly, the results of operations of each acquired entity have been included in the accompanying consolidated financial statements from the date such entity was acquired. The purchase price of each acquisition was allocated based on the estimated fair market value of the assets acquired and liabilities assumed at the date of acquisition. Such allocations resulted in goodwill of approximately $1.6 million, which is being amortized on a straight-line basis over 30 years.

     Western Oil. In June 1996, the Company purchased the operating assets, including approximately 23 land well-servicing rigs, of Western Oil for approximately $4.0 million in cash.

1995 ACQUISITION

     Golden Pacific Corp. In June 1995, the company acquired all of the outstanding capital stock of GPC, a privately owned California well servicing company with a fleet of approximately 155 rigs and related equipment, for $18.8 million, consisting of long-term notes in the amount of $11.5 million, $3.1 million in cash and 493,543 shares of the Company's common stock valued at $4.2 million. The cash paid in the transaction was provided by the Company's existing syndicated bank revolving line of credit.

     In August 1997, the Company entered into an agreement with the sellers of GPC that resolved certain issues that had arisen in connection with the GPC purchase agreement (see Note 6).

     The acquisition was accounted for under the purchase method, and accordingly the results of GPC have been included in the accompanying consolidated financial statements since the date of acquisition. The purchase price was allocated on the basis of the estimated fair market value of the assets acquired and the liabilities assumed as of the date of acquisition. This allocation resulted in goodwill of approximately $11.7 million, which is being amortized on a straight-line basis over 30 years. In connection with the purchase of GPC, the Company recorded acquisition related costs totaling $0.6 million, primarily for yard closings.

4.  SUBSEQUENT EVENT

     On March 31, 1998, the Company acquired all the outstanding capital stock of Sea Mar, Inc. ("Sea Mar"), a privately owned Louisiana-based offshore support vessel company with operations primarily in the Gulf of Mexico, for approximately $75.9 million in cash (including an estimated $14.7 million in post-closing purchase price adjustments) and 1,538,462 shares of the Company's common stock. In addition, the Company agreed to pay additional cash consideration contingent upon Sea Mar exceeding certain financial targets for the fiscal years ending December 31, 1998 and 1999, up to a maximum of $10 million in each year. Sea Mar has a diversified fleet of 23 support vessels, including one anchor handling/tug supply vessel, 13 supply vessels, seven mini-supply vessels and two research vessels. Furthermore, during 1997 Sea Mar contracted with a marine vessel builder to construct ten additional vessels at an estimated aggregate cost of $77.6 million, net of deposits. These new vessels are scheduled to be delivered between late 1998 and early 2000. Sea Mar's services include the marine transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore facilities. It also provides offshore logistical support to drilling and workover operations, pipelaying and other construction, production platforms and geophysical operations. For the year ended December 31, 1997, Sea Mar reported revenues of approximately $46 million and net income of approximately $14 million. The chief executive officer of Sea Mar will continue to manage the operations of Sea Mar following the acquisition, under a three-year employment contract. This transaction, completed on March 31, 1998, was accounted for under the purchase method.

                            POOL ENERGY SERVICES CO.

     The cash portion of the purchase price, the repayment of the existing Sea Mar debt of $15.7 million by the Company and the reduction of the outstanding balance under the Company's syndicated revolving bank line of credit was financed through a private placement of $150 million in senior subordinated notes (the "Notes") issued by Pool Energy Services Co. ("PESCO") on March 31, 1998 (see Note 6). PESCO itself is a non-operating holding company that conducts substantially all its business through its subsidiaries. The Notes will be unconditionally guaranteed, jointly and severally, by all of PESCO's wholly-owned subsidiaries that are incorporated or organized in the United States (the "Subsidiary Guarantors"). PESCO's wholly-owned subsidiaries that are not incorporated or organized in the United States (the "Non-Guarantor Subsidiaries") will not guarantee the Notes. The Non-Guarantor Subsidiaries are
(i) Pool International, Ltd. (Cayman Islands); (ii) Pool International Malaysia Sdn. Bhd. (Malaysia); (iii) Pool International Argentina S.A. (Argentina); (iv) International Sea Drilling Ltd. (Cayman Islands); (v) Pool International (Trinidad) Ltd. (Trinidad and Tobago) and (vi) ENS Equipment Leasing B.V. (Netherlands). Although there are no significant legal restrictions under applicable laws on the ability of PESCO to receive dividends or distributions from these Non-Guarantor Subsidiaries, the claims of creditors of these Non-Guarantor Subsidiaries would have priority over the rights of PESCO to receive such dividends or distributions.

     Presented below is condensed consolidating financial information for PESCO, the Subsidiary Guarantors (on a combined basis), and the Non-Guarantor Subsidiaries (on a combined basis) as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997. Separate financial information of each Subsidiary Guarantor is not presented because the Company's management has concluded that such financial information is not material to investors.

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.
                CONDENSED STATEMENT OF CONSOLIDATING OPERATIONS

                                                           YEAR ENDED DECEMBER 31, 1997
                                      ----------------------------------------------------------------------
                                                  SUBSIDIARY   NON-GUARANTOR                       PESCO
                                        PESCO     GUARANTORS    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                      ---------   ----------   --------------   -------------   ------------
Revenues............................  $      --    $377,518       $ 74,404        $     --        $451,922
Earnings (Loss) Attributable to
  Unconsolidated Affiliates.........         --       3,140            (60)             --           3,080
                                      ---------    --------       --------        --------        --------
          Total.....................         --     380,658         74,344              --         455,002
                                      ---------    --------       --------        --------        --------
Costs and Expenses:
  Operating expenses................         --     283,943         50,649              --         334,592
  Selling, general and
     administrative expenses........        638      44,442          8,263              --          53,343
  Depreciation and amortization.....         --      18,727          6,323             (28)         25,022
  Acquisition related costs.........         --          77             --              --              77
                                      ---------    --------       --------        --------        --------
          Total.....................        638     347,189         65,235             (28)        413,034
                                      ---------    --------       --------        --------        --------
Other Income (Expense) -- Net.......         --       4,148            469              --           4,617
Interest Expense....................         --       2,728          1,560              --           4,288
                                      ---------    --------       --------        --------        --------
Income (Loss) Before Income Taxes,
  Equity in Earnings of Consolidated
  Subsidiaries and Minority
  Interest..........................       (638)     34,889          8,018              28          42,297
Income Tax Provision (Credit).......       (223)     13,265          2,654              10          15,706
Equity in Earnings of Consolidated
  Subsidiaries......................     27,093       5,451             --         (32,544)             --
Minority Interest in Loss of
  Consolidated Subsidiary...........         --          --             --             (87)            (87)
                                      ---------    --------       --------        --------        --------
Net Income..........................  $  26,678    $ 27,075       $  5,364        $(32,439)       $ 26,678
                                      =========    ========       ========        ========        ========

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.
                CONDENSED STATEMENT OF CONSOLIDATING CASH FLOWS

                                                           YEAR ENDED DECEMBER 31, 1997
                                      ----------------------------------------------------------------------
                                                  SUBSIDIARY   NON-GUARANTOR                       PESCO
                                        PESCO     GUARANTORS    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                      ---------   ----------   --------------   -------------   ------------
Net Cash Flows Provided by (Used
  for) Operating Activities.........  $     (81)   $ 36,517       $  5,951        $     --        $ 42,387

Investing Activities:
Property additions..................         --     (50,664)       (14,601)          4,910         (60,355)
Expenditures for acquisitions,
  including acquisition costs, less
  cash acquired.....................         --     (32,856)           (13)             --         (32,869)
Proceeds from disposition of
  property, plant and equipment.....         --      10,250          1,489          (4,910)          6,829
Decrease in restricted cash.........         --         974                                            974
Other -- net........................         (1)        160            360              --             519
                                      ---------    --------       --------        --------        --------
Net Cash Flows Used for Investing
  Activities........................         (1)    (72,136)       (12,765)             --         (84,902)
                                      ---------    --------       --------        --------        --------
Financing Activities:
Proceeds from exercise of stock
  options...........................      3,300          --             --              --           3,300
Retirement of debt assumed in
  acquisitions......................         --      (3,522)            --              --          (3,522)
Payments for debt financing costs...         --      (1,587)            --              --          (1,587)
Proceeds from long-term debt........         --      70,800             --              --          70,800
Principal payments on long-term
  debt..............................         --     (10,484)       (17,911)             --         (28,395)
Principal payments on notes payable
  to related parties................         --        (925)            --              --            (925)
Payments from (advances to)
  consolidated subsidiaries, net....     (3,995)    (18,636)        22,631              --              --
                                      ---------    --------       --------        --------        --------
Net Cash Flows Provided by (Used
  for) Financing Activities.........       (695)     35,646          4,720              --          39,671
                                      ---------    --------       --------        --------        --------
Net Increase (Decrease) in Cash and
  Cash Equivalents..................       (777)         27         (2,094)             --          (2,844)
Cash and Cash Equivalents at January
  1,................................        987      16,368          4,482              --          21,837
                                      ---------    --------       --------        --------        --------
Cash and Cash Equivalents at
  December 31,......................  $     210    $ 16,395       $  2,388        $     --        $ 18,993
                                      =========    ========       ========        ========        ========

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                                          DECEMBER 31, 1997
                                                ----------------------------------------------------------------------
                                                            SUBSIDIARY   NON-GUARANTOR                       PESCO
                                                  PESCO     GUARANTORS    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                ---------   ----------   --------------   -------------   ------------
                    ASSETS
Current Assets:
  Cash and cash equivalents...................  $     210    $ 16,395       $  2,388        $     --        $ 18,993
  Restricted cash.............................         --          10             --              --              10
  Accounts and notes receivable...............         --      73,307         16,636              --          89,943
  Other receivables...........................         --       3,134          2,571              --           5,705
  Accounts receivable from affiliates.........         --       1,635             --              --           1,635
  Inventories.................................         --       7,168         12,332              --          19,500
  Deferred income tax asset...................         20       8,450             --             124           8,594
  Other current assets........................         49       6,601          1,645              --           8,295
                                                ---------    --------       --------        --------        --------
        Total current assets..................        279     116,700         35,572             124         152,675
Property, Plant and Equipment -- Net..........         --     181,641         78,508            (356)        259,793
Investment in Consolidated Subsidiaries.......     53,074      40,313             --         (93,387)
Investment in and Noncurrent Receivable from
  Unconsolidated Affiliates...................         --      20,515             --              --          20,515
Goodwill, net.................................         --      40,853          1,542              --          42,395
Noncurrent Receivables and Other Assets.......         --       3,789             28              --           3,817
                                                ---------    --------       --------        --------        --------
        Total.................................  $  53,353    $403,811       $115,650        $(93,619)       $479,195
                                                =========    ========       ========        ========        ========

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt...........  $      --    $  1,025       $     --        $     --        $  1,025
  Trade accounts payable......................         --      35,610          2,607              --          38,217
  Accounts payable to affiliate...............         --          --          3,088              --           3,088
  Payable (receivable) to (from) consolidated
    subsidiaries..............................    (67,981)     40,714         27,257              10              --
  Accrued liabilities.........................        177      30,558         13,909              --          44,644
  Accrued taxes...............................     (1,308)      4,893          3,046              --           6,631
                                                ---------    --------       --------        --------        --------
        Total current liabilities.............    (69,112)    112,800         49,907              10          93,605
Long-Term Debt................................                 79,322                                         79,322
Long-Term Payable (Receivable) to (from)
  Consolidated Subsidiaries...................   (111,595)     97,131         14,464              --
Deferred Income Taxes.........................         --      18,877          2,698              --          21,575
Other Liabilities.............................         --      42,687          4,308              --          46,995
Minority Interest.............................         --          --             --           3,960           3,960
Shareholders' Equity:
  Common stock................................    196,532           1          8,970          (8,971)        196,532
  Paid-in capital.............................         --      12,400         23,109         (35,509)             --
  Retained earnings...........................     38,229      40,915         12,194         (53,109)         38,229
  Unearned compensation -- restricted stock...       (701)         --             --              --            (701)
  Cumulative foreign currency translation
    adjustments...............................         --        (322)            --              --            (322)
                                                ---------    --------       --------        --------        --------
        Total shareholders' equity............    234,060      52,994         44,273         (97,589)        233,738
                                                ---------    --------       --------        --------        --------
        Total.................................  $  53,353    $403,811       $115,650        $(93,619)       $479,195
                                                =========    ========       ========        ========        ========

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO

                CONDENSED STATEMENT OF CONSOLIDATING OPERATIONS

                                                           YEAR ENDED DECEMBER 31, 1996
                                       ---------------------------------------------------------------------
                                                   SUBSIDIARY   NON-GUARANTOR                      PESCO
                                         PESCO     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       ---------   ----------   -------------    ------------   ------------
Revenues.............................  $      --    $304,406       $ 44,152        $     --       $348,558
Earnings Attributable to
  Unconsolidated Affiliates..........         --       1,781            463              --          2,244
                                       ---------    --------       --------        --------       --------
          Total......................         --     306,187         44,615              --        350,802
                                       ---------    --------       --------        --------       --------

Costs and expenses:
  Operating expenses.................         --     237,293         30,399              --        267,692
  Selling, general and administrative
     expenses........................        513      40,772          5,488              --         46,773
  Depreciation and amortization......         --      14,856          3,717             (28)        18,545
  Acquisition related costs..........         --          32              1              --             33
                                       ---------    --------       --------        --------       --------
          Total......................        513     292,953         39,605             (28)       333,043
                                       ---------    --------       --------        --------       --------
Other Income (Expense) -- Net........         --       1,849            246              --          2,095
Interest Expense.....................         --       2,066            727              --          2,793
                                       ---------    --------       --------        --------       --------
Income (Loss) Before Income Taxes,
  Equity in Earnings of Consolidated
  Subsidiaries and Minority
  Interest...........................       (513)     13,017          4,529              28         17,061
Income Tax Provision (Credit)........       (178)      5,330          2,362              10          7,524
Equity in Earnings of Consolidated
  Subsidiaries.......................      9,975       2,270             --         (12,245)            --
Minority Interest in Loss of
  Consolidated Subsidiary............         --          --             --            (103)          (103)
                                       ---------    --------       --------        --------       --------
Net Income...........................  $   9,640    $  9,957       $  2,167        $(12,124)      $  9,640
                                       =========    ========       ========        ========       ========

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.

                CONDENSED STATEMENT OF CONSOLIDATING CASH FLOWS

                                                       YEAR ENDED DECEMBER 31, 1996
                                   ---------------------------------------------------------------------
                                               SUBSIDIARY   NON-GUARANTOR                      PESCO
                                     PESCO     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ---------   ----------   -------------    ------------   ------------
Net Cash Flows Provided by (Used
  for) Operating Activities......  $    (466)   $ 12,350       $  5,831        $     --       $ 17,715

Investing Activities:
Property additions...............         --     (28,950)        (2,660)            948        (30,662)
Expenditures for acquisitions,
  including acquisition costs,
  less cash acquired.............         --     (14,068)        (8,298)             --        (22,366)
Proceeds from disposition of
  property, plant and
  equipment......................         --       2,061          1,222            (948)         2,335
Decrease in restricted cash......         --         152                             --            152
Other -- net.....................         --         (52)            37              --            (15)
                                   ---------    --------       --------        --------       --------
Net Cash Flows Used for Investing
  Activities.....................         --     (40,857)        (9,699)             --        (50,556)
                                   ---------    --------       --------        --------       --------
Financing Activities:
Proceeds from issuance of common
  stock, net.....................     47,455          --             --              --         47,455
Proceeds from exercise of stock
  options........................      3,376          --             --              --          3,376
Payments for debt financing
  costs..........................         --          --           (199)             --           (199)
Proceeds from long-term debt.....         --          --          6,500              --          6,500
Principal payments on long-term
  debt...........................         --      (4,385)        (3,161)             --         (7,546)
Principal payments on notes
  payable to related parties.....         --        (400)            --              --           (400)
Payments from (advances to)
  consolidated subsidiaries,
  net............................    (49,439)     45,139          4,300              --
                                   ---------    --------       --------        --------       --------
Net Cash Flows Provided by
  Financing Activities...........      1,392      40,354          7,440              --         49,186
                                   ---------    --------       --------        --------       --------
Net Increase in Cash and Cash
  Equivalents....................        926      11,847          3,572              --         16,345
Cash and Cash Equivalents at
  January 1,.....................         61       4,521            910              --          5,492
                                   ---------    --------       --------        --------       --------
Cash and Cash Equivalents at
  December 31,...................  $     987    $ 16,368       $  4,482        $     --       $ 21,837
                                   =========    ========       ========        ========       ========

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                                       DECEMBER 31, 1996
                                             ---------------------------------------------------------------------
                                                         SUBSIDIARY   NON-GUARANTOR                      PESCO
                                               PESCO     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             ---------   ----------   -------------    ------------   ------------
                  ASSETS
Current Assets:
  Cash and cash equivalents................  $     987    $ 16,368       $  4,482        $     --       $ 21,837
  Restricted cash..........................         --         183             --              --            183
  Accounts and notes receivable............         --      51,655         11,412              --         63,067
  Other receivables........................         --       3,146          2,337              --          5,483
  Accounts receivable from affiliates......         --       1,064                             --          1,064
  Inventories..............................         --       2,511         12,215                         14,726
  Deferred income tax asset................         --       3,673             --             134          3,807
  Other current assets.....................         47       3,339            827              --          4,213
                                             ---------    --------       --------        --------       --------
         Total current assets..............      1,034      81,939         31,273             134        114,380
Property, Plant and Equipment -- Net.......         --     121,489         68,019            (383)       189,125
Investment in Consolidated Subsidiaries....     25,981      34,764             --         (60,745)            --
Investment in and Noncurrent Receivables
  from Unconsolidated Affiliates...........         --      19,104             --              --         19,104
Goodwill, net..............................         --      11,129          1,751              --         12,880
Noncurrent Deferred Income Tax Asset.......      1,104         402             --              --          1,506
Noncurrent Receivables and Other Assets....         --       3,247            174              --          3,421
Noncurrent Restricted Cash.................         --         801             --              --            801
                                             ---------    --------       --------        --------       --------
         Total.............................  $  28,119    $272,875       $101,217        $(60,994)      $341,217
                                             =========    ========       ========        ========       ========

   LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt........  $      --    $  3,270       $  6,432        $     --       $  9,702
  Current portion of notes payable to
    related parties........................         --         925             --              --            925
  Trade accounts payable...................         --      18,392          2,379              --         20,771
  Accounts payable to affiliate............         --          --          1,251              --          1,251
  Payable (receivable) to (from)
    consolidated subsidiaries..............    (57,871)     45,065         12,796              10             --
  Accrued liabilities......................        140      19,825          9,540              --         29,505
  Accrued taxes............................                  2,612          1,978              --          4,590
                                             ---------    --------       --------        --------       --------
         Total current liabilities.........    (57,731)     90,089         34,376              10         66,744
Long-Term Debt.............................         --      11,589         11,479              --         23,068
Long-Term Payable (Receivable) to (from)
  Consolidated Subsidiaries................   (111,595)    105,300          6,295              --             --
Deferred Income Taxes......................         --       1,045          3,154              --          4,199
Other Liabilities..........................         --      38,934          7,102              --         46,036
Minority Interest..........................         --          --             --           4,047          4,047
Shareholders' Equity:
  Common stock.............................    186,785           1          8,970          (8,971)       186,785
  Paid-in capital..........................                 12,399         23,011         (35,410)            --
  Retained earnings........................     11,551      13,840          6,830         (20,670)        11,551
  Unearned compensation -- restricted
    stock..................................       (891)         --             --              --           (891)
  Cumulative foreign currency translation
    adjustments............................         --        (322)            --              --           (322)
                                             ---------    --------       --------        --------       --------
         Total shareholders' equity........    197,445      25,918         38,811         (65,051)       197,123
                                             ---------    --------       --------        --------       --------
         Total.............................  $  28,119    $272,875       $101,217        $(60,994)      $341,217
                                             =========    ========       ========        ========       ========

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.

                CONDENSED STATEMENT OF CONSOLIDATING OPERATIONS

                                                           YEAR ENDED DECEMBER 31, 1995
                                       ---------------------------------------------------------------------
                                                   SUBSIDIARY   NON-GUARANTOR                      PESCO
                                         PESCO     GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       ---------   ----------   -------------    ------------   ------------
Revenues.............................  $      --    $252,056       $ 25,249        $     --       $277,305
Earnings Attributable to
  Unconsolidated Affiliates..........         --       2,744            211              --          2,955
                                       ---------    --------       --------        --------       --------
          Total......................         --     254,800         25,460              --        280,260
                                       ---------    --------       --------        --------       --------

Costs and Expenses:
  Operating expenses.................         --     200,180         18,894              --        219,074
  Selling, general and administrative
     expenses........................        417      35,965          3,545              --         39,927
  Depreciation and amortization......         --      12,689          2,318              (5)        15,002
  Acquisition related costs..........         --         622             --              --            622
                                       ---------    --------       --------        --------       --------
          Total......................        417     249,456         24,757              (5)       274,625
                                       ---------    --------       --------        --------       --------
Other Income (Expense) -- Net........         --       1,462            243            (416)         1,289
Interest Expense.....................         --       1,808              3              --          1,811
                                       ---------    --------       --------        --------       --------
Income (Loss) Before Income Taxes and
  Equity in Earnings of Consolidated
  Subsidiaries.......................       (417)      4,998            943            (411)         5,113
Income Tax Provision (Credit)........       (175)      2,168            132            (144)         1,981
Equity in Earnings of Consolidated
  Subsidiaries.......................      3,374         811             --          (4,185)            --
                                       ---------    --------       --------        --------       --------
Net Income...........................  $   3,132    $  3,641       $    811        $ (4,452)      $  3,132
                                       =========    ========       ========        ========       ========

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.

                CONDENSED STATEMENT OF CONSOLIDATING CASH FLOWS

                                                           YEAR ENDED DECEMBER 31, 1995
                                      ----------------------------------------------------------------------
                                                  SUBSIDIARY   NON-GUARANTOR                       PESCO
                                        PESCO     GUARANTORS    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                      ---------   ----------   -------------    ------------    ------------
Net Cash Flows Provided by (Used
  for)
  Operating Activities..............  $    (406)   $ 20,238       $  4,179        $   (416)       $ 23,595

Investing Activities:
Property additions..................         --     (15,787)        (8,065)            416         (23,436)
Expenditures for acquisitions,
  including acquisition costs, less
  cash acquired.....................         --      (3,431)            --              --          (3,431)
Proceeds from disposition of
  property, plant and equipment.....         --       2,028            372              --           2,400
Decrease in restricted cash.........         --         154             --              --             154
Other -- net........................         --         (92)           296              --             204
                                      ---------    --------       --------        --------        --------
Net Cash Flows Used for Investing
  Activities........................         --     (17,128)        (7,397)            416         (24,109)
                                      ---------    --------       --------        --------        --------
Financing Activities:
Proceeds from exercise of stock
  options...........................         61          --             --              --              61
Proceeds and repayments of
  short-term borrowings -- net......         --      (1,600)            --              --          (1,600)
Retirement of debt assumed in
  acquisitions......................         --      (1,962)            --              --          (1,962)
Payments for debt financing costs...         --        (102)            --              --            (102)
Proceeds from long-term debt........         --      10,000             --              --          10,000
Principal payments on long-term
  debt..............................         --      (2,751)            --              --          (2,751)
Principal payments on notes payable
  to related parties................         --        (200)            --              --            (200)
Payments from (advances to)
  consolidated subsidiaries, net....        310      (3,465)         3,155              --              --
                                      ---------    --------       --------        --------        --------
Net Cash Flows Provided by (Used
  for) Financing Activities.........        371         (80)         3,155              --           3,446
                                      ---------    --------       --------        --------        --------
Net Increase (Decrease) in Cash and
  Cash Equivalents..................        (35)      3,030            (63)             --           2,932
Cash and Cash Equivalents at January
  1,................................         96       1,491            973              --           2,560
                                      ---------    --------       --------        --------        --------
Cash and Cash Equivalents at
  December 31,......................  $      61    $  4,521       $    910        $     --        $  5,492
                                      =========    ========       ========        ========        ========

                            POOL ENERGY SERVICES CO.

5.  INCOME TAXES

     Provision for income taxes is summarized below:

                                                          FOR THE YEAR ENDED DECEMBER 31
                                                          ------------------------------
                                                            1997       1996       1995
                                                          --------    -------    -------
Current:
  Federal...............................................  $ 2,998     $  166     $   --
  State.................................................      539        316        270
  Foreign...............................................    1,428      2,864        450
                                                          -------     ------     ------
          Total current.................................    4,965      3,346        720
                                                          -------     ------     ------
Deferred:
  Federal...............................................    9,503      4,680      1,564
  Foreign...............................................    1,238       (502)      (303)
                                                          -------     ------     ------
          Total deferred................................   10,741      4,178      1,261
                                                          -------     ------     ------
  Provision for income taxes............................  $15,706     $7,524     $1,981
                                                          =======     ======     ======

     The 1997 and 1996 deferred income tax provisions resulted primarily from a decrease in deferred tax assets due to utilization of U.S. federal net operating loss ("NOL") carryforwards. The 1997 current federal provision includes approximately $3.0 million for alternative minimum tax ("AMT") liability. As AMT is effectively a prepayment of regular income taxes, a corresponding deferred tax benefit was also recorded. The 1995 deferred income tax provision resulted primarily from the effect of certain amendments to prior period U.S. federal tax returns, partly offset by the reversal of no longer needed deferred foreign taxes for 1990 income tax indemnities and the elimination of the Company's valuation allowance related to the NOL carryforwards.

     Temporary differences and carryforwards which gave rise to deferred tax assets and liabilities as of December 31, 1997 and 1996 were as follows:

                                                  1997                          1996
                                       ---------------------------   ---------------------------
                                       DEFERRED TAX   DEFERRED TAX   DEFERRED TAX   DEFERRED TAX
                                          ASSETS      LIABILITIES       ASSETS      LIABILITIES
                                       ------------   ------------   ------------   ------------
Investment in subsidiaries and
  affiliates.........................    $ 2,131        $ 1,811        $ 2,130        $ 1,780
Property.............................        244         43,603            931         32,922
Personal injury and property damage
  claims.............................      4,779             --          3,624             --
Leases...............................      7,814             --          8,680             --
Accrued liabilities..................      7,453             --          4,819             --
Inventory valuation..................        405             26            461             27
Accounts receivable valuation........        861             --            472             --
Net operating loss carryforward......      8,826             --         20,383             --
AMT credit carryforward..............      2,998             --             --             --
Other................................      1,219            799            592            872
                                         -------        -------        -------        -------
          Subtotal...................     36,730         46,239         42,092         35,601
Valuation allowance..................     (3,472)            --         (5,377)            --
                                         -------        -------        -------        -------
          Total......................    $33,258        $46,239        $36,715        $35,601
                                         =======        =======        =======        =======

     The total valuation allowance decreased a net $1.9 million in 1997 and $1.3 million in 1996.

                            POOL ENERGY SERVICES CO.

     In 1995, the Company eliminated the valuation allowance related to its U.S. federal NOL carryforwards. Management believes that it is now more likely than not that the Company will generate taxable income sufficient to realize the tax benefit of the NOL and AMT carryforwards prior to their expiration.

     At December 31, 1997, the Company had $3.6 million of NOL and approximately $3 million of AMT available for carryforward to reduce U.S. federal regular income taxes payable in future years. The U.S. NOL carryforward is from 1995 and is available for utilization through the year 2010. The AMT credit carryforward is primarily from 1997 and can be carried forward indefinitely. State NOL carryforwards have been substantially reserved for in the Company's consolidated balance sheet.

     The Company had $13.4 million of foreign NOL carryforwards at December 31, 1997, with $1.3 million fully reserved. Management believes the Company will generate future foreign taxable income sufficient to utilize the remaining $12.1 million of foreign NOL carryforwards with $0.9 million expiring after 2000, $1.6 million expiring after 2001, $1.8 million expiring after 2002 and $7.8 million being carried forward indefinitely.

     A reconciliation between income taxes computed at the U.S. federal statutory rate and the Company's income taxes for financial reporting purposes is shown below:

                                                          FOR THE YEAR ENDED DECEMBER 31
                                                          -------------------------------
                                                            1997        1996       1995
                                                          --------    --------    -------
Income before income taxes and minority interest........  $42,297     $17,061     $5,113
U.S. federal statutory tax rate.........................       35%         35%        35%
Provision for income taxes computed at U.S. federal
  statutory tax rate....................................  $14,804     $ 5,971     $1,790
Effect of:
     Foreign tax rates different than U.S. federal
       statutory tax rate...............................     (640)        738       (132)
     State income taxes.................................      350         205        175
     Other -- net.......................................    1,192         610        148
                                                          -------     -------     ------
Provision for income taxes..............................  $15,706     $ 7,524     $1,981
                                                          =======     =======     ======
Effective income tax rate...............................     37.1%       44.1%      38.7%
                                                          =======     =======     ======

     Foreign income before income taxes is defined as income generated from operations in a foreign country, regardless of whether it is currently reportable for U.S. tax purposes. Components of income before income taxes and minority interest are as follows:

                                                          FOR THE YEAR ENDED DECEMBER 31
                                                          -------------------------------
                                                            1997        1996       1995
                                                          --------    --------    -------
Domestic................................................  $28,250     $ 9,423     $  513
Foreign.................................................   14,047       7,638      4,600
                                                          -------     -------     ------
          Total.........................................  $42,297     $17,061     $5,113
                                                          =======     =======     ======

     The earnings of the Company's foreign subsidiaries and affiliates are indefinitely invested outside the United States, and the Company estimates that no U.S. income taxes would be payable upon distribution of those unremitted earnings.

     The Company is subject to taxation in many jurisdictions, and the final determination of its tax liabilities involves the interpretation of the statutes and requirements of various domestic and foreign taxing authorities. At December 31, 1997, foreign income tax returns for prior years of certain foreign subsidiaries, unconsoli-

                            POOL ENERGY SERVICES CO.

dated affiliates and related entities were under examination and/or tax deficiencies had been assessed. In the opinion of management, any additional provisions for taxes which may ultimately be determined to be required as a result of such examinations or assessments will not be material to the Company's financial statements.

6.  LONG-TERM DEBT AND LINES OF CREDIT

LONG-TERM DEBT

     Long-term debt consisted of the following at December 31:

                                                               1997       1996
                                                              -------    -------
Revolving Credit Facility Notes.............................  $65,800    $    --
$23.5 Million Term Loan (Antah Drilling -- Australia Rig
  489)......................................................       --     12,066
9% Notes (DA&S).............................................   10,050         --
10% Notes (GPC).............................................    4,497     10,000
$6.5 Million Term Loan (Australia Rig 453)..................       --      4,695
$10 Million Term Loan (Alaska)..............................       --      4,625
$4 Million Term Loan (Antah Drilling -- Malaysia Rig 488)...       --      1,150
Other.......................................................       --        234
                                                              -------    -------
                                                               80,347     32,770
Less current maturities of long-term debt...................    1,025      9,702
                                                              -------    -------
                                                              $79,322    $23,068
                                                              =======    =======

     On September 30, 1997, the Company entered into a three-year $130 million syndicated bank revolving line of credit agreement (the "Line of Credit") to replace its existing $40 million revolving bank line of credit and $15.6 million of long-term debt and to provide financing for future growth opportunities. The maximum availability under the Line of Credit is $130 million, including up to $15 million that may be used to support letters of credit. At December 31, 1997, the Company had drawn $65.8 million in cash and $11.8 million was being utilized to support the issuance of letters of credit, leaving $52.4 million unused and available. During February 1998, the Company received a commitment for an increase in the amount available under the Line of Credit from $130 million to $180 million, which became effective on March 31, 1998. Initially, this additional financing was considered for use in the financing of the acquisition of Sea Mar (see Note 4), but instead on March 31, 1998 the Company completed a private placement of 8 5/8% senior subordinated notes due 2008 in the aggregate principal amount of $150 million. The net proceeds from the sale of the 8 5/8% senior subordinated notes were used to fund the cash portion of the purchase price, to repay the existing debt of Sea Mar and to reduce the outstanding balance under the Line of Credit. The notes issued under the Line of Credit are prepayable at any time and are due at expiration on October 2, 2000. The notes bear interest, at the Company's option, at either (i) a base rate, defined as the higher of the agent bank's prime lending rate or 1/2 of 1% in excess of the federal funds rate, plus a margin ranging from zero to .50% (the amount of which depends on the Company's leverage ratio), or (ii) a Eurodollar rate plus a margin ranging from 1% to 1.75% (the amount of which depends on the Company's leverage ratio) with the Company's choice of a one-, two-, three- or six-month interest period; however, through September 1998, the applicable Eurodollar rate margin shall not be less than 1.50%. The applicable interest rate was 7.47% at December 31, 1997. A commitment fee of 1/2 of 1% per annum is payable on the average daily unused portion of the $130 million commitment. There are also letter of credit fees that range from 1.25% to 2% per annum (depending on the Company's leverage ratio) for letters of credit outstanding; however, through September 1998, such fees shall not be less than 1.75%. Advances under the Line of Credit are secured by a pledge of 66% of the capital stock of certain of the Company's foreign subsidiaries. The Company incurred $1.6 million of debt financing costs during 1997 in connection with the Line of Credit, which is being amortized over the term of the agreement.

                            POOL ENERGY SERVICES CO.

     The Line of Credit agreement imposes certain financial covenants, including ones requiring the maintenance of a minimum net worth, a minimum interest coverage ratio, a minimum fixed charge coverage ratio, a maximum leverage ratio and a maximum debt-to-equity ratio. It also imposes certain other restrictions, including ones relating to liens, other indebtedness, asset sales, investments, acquisitions or mergers and payment of dividends. In addition to customary default provisions, an event of default will occur under the Line of Credit upon a change of control of the Company, as defined in the agreement.

     In June 1997, as partial consideration for the acquisition of DA&S, the Company issued 9% notes aggregating $10.1 million, the last of which are due in 2003. These notes are collateralized by security interests in (i) the well-servicing rigs and related equipment of the acquired business, which had an aggregate net book value of $4.2 million at December 31, 1997 and (ii) certain real property of the acquired business which had a carrying value of $0.7 million at December 31, 1997.

     In connection with the October 1996 acquisition of Antah Drilling (now Pool Malaysia), the Company agreed to assume liability under Antah Drilling's term loans, which loans aggregated $14.6 million as of October 1, 1996. In October 1997 the remaining term loan balance was paid off with borrowings under the Line of Credit. Such loans bore interest at the Singapore Interbank Offered Rate plus 1%, with the Company's choice of a one-, three-, or six-month interest period; the applicable interest rates approximated 6.65% at December 31, 1996.

     In January 1996, the Company received $6.5 million under a term loan agreement in order to refinance the construction costs incurred during 1995 to build a new offshore platform workover rig, Rig 453, under contract in Australia. The rig construction costs were initially funded from the Company's cash resources and borrowings under its then existing line of credit. This term loan was paid off in October 1997 with borrowings under the Line of Credit. At the Company's option, interest accrued at a floating rate based upon (i) the lenders' prime rate plus 0.5% or (ii) the London Interbank Offered Rate (LIBOR) plus 2.75%, with the Company's choice of a one-, two-, three- or six-month interest period. The applicable interest rate on amounts outstanding was 8.13% at December 31, 1996.

     In June 1995, as partial consideration for the acquisition of GPC, the Company issued 10% notes aggregating $11.5 million due in 2005. The outstanding principal amount of such notes was reduced $4.0 million as of August 31, 1997 as a result of an August 1997 agreement between the sellers of GPC ("Sellers") and the Company that resolved certain issues that had arisen in connection with the GPC purchase agreement. There was a corresponding $4.0 million increase to common stock, as the August 1997 agreement effectively revalued the shares of the Company's common stock received by the Sellers in connection with the June 1995 acquisition. The August 1997 agreement also resulted in a further reduction of $0.9 million, as of November 30, 1997, of the Sellers' notes in satisfaction of a receivable from the Sellers of like amount. Due to the principal reductions described above, payment of these notes is now due to be completed in 2002. These notes are collateralized by (i) the well-servicing rigs and related equipment of the acquired business which had an aggregate net book value of $6.8 million at December 31, 1997, (ii) certain real property of the acquired business which had a carrying value of $1.4 million at December 31, 1997, and
(iii) a $4.5 million letter of credit. The agreement pertaining to the notes contains various restrictive covenants, including covenants pertaining to the creation of certain encumbrances, the transaction of certain mergers or sales of assets, the creation of certain additional debt and other matters.

     In April 1995, the Company obtained a three-year term loan (the "Alaska Loan") to refinance $10 million of the purchase price for the 60.7% partnership interest in Pool Arctic Alaska which was acquired in September 1994. This term loan was paid off in October 1997 with borrowings under the Line of Credit. At the Company's option, interest accrued at a floating rate based upon (i) the lenders' prime rate plus 0.5%, or (ii) LIBOR plus 2.75%, with the Company's choice of a one-, two-, three-, or six-month interest period. The applicable interest rate on amounts outstanding at December 31, 1996 was 8.13%.

                            POOL ENERGY SERVICES CO.

     The annual maturities of long-term debt outstanding as of December 31, 1997 (including current portion) are as follows:

1998...............................................  $ 1,025
1999...............................................      625
2000...............................................   68,425
2001...............................................    5,104
2002...............................................    3,632
Thereafter.........................................    1,536
                                                     -------
                                                     $80,347
                                                     =======

     Based on rates currently available to the Company for debt with similar terms and remaining maturities, the Company believes that the recorded value of long-term debt approximates fair market value at December 31, 1997.

NOTES PAYABLE TO RELATED PARTIES

     In connection with the GPC acquisition in June 1995 the Company issued 10% two-year promissory notes, aggregating $1.5 million in principal amount, to three employees related to certain deferred compensation obligations of GPC, and such notes were retired in 1997.

SHORT-TERM LINES OF CREDIT

     At December 31, 1997, the Company's unconsolidated affiliates had $2.4 million of unused short-term lines of credit and overdraft facilities.

7.  COMMITMENTS AND CONTINGENT LIABILITIES

LEGAL PROCEEDINGS

     The Company is routinely involved in litigation incidental to its business, which often involves claims for significant monetary amounts, some, but not all, of which would be covered by insurance. In the opinion of management, none of the existing litigation will have any material adverse effect on the Company.

PERSONAL INJURY AND PROPERTY DAMAGE LIABILITY CLAIMS

     Some of the operations of the Company are hazardous, and the Company has experienced personal injury and property damage incidents. For claims prior to 1990, the Company maintains a reserve for the self-insured portion of its personal injury and property damage coverage. Periodically, the Company evaluates the adequacy of this reserve as compared with estimated settlements for filed and anticipated claims. Estimated settlements for claims are based on the Company's historical experience, type of claim, knowledge of the specific circumstances of the claim and judgment of the possible effect that future economic and legal factors might have on the ultimate settlement of the claim. The Company believes that for claims prior to 1990, the accrued liability for personal injury and property damage claims aggregating $2.4 million at December 31, 1997 is adequate.

     Beginning in 1990, the Company obtained workers' compensation and third-party liability insurance under which its exposure to the risks covered by those policies is significantly lower than under the pre-1990 coverage. The Company provided $4.0 million, $3.5 million and $4.0 million in 1997, 1996 and 1995, respectively, as estimates of the aggregate uninsured portion of claims for those years. The accrued liability for the uninsured portion of workers' compensation and third-party claims incurred after 1989 was $10.2 million at December 31, 1997, of which $0.5 million was held in a deposit account accessible by the insurance

                            POOL ENERGY SERVICES CO.

underwriters. In addition, at December 31, 1997 the Company had a $0.1 million receivable related to claims payments made by the Company that are reimbursable by insurance underwriters.

     In connection with the business acquisitions in 1995 and 1997 (see Note 3), the Company assumed liabilities for the uninsured portions of workers' compensation and third-party liability claims incurred prior to the date the businesses were acquired. The accrued liability for such was $2.9 million at December 31, 1997. Similar liabilities were not assumed for the 1996 acquisitions.

LEASE COMMITMENTS

     At December 31, 1997, the Company had a number of noncancelable long-term operating leases, principally for yards and office space, rigs, computer equipment, and a manufacturing and storage facility, with various expiration dates. Future minimum net rentals under such leases aggregate $7.3 million for 1998; $6.6 million for 1999; $6.4 million for 2000; $6.0 million for 2001; $6.0 million for 2002; and $1.9 million thereafter. Rental expense incurred under operating leases aggregated $13.0 million in 1997, $13.5 million in 1996, and $13.3 million in 1995.

     The Company has an operating lease, effective through March 2003, for a 65-acre facility at San Angelo, Texas which it previously used for rig and equipment manufacturing and storage. The annual lease payments, which are included in future minimum net rentals above, are $2.2 million through March 1998 and $4.4 million thereafter for the remaining five years of the lease. Effective October 1, 1994, the Company vacated this facility and subleased it in its entirety under an operating sublease which expired in September 1997. The sublease provided for minimum sublease payments of $0.5 million per year for three years. In September 1988, the Company, anticipating that it would not be able to fully utilize the facility for a period of years, accrued a $15.9 million liability for the expected underutilization. After September 1988, the cost associated with the unutilized portion of the facility was charged against this accrued liability, which as of the fourth quarter of 1994, had substantially been used. For the remainder of the lease term, the Company did not anticipate utilizing any of this facility in its future operations nor did it expect to be able to sublease this facility to third parties for an amount equivalent to the annual lease payments; therefore, in the fourth quarter of 1994 the Company recorded a provision for leasehold impairment of $23.6 million (see Note 11). The provision recognized all future lease expense, net of anticipated sublease income.

     In December 1993 the Company entered into sale/leaseback agreements with a leasing company with respect to three offshore jackup rigs located in the Gulf of Mexico, of which two rigs remain under lease. The leases, classified as operating leases, have an aggregate annual lease rate of approximately $0.8 million per year. The Company has given notice to the leasing company of its plans to purchase the two rigs for $2.3 million in December 1998. The sale and leaseback agreements required the Company to place cash in a restricted investment account which served as collateral for the leases; however, during 1997 the leasing company no longer required this collateral and the restricted cash was returned to the Company.

8.  PENSION, POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

PENSION PLANS

     The Pool Company Retirement Income Plan, a defined benefit plan, covers substantially all of the Company's domestic employees. The Company's policy is to fund the minimum amount required by the Employee Retirement Income Security Act of 1974. The benefits are based on years of service and the average of the highest five consecutive years of compensation during the final ten years of employment.

     Supplementary executive retirement plans provide certain management employees with defined benefits in excess of those provided by the Retirement Income Plan. The Company's policy is to fund annually, within 60 days following the end of the plan year, the amount necessary to make plan assets sufficient to pay each participant or beneficiary the benefits payable as of the close of that plan year. The benefits are based on years

                            POOL ENERGY SERVICES CO.

of service and the average of the five highest years of compensation, including any bonus earned, during the final ten years of employment.

     The following is a summary of the components of net pension cost:

                                                            FOR THE YEAR ENDED DECEMBER 31
                                                            -------------------------------
                                                              1997        1996       1995
                                                            ---------   --------   --------
Service cost -- benefits earned during the period.........   $ 2,488     $2,000     $1,580
Interest cost on projected benefit obligation.............     1,031        781        525
Actual return on plan assets..............................    (1,613)      (841)      (869)
Net amortization and deferral.............................     1,106        667        509
                                                             -------     ------     ------
          Net pension cost................................   $ 3,012     $2,607     $1,745
                                                             =======     ======     ======

     The following table sets forth the funded status of the plans and amounts recognized in the Company's consolidated balance sheets at December 31:

                                                       POOL COMPANY        SUPPLEMENTARY
                                                    RETIREMENT INCOME        EXECUTIVE
                                                           PLAN          RETIREMENT PLANS
                                                    ------------------   -----------------
                                                      1997      1996      1997      1996
                                                    --------   -------   -------   -------
Actuarial present value of benefit obligation:
  Vested benefit obligation.......................  $ (9,147)  $(5,475)  $(4,908)  $(2,440)
                                                    ========   =======   =======   =======
  Accumulated benefit obligation..................  $(10,276)  $(6,370)  $(4,908)  $(2,440)
                                                    ========   =======   =======   =======
  Projected benefit obligation....................  $(13,346)  $(8,227)  $(7,008)  $(3,433)
Plan assets at fair value.........................     8,376     6,460     5,296     1,665
                                                    --------   -------   -------   -------
Projected benefit obligation in excess of plan
  assets..........................................    (4,970)   (1,767)   (1,712)   (1,768)
Unrecognized net (gain) loss......................     2,233      (219)    2,414       (53)
Unrecognized prior service cost...................        --        --     1,386     1,751
Adjustment to recognize minimum liability.........        --        --        --      (706)
                                                    --------   -------   -------   -------
Prepaid (accrued) pension cost....................  $ (2,737)  $(1,986)  $ 2,088   $  (776)
                                                    ========   =======   =======   =======

     Assumptions used in the accounting at December 31 were:

                                                              1997    1996
                                                              ----    ----
Pool Company Retirement Income Plan:
  Weighted average discount rate............................  6.75%   7.75%
  Annual rate of increase in future compensation levels.....  4.50%   4.50%
  Expected long-term rate of return on plan assets..........  9.00%   9.00%
Supplementary executive retirement plans:
  Weighted average discount rate............................  6.75%   7.75%
  Annual rate of increase in future compensation levels.....  6.00%   6.00%
  Expected long-term rate of return on plan assets..........  9.00%   9.00%

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company provides certain health care and life insurance benefits to eligible employees who attain specific age and years of service requirements. The benefits are paid from the general funds of the Company and, in the case of the health care benefits, are partially funded by contributions from the retirees.

                            POOL ENERGY SERVICES CO.

     The Company accounts for postretirement benefits other than pensions based upon Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106") which requires the Company to accrue the estimated cost of its retiree health care and life insurance benefits during the years the employees provide services entitling them to the benefits. In accordance with the provisions of SFAS 106, the Company had elected to recognize the liability of approximately $2.9 million at the January 1, 1993 implementation date over a period of twenty years. During 1997, the Company amended its postretirement benefit plan by terminating postretirement health care coverage for hourly employees who were not eligible by December 31, 1997 and modifying the cost-sharing for eligible dependents. The effect of this amendment was to reduce the Company's postretirement benefit obligation by approximately $2.5 million.

     The following table sets forth certain information with respect to the Company's postretirement benefits obligation at December 31:

                                                               1997       1996
                                                              -------    -------
Accumulated postretirement benefit obligation:
  Retirees..................................................  $(1,281)   $(1,630)
  Other fully eligible plan participants....................   (1,607)    (2,096)
  Other active plan participants............................   (2,086)    (4,720)
                                                              -------    -------
Total accumulated postretirement benefit obligation.........   (4,974)    (8,446)
Unrecognized transition obligation..........................       --      2,236
Unrecognized prior service cost (credit)....................      (80)       203
Unamortized net loss........................................      461      1,646
                                                              -------    -------
Accrued postretirement benefit liability....................  $(4,593)   $(4,361)
                                                              =======    =======

     Net periodic postretirement benefit cost consisted of the following components:

                                                         FOR THE YEAR ENDED DECEMBER 31
                                                         -------------------------------
                                                         1997        1996         1995
                                                         -----      -------      -------
Service cost -- benefits earned during the year........  $373       $1,023       $  750
Interest cost on accumulated postretirement benefit
  obligation...........................................   315          546          461
Net amortization and deferral..........................   (13)         167           93
Amortization of transition obligation..................    --          140          140
                                                         ----       ------       ------
Net periodic postretirement benefit cost...............  $675       $1,876       $1,444
                                                         ====       ======       ======

     The assumed health care cost trend rate used to measure the expected cost of the benefits was 6.0% for 1997 and thereafter. If the assumed health care cost trend rate were increased by one percent, the accumulated postretirement benefit obligation as of December 31, 1997 would have increased by 11%, and the aggregate of service and interest cost components for 1997 would have increased 17%. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 6.75% in 1997, 7.75% in 1996 and 7.25% in 1995.

POSTEMPLOYMENT BENEFITS

     The Company accounts for postemployment benefits based on Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," which requires the accrual of benefits provided after employment but before retirement to former or inactive employees, their beneficiaries, and covered dependents.

                            POOL ENERGY SERVICES CO.

9.  TRANSACTIONS WITH ENSERCH

     ENSERCH (see Note 1) leases office space to the Company at negotiated rates under an agreement that expires in December 2002. The total costs charged by ENSERCH for such office space was $0.8 million in each of the three years ended December 31, 1997.

     In connection with the Company becoming an independent public company, ENSERCH and the Company entered into a contingent support agreement which relates to ENSERCH's guarantee of the Company's lease obligations with respect to the facility in San Angelo, Texas, through March 2003 ($22.3 million outstanding at December 31, 1997). The Company is obligated to reimburse ENSERCH for any amounts paid out under this guarantee.

     Certain oilfield services are performed for various affiliates and entities managed by affiliates of ENSERCH at prices comparable to those received from nonaffiliated customers. Revenues from the performance of those services, amounted to $1.2 million in 1997, $2.3 million in 1996 and $1.8 million in 1995.

10. UNCONSOLIDATED AFFILIATES

     Some of the Company's operations are conducted through unconsolidated affiliates, in which the Company held the following indicated ownership interest at December 31, 1997: Pool Arabia, Ltd. -- 51% and Intairdril Oman
L.L.C. -- 49%. The Company charges its unconsolidated affiliates for the provision of management services and, in some cases, financing and equipment rental.

     The following table sets forth certain summarized financial information of the Company's unconsolidated affiliates as shown by the financial statements of the affiliates. Pool Arabia's 1996 net loss included a $2.3 million pretax loss on disposal of two offshore jackup rigs sold to a third party. The loss on disposal had no effect on the Company's equity in income from Pool Arabia because the Company's basis in the rigs was lower than Pool Arabia's basis in the rigs.

                                                              FOR THE YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------   --------   --------
Revenues:
  Pool Arabia, Ltd..........................................  $36,964    $29,238    $28,150
  Antah Drilling Sdn. Bhd.(b)...............................       --      4,363      4,218
  Pool Santana, Limited(c)..................................       --        960      5,785
  Intairdril Oman L.L.C.....................................      206        334        434
                                                              -------    -------    -------
          Total.............................................  $37,170    $34,895    $38,587
                                                              =======    =======    =======
Gross profit(a):
  Pool Arabia, Ltd..........................................  $12,640    $ 9,192    $10,106
  Antah Drilling Sdn. Bhd.(b)...............................       --      2,442      2,357
  Pool Santana, Limited(c)..................................       --        333      2,522
  Intairdril Oman L.L.C.....................................      169        153        223
                                                              -------    -------    -------
          Total.............................................  $12,809    $12,120    $15,208
                                                              =======    =======    =======
Net income (loss):
  Pool Arabia, Ltd..........................................  $ 1,066    $(3,586)   $  (536)
  Antah Drilling Sdn. Bhd.(b)...............................       --        (50)      (210)
  Pool Santana, Limited(c)..................................       --         89        927
  Intairdril Oman L.L.C.....................................      134        (30)      (392)
                                                              -------    -------    -------
          Total.............................................  $ 1,200    $(3,577)   $  (211)
                                                              =======    =======    =======

                            POOL ENERGY SERVICES CO.

---------------

(a) Gross profit is computed as revenues less operating expenses (which excludes depreciation and amortization and selling, general and administrative expenses).

(b) In October 1996, the Company acquired the 51% interest not already owned by the Company in Antah Drilling. Antah Drilling's results have been included in the accompanying financial statements since the date of such acquisition (see Note 3).

(c) In April 1996, the Company acquired the 51% interest not already owned by the Company in Pool Santana, Limited, a Trinidad corporation, the assets of which consisted primarily of a platform workover rig and its related equipment which were subsequently transferred to the Company's Gulf of Mexico operation.

     The Company's investment in its unconsolidated affiliates differs from its ownership percentage of the affiliates' equity based on the financial statements of the affiliates chiefly because of the allocation of the purchase price for the 1990 purchase of ENSERCH's oilfield services business, unrecognized gains on asset sales and other transactions as set forth below.

                                                                AS OF DECEMBER 31
                                                                ------------------
                                                                 1997       1996
                                                                -------    -------
Combined Balance Sheet Data of Unconsolidated Affiliates:
  Current assets............................................    $17,527    $29,277
  Noncurrent assets.........................................     59,197     39,342
                                                                -------    -------
          Total assets......................................     76,724     68,619
                                                                -------    -------
  Current liabilities.......................................     15,163      4,752
  Noncurrent liabilities....................................     41,654     42,562
                                                                -------    -------
          Total liabilities.................................     56,817     47,314
                                                                -------    -------
Net assets of unconsolidated affiliates.....................    $19,907    $21,305
                                                                =======    =======
Investment in and Noncurrent Receivables from Unconsolidated
  Affiliates:
  The Company's portion of net assets.......................    $10,136    $10,852
  Long-term advances........................................     19,312     19,334
  Differences between affiliates' bases and Company's
     carrying value.........................................    (10,259)   (12,408)
                                                                -------    -------
  Equity in net assets......................................     19,189     17,778
  Noncurrent receivables....................................      1,326      1,326
                                                                -------    -------
          Total.............................................    $20,515    $19,104
                                                                =======    =======

                                                                FOR THE YEAR ENDED DECEMBER 31
                                                                -------------------------------
                                                                 1997        1996        1995
                                                                -------    ---------    -------
Earnings Attributable to Unconsolidated Affiliates:
  The Company's portion of net income (loss)................    $  610     $ (1,825)    $ (114)
  Adjustment to reconcile differences between affiliates'
     bases and Company's carrying value.....................     2,408        4,046      3,009
                                                                ------     --------     ------
  Equity in income..........................................     3,018        2,221      2,895
  Other income (expense)....................................        62           23         60
                                                                ------     --------     ------
          Total.............................................    $3,080     $  2,244     $2,955
                                                                ======     ========     ======

     At December 31, 1997, the Company's investment in unconsolidated affiliates included $6.5 million of net undistributed earnings of the affiliates. Pool Arabia, Ltd. is party to an agreement which contains a

                            POOL ENERGY SERVICES CO.

covenant restricting the ability to distribute, by dividend or otherwise, its earnings to the Company. The Company received dividends from unconsolidated affiliates of $1.6 million in 1997, $1.7 million in 1996 and $2.9 million in 1995.

     In management's opinion, the Company has no significant exposure from currency restrictions on its foreign subsidiaries and affiliates (see Note 1).

11.  SUPPLEMENTAL FINANCIAL INFORMATION

                                                               AS OF DECEMBER 31
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
BALANCE SHEET ITEMS:
Property, plant and equipment comprised the following:
  Rigs and related equipment................................  $343,998    $257,789
  Transportation equipment..................................     6,000       5,302
  Other machinery and equipment.............................     4,811       4,584
  Land and buildings........................................     9,523       7,765
  Leasehold improvements....................................     2,799       2,463
  Furniture and office equipment............................     3,976       2,699
                                                              --------    --------
          Total.............................................   371,107     280,602
Less -- Accumulated depreciation............................   111,314      91,477
                                                              --------    --------
          Property, plant and equipment -- net..............  $259,793    $189,125
                                                              ========    ========
Accrued liabilities are summarized below:
  Accrued compensation and benefits.........................  $ 21,459    $ 18,934
  Deferred rig mobilization.................................     2,887       3,155
  Personal injury and property damage claims................     4,439         925
  Accrued capital expenditures..............................     4,097         246
  Accrued maintenance costs.................................     2,033         938
  Other accruals............................................     9,729       5,307
                                                              --------    --------
          Total.............................................  $ 44,644    $ 29,505
                                                              ========    ========
Other liabilities (noncurrent) are summarized below:
  Accrued rental cost of underutilized facilities...........  $ 22,327    $ 24,476
  Personal injury and property damage
     claims -- noncurrent...................................    11,241       9,436
  Accrued benefits -- noncurrent............................     4,788       3,279
  Deferred rig mobilization.................................     2,051       5,055
  Other.....................................................     6,588       3,790
                                                              --------    --------
          Total.............................................  $ 46,995    $ 46,036
                                                              ========    ========

                            POOL ENERGY SERVICES CO.

                                                              FOR THE YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------   --------   --------
INCOME STATEMENT ITEMS:
Revenues:
  Domestic onshore
     Central division well-servicing........................  $114,596   $ 91,304   $ 86,880
     California division well-servicing.....................    82,417     71,519     52,511
     Production services....................................    54,357     44,459     43,221
  Gulf of Mexico offshore workover and drilling.............    80,957     58,545     37,415
  International workover and drilling.......................    71,117     42,191     23,579
  Alaska workover and drilling..............................    26,797     24,633     20,427
  Other services............................................    21,681     15,907     13,272
                                                              --------   --------   --------
          Total.............................................  $451,922   $348,558   $277,305
                                                              ========   ========   ========
Costs and expenses included:
  Provision (credit) for uncollectible accounts.............  $    501   $   (551)  $    765
                                                              ========   ========   ========
Other income (expense) -- net:
  Interest income...........................................  $    999   $  1,302   $    435
  Gain (loss) on disposal of assets.........................     3,718      1,015      1,164
  Foreign currency gain (loss)..............................       (82)      (191)      (285)
  Other.....................................................       (18)       (31)       (25)
                                                              --------   --------   --------
          Total.............................................  $  4,617   $  2,095   $  1,289
                                                              ========   ========   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
Federal, state and foreign income tax payments (refunds),
  net.......................................................  $  4,035   $  2,499   $    138
Interest payments, net of amounts capitalized, to third
  parties...................................................     3,669      2,744      1,458
Net changes in the components of operating working capital
  were as follows:
  Receivables...............................................  $(17,345)  $(12,472)  $  5,653
  Accounts receivable from affiliates.......................      (571)      (604)    (1,587)
  Inventories...............................................    (4,811)        72        (38)
  Other current assets......................................    (2,734)      (127)       123
  Trade accounts payable and accrued liabilities............    10,220      1,288      5,295
  Accrued taxes.............................................     1,049      1,124     (2,198)
                                                              --------   --------   --------
          Total.............................................  $(14,192)  $(10,719)  $  7,248
                                                              ========   ========   ========

Expenditures for acquisitions, including acquisition costs, less cash acquired:

                                                                1997       1996       1995
                                                              --------   --------   --------
  Fair value of assets acquired (including goodwill)........  $ 72,818   $ 56,881   $ 37,808
  Long-term notes issued....................................   (10,050)        --    (11,500)
  Company's common stock issued.............................        --         --     (4,200)
  Liabilities assumed.......................................   (26,528)   (33,756)   (18,023)
                                                              --------   --------   --------
  Cash paid, including acquisition related expenditures.....    36,240     23,125      4,085
  Less: cash acquired.......................................     3,371        759        654
                                                              --------   --------   --------
  Net cash used for acquisitions............................  $ 32,869   $ 22,366   $  3,431
                                                              ========   ========   ========

                            POOL ENERGY SERVICES CO.

     See Note 6 for a discussion of the August 1997 agreement between the sellers of GPC and the Company that resolved certain issues that had arisen in connection with the GPC purchase.

     The Company also reclassified its investments in Antah Drilling and Pool Santana in 1996 of $1.6 million and $1.5 million, respectively, to their related assets and liabilities at the time of each acquisition (see Note 3).

BUSINESS BY GEOGRAPHIC AREA:

     The following table sets forth certain financial data of the Company by geographic area:

                                                              FOR THE YEAR ENDED DECEMBER 31
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Revenues:
  United States............................................  $377,518    $304,406    $252,056
  Middle East..............................................    11,404       9,074       7,873
  Australia................................................    21,453      10,529       2,248
  South America............................................    37,149      22,592      13,263
  Asia.....................................................     4,398       1,158          --
  Europe and Africa........................................        --         799       1,865
                                                             --------    --------    --------
          Total............................................  $451,922    $348,558    $277,305
                                                             ========    ========    ========
Earnings Attributable to Unconsolidated Affiliates:
  Middle East..............................................  $  3,080    $  1,669    $  2,163
  South America............................................        --          52         521
  Asia.....................................................        --         523         271
                                                             --------    --------    --------
          Total............................................  $  3,080    $  2,244    $  2,955
                                                             ========    ========    ========
Operating Income (Loss)(a):
  United States............................................  $ 28,359    $  9,563    $  1,105
  Middle East..............................................     2,185       1,522         928
  Australia................................................     6,418       2,937         902
  South America............................................       682       1,569         177
  Asia.....................................................     1,733         326          (2)
  Europe and Africa........................................      (489)       (402)       (430)
                                                             --------    --------    --------
          Total............................................  $ 38,888    $ 15,515    $  2,680
                                                             ========    ========    ========
Income (Loss) Before Income Taxes and Minority Interest:
  United States............................................  $ 28,250    $  9,423    $    513
  Middle East..............................................     5,546       3,230       3,279
  Australia................................................     5,566       2,234         891
  South America............................................       991       1,709         602
  Asia.....................................................     2,346         853         269
  Europe and Africa........................................      (402)       (388)       (441)
                                                             --------    --------    --------
          Total............................................  $ 42,297    $ 17,061    $  5,113
                                                             ========    ========    ========

---------------

(a) Operating income (loss) is revenues less related costs and expenses; it excludes earnings attributable to unconsolidated affiliates.

                            POOL ENERGY SERVICES CO.

                                                            AS OF DECEMBER 31
                                                     --------------------------------
                                                       1997        1996        1995
                                                     --------    --------    --------
Identifiable Assets:
  United States....................................  $343,246    $222,656    $183,850
  Middle East......................................    29,398      28,065      26,655
  Australia........................................    45,447      46,769       8,334
  South America....................................    45,424      35,974      19,566
  Asia.............................................     6,139       6,062       8,035
  Europe and Africa................................     9,541       1,691       2,003
                                                     --------    --------    --------
          Total....................................  $479,195    $341,217    $248,443
                                                     ========    ========    ========

12.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following is a summary of unaudited quarterly financial data for 1997 and 1996.

                                                           4TH        3RD        2ND        1ST
                                                         QUARTER    QUARTER    QUARTER    QUARTER
                                                         --------   --------   --------   -------
                                                         (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
1997:
  Revenues.............................................  $125,147   $118,636   $109,755   $98,384
  Earnings Attributable to Unconsolidated Affiliates...       813        629        634     1,004
  Gross Profit(a)......................................    35,166     31,982     28,590    24,672
  Income Before Income Taxes and Minority Interest.....    12,507     13,872      9,937     5,981
  Net Income...........................................     8,552      8,369      5,952     3,805
  Earnings Per Share of Common Stock ..................  $    .44   $    .43   $    .31   $   .20
  Earnings Per Share of Common Stock -- assuming
     dilution..........................................  $    .43   $    .43   $    .31   $   .20
1996:
  Revenues.............................................  $ 99,910   $ 83,978   $ 82,988   $81,682
  Earnings Attributable to Unconsolidated Affiliates...       334        728        524       658
  Gross Profit(a)......................................    25,450     19,910     18,991    18,759
  Income Before Income Taxes and Minority Interest.....     6,965      3,992      3,377     2,727
  Net Income...........................................     3,798      2,586      1,833     1,423
  Earnings Per Share of Common Stock...................  $    .20   $    .14   $    .13   $   .10
  Earnings Per Share of Common Stock -- assuming
     dilution..........................................  $    .20   $    .14   $    .13   $   .10

---------------

(a) Gross profit is computed as consolidated revenues plus earnings attributable to unconsolidated affiliates, less operating expenses (which excludes selling, general and administrative expenses, depreciation and amortization and acquisition related costs).

                            POOL ENERGY SERVICES CO.

13.  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components. The Company plans to adopt this statement in the first quarter of 1998. Its adoption is not expected to have a material effect on the Company's financial statements.

     Also in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in interim and annual financial statements. The Company plans to adopt this statement in the fourth quarter of 1998. Its adoption is not expected to have a material effect on the Company's financial statements, and any effect will be limited to the form and content of the disclosure it requires.

                            POOL ENERGY SERVICES CO.

                CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31
                                                              --------------------
                                                                1998        1997
                                                              --------     -------
Revenues....................................................  $117,712     $98,384
Earnings (Loss) Attributable to Unconsolidated Affiliates...       (71)      1,004
                                                              --------     -------
          Total.............................................   117,641      99,388
                                                              --------     -------
Costs and Expenses:
  Operating expenses........................................    83,363      74,716
  Selling, general and administrative expenses..............    13,175      12,761
  Depreciation and amortization.............................     7,510       5,703
                                                              --------     -------
          Total.............................................   104,048      93,180
                                                              --------     -------
Other Income (Expense) -- Net...............................       403         558
Interest Expense............................................     1,763         785
                                                              --------     -------
Income Before Income Taxes and Minority Interest............    12,233       5,981
Income Tax Provision........................................     4,780       2,272
Minority Interest in Loss of Consolidated Subsidiary........        --         (96)
                                                              --------     -------
Net Income..................................................  $  7,453     $ 3,805
                                                              ========     =======
Earnings Per Share of Common Stock..........................  $    .38     $   .20
                                                              ========     =======
Earnings Per Share of Common Stock -- assuming dilution.....  $    .38     $   .20
                                                              ========     =======

           See Notes to Condensed Consolidated Financial Statements.

                            POOL ENERGY SERVICES CO.

                CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31
                                                              -------------------
                                                                1998       1997
                                                              --------    -------
Operating Activities:
  Net income................................................  $  7,453    $ 3,805
  Noncash items included above:
     Depreciation and amortization..........................     7,510      5,703
     Deferred income taxes..................................     2,299      2,023
     Undistributed (earnings) loss of unconsolidated
      affiliates............................................       147       (963)
     Other -- net...........................................       379       (564)
  Payment for lease of manufacturing facility...............      (537)      (537)
  Proceeds from rig mobilization............................     8,611         --
  Other -- net..............................................    (2,060)      (318)
  Net effect of changes in operating working capital........    (6,720)    (8,305)
                                                              --------    -------
          Net Cash Flows Provided by Operating Activities...    17,082        844
                                                              --------    -------
Investing Activities:
  Property additions........................................   (25,918)    (6,999)
  Expenditures for acquisition, including acquisition costs,
     less cash acquired.....................................   (50,374)        --
  Proceeds from disposition of property, plant and
     equipment..............................................       438        947
  Other -- net..............................................        36        617
                                                              --------    -------
          Net Cash Flows Used for Investing Activities......   (75,818)    (5,435)
                                                              --------    -------
Financing Activities:
  Proceeds from long-term debt..............................   170,000         --
  Principal payments on long-term debt......................   (80,800)    (2,525)
  Repayment of debt assumed in acquisition..................   (15,672)        --
  Payment of debt financing costs...........................    (4,691)       (14)
  Proceeds from exercise of stock options...................       257        532
                                                              --------    -------
          Net Cash Flows Provided by (Used for) Financing
           Activities.......................................    69,094     (2,007)
                                                              --------    -------
Net Increase (Decrease) in Cash and Cash Equivalents........    10,358     (6,598)
Cash and Cash Equivalents at January 1,.....................    18,993     21,837
                                                              --------    -------
Cash and Cash Equivalents at March 31,......................  $ 29,351    $15,239
                                                              ========    =======

           See Notes to Condensed Consolidated Financial Statements.

                            POOL ENERGY SERVICES CO.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                  (UNAUDITED)
                     (IN THOUSANDS EXCEPT NUMBER OF SHARES)

                           ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 29,351
  Restricted cash...........................................        10
  Accounts and notes receivable (net of allowance for
     doubtful accounts of $1,269)...........................   104,667
  Inventories...............................................    17,703
  Deferred income tax asset.................................     8,068
  Other current assets......................................    12,641
                                                              --------
          Total current assets..............................   172,440
Property, Plant and Equipment -- Net........................   381,364
Vessel Construction Deposits................................    18,275
Investment in and Noncurrent Receivables from Unconsolidated
  Affiliates................................................    28,527
Goodwill, net...............................................    61,947
Deferred Costs..............................................    10,275
Noncurrent Receivables (net of allowance for doubtful
  accounts of $1,092) and Other Assets......................     2,769
                                                              --------
          Total.............................................  $675,597
                                                              ========

            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt.........................  $  1,025
  Accounts payable..........................................    49,473
  Accrued Sea Mar purchase price adjustment.................    14,700
  Other current liabilities.................................    53,114
                                                              --------
          Total current liabilities.........................   118,312
Long-Term Debt..............................................   168,522
Deferred Income Taxes.......................................    62,905
Other Liabilities...........................................    49,544
Shareholders' Equity:
  Common stock, no par value:
     40,000,000 shares authorized; 21,030,293 shares issued
      and outstanding.......................................   231,561
  Retained earnings.........................................    45,682
  Unearned compensation -- restricted stock.................      (607)
  Cumulative foreign currency translation adjustments.......      (322)
                                                              --------
          Total shareholders' equity........................   276,314
                                                              --------
          Total.............................................  $675,597
                                                              ========

           See Notes to Condensed Consolidated Financial Statements.

                            POOL ENERGY SERVICES CO.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The condensed consolidated financial statements included in this report are unaudited but in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated. All dollar amounts in the tabulations in the notes to the financial statements are stated in thousands unless otherwise indicated. Certain reclassifications have been made in the 1997 financial statements to conform with the 1998 presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The condensed consolidated financial statements include the financial statements of Pool Energy Services Co. (the "Company") and all subsidiaries in which a controlling interest is held. The Company uses the equity method to account for affiliates in which it does not have control. In 1997, the Emerging Issues Task Force of the Financial Accounting Standards Board (the "FASB") reached a consensus on Issue 96-16, "Investor's Accounting for an Investee When the Investor has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights" ("EITF 96-16"). EITF 96-16, which is effective for fiscal years ended after December 15, 1998, sets forth new criteria for evaluating whether or not the rights of the minority shareholder are sufficient to overcome the presumption that all majority-owned investees should be consolidated. After reviewing the guidance provided by EITF 96-16 with respect to what constitutes "control," together with the specific rights of the minority shareholder of Pool International Argentina S.A. ("PIASA") in the shareholders' agreement, the Company concluded that it could not clearly overcome the presumption that certain of the rights of the minority shareholder were substantive participating rights. Specific reasons for such are as follows: (i) the shareholders' agreement between the Company and the minority shareholder of PIASA requires the unanimous consent of PIASA's Board of Directors for the approval of the annual capital and operating budgets of PIASA and the making of any significant revisions to such budgets (two of the five Board of Directors of PIASA are appointed by the minority shareholder) and (ii) the shareholders' agreement requires the unanimous consent of PIASA's Board of Directors for the approval of the purchase, leasing, chartering or other acquisition of property or assets, not already approved in the annual capital budget, which exceed $50,000. The minority rights identified above as participating rights are significant in the ordinary course of PIASA's business; accordingly, the Company concluded that it should change from consolidation accounting to the equity method for its 51% investment in PIASA, which it did effective January 1, 1998. Prior to January 1, 1998, 100% of PIASA's assets, liabilities, results of operations and cash flows were included in the Company's respective consolidated totals. The change in method of accounting had no effect on the Company's consolidated net income for the three months ended March 31,

                            POOL ENERGY SERVICES CO.

1998. The following table summarizes the effect of adopting EITF 96-16 on the Company's balance sheet at January 1, 1998:

                                                               INCREASE
                                                              (DECREASE)
                                                              ----------
Total Current Assets........................................   $ (4,465)
Property, Plant and Equipment -- Net........................    (11,583)
Investment in and Noncurrent Receivables from Unconsolidated
  Affiliates................................................      8,161
Goodwill, net...............................................     (1,542)
                                                               --------
          Total.............................................   $ (9,429)
                                                               ========
Total Current Liabilities...................................   $ (6,455)
Deferred Income Taxes.......................................        986
Minority Interest...........................................     (3,960)
                                                               --------
          Total.............................................   $ (9,429)
                                                               ========

DEFERRED COSTS

     Deferred costs consist primarily of drydocking expenses incurred in conjunction with marine inspections of offshore support vessels and debt financing costs. Drydocking expenses are capitalized and amortized on a straight-line basis over a period normally not to exceed 30 months. Debt financing costs are amortized over the terms of the related borrowings. The major components of deferred costs are unamortized deferred drydocking expenses of $5.3 million at March 31, 1998 and unamortized debt financing costs of $4.9 million at March 31, 1998.

DEFERRED RIG MOBILIZATION

     In connection with its rig contracts, the Company may receive lump sum fees for the mobilization of equipment. The net amount of the lump sum fees received and the mobilization expenses incurred are deferred and amortized over the term of the contract.

3. EARNINGS PER SHARE

     The following tables set forth the amounts used in computing earnings per share ("EPS") and the weighted average number of shares of dilutive potential common stock for the quarters ended March 31, 1998 and 1997.

                                                      FOR THE QUARTER ENDED MARCH 31, 1998
                                                   ------------------------------------------
                                                      INCOME          SHARES       PER-SHARE
                                                   (NUMERATOR)    (DENOMINATOR)      AMOUNT
                                                   ------------   --------------   ----------
                                                   (IN THOUSANDS EXCEPT NUMBER OF SHARES AND
                                                               PER SHARE AMOUNTS)
Earnings per Share of Common Stock:
  Net Income.....................................     $7,453        19,483,801        $.38
                                                                                      ====
Dilutive Effect of Potential Common Stock:
  Stock Options..................................         --           285,301
                                                      ------        ----------
Earnings per Share of Common Stock -- Assuming
  Dilution:
  Net Income.....................................     $7,453        19,769,102        $.38
                                                      ======        ==========        ====

                            POOL ENERGY SERVICES CO.

     Options to purchase approximately 52,000 shares of common stock at an exercise price of $31.8125 per share that were outstanding during the first quarter of 1998 were not included in the computation of diluted EPS because such options were antidilutive.

                                                      FOR THE QUARTER ENDED MARCH 31, 1997
                                                   ------------------------------------------
                                                      INCOME          SHARES       PER-SHARE
                                                   (NUMERATOR)    (DENOMINATOR)      AMOUNT
                                                   ------------   --------------   ----------
                                                   (IN THOUSANDS EXCEPT NUMBER OF SHARES AND
                                                               PER SHARE AMOUNTS)
Earnings per Share of Common Stock:
  Net Income.....................................     $3,805        19,140,119        $.20
                                                                                      ====
Dilutive Effect of Potential Common Stock:
  Stock Options..................................         --           263,880
                                                      ------        ----------
Earnings per Share of Common Stock -- Assuming
  Dilution:
  Net Income.....................................     $3,805        19,403,999        $.20
                                                      ======        ==========        ====

4. LONG-TERM DEBT AND LINE OF CREDIT

SENIOR SUBORDINATED NOTES

     On March 31, 1998, the Company completed a private placement of 8 5/8% senior subordinated notes due 2008 in the aggregate principal amount of $150 million (the "Notes"). The net proceeds from the sale of the Notes were used to fund the cash portion of the purchase price for Sea Mar, Inc. ("Sea Mar") (see
Note 5), to repay the existing debt of Sea Mar and to reduce the outstanding balance under the Company's three-year $180 million syndicated bank credit agreement (the "Credit Agreement"). The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after April 1, 2003 at a redemption price equal to 104.313% of the principal amount thereof, plus accrued interest, declining ratably to par on April 1, 2006. The Company may also redeem up to 35% of the aggregate principal amount of the Notes at its option, from time to time on or prior to April 1, 2001, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued interest, with the net proceeds of one or more equity offerings of the Company's common stock.

     The Notes are general unsecured obligations of the Company subordinated in right of payment to all existing and future senior indebtedness of the Company and are unconditionally guaranteed, jointly and severally, by all of the Company's wholly-owned subsidiaries that are incorporated or organized in the United States (the "Subsidiary Guarantors"). The Notes contain certain covenants that, among other things, limit the ability of the Company and the Subsidiary Guarantors to incur additional indebtedness, issue capital stock of Subsidiary Guarantors, pay dividends or make other restricted payments, incur liens, enter into certain transactions with affiliates, enter into certain mergers or consolidations or sell all or substantially all of the assets of the Company and its subsidiaries. See Note 8 for the unaudited condensed consolidating financial information for Pool Energy Services Co., the Subsidiary Guarantors and the Non-Guarantor Subsidiaries as of and for the quarters ended March 31, 1998 and 1997.

CREDIT AGREEMENT

     In March 1998, simultaneously with the issuance of the Notes and the closing of the Sea Mar Acquisition, the Company executed an amendment to the Credit Agreement to increase maximum availability thereunder from $130 million to $180 million, including up to $15 million that may be used to support letters of credit. At March 31, 1998 the Company had drawn $5.0 million in cash under the Credit Agreement, and

                            POOL ENERGY SERVICES CO.

an additional $11.6 million was being utilized to support the issuance of letters of credit, primarily related to insurance obligations.

     Borrowings under the Credit Agreement bear interest, at the Company's option, at either (i) the Base Rate (defined as the higher of the administrative agent bank's prime lending rate or 1/2 of 1% in excess of the federal funds rate) plus a margin ranging from zero to .50%, or (ii) the Eurodollar Rate (equivalent to the London Interbank Offered Rate plus a margin ranging from 1% to 1.75% with the Company's option of a one-, two-, three- or six-month interest period). The applicable margin for each interest option depends on the Company's leverage ratio for the fiscal quarter preceding the interest period; however, through September 1998, the applicable Eurodollar margin shall not be less than 1.50%. Based upon the Company's leverage ratio at March 31, 1998, the applicable Eurodollar margin would have been 1.00%. The Credit Agreement will mature on October 2, 2000 and is subject to one-year extensions at the discretion of the lenders. Revolving loans issued under the Credit Agreement are prepayable at any time and are due at expiration on October 2, 2000. The Credit Agreement imposes certain financial covenants, including ones requiring the maintenance of a minimum net worth, a minimum interest coverage ratio, a minimum fixed charge coverage ratio, a maximum leverage ratio and a maximum debt-to-equity ratio. It also imposes certain other restrictions, including ones related to liens, other indebtedness, asset sales, investments, acquisitions or mergers and the payment of dividends. Advances under the Credit Agreement are secured by a pledge of 66% of the capital stock of certain of the Company's foreign subsidiaries.

     The Company incurred $4.2 million and $0.5 million of debt financing costs during the first three months of 1998 in connection with the Notes offering and the Credit Agreement, respectively.

5. ACQUISITION OF SEA MAR, INC.

     On March 31, 1998, the Company acquired all of the outstanding capital stock of Sea Mar, a privately owned Louisiana-based offshore support vessel company with operations primarily in the Gulf of Mexico, for approximately $75.9 million in cash (including an estimated $14.7 million in post-closing purchase price adjustments) and 1,538,462 shares of the Company's common stock (the "Sea Mar Acquisition"). In addition, the Company agreed to pay additional cash consideration contingent upon Sea Mar exceeding certain financial targets for the fiscal years ending December 31, 1998 and 1999, up to a maximum of $10 million in each year.

     The acquisition was accounted for under the purchase method, and Sea Mar's results of operations will be included in the Company's consolidated financial statements from the date of the acquisition. The purchase price was allocated based on preliminary estimates of the fair market value of the assets acquired and the liabilities assumed at the date of acquisition. The purchase price allocation is subject to adjustment as additional information becomes available and is evaluated. The primary items that may be subject to further adjustment are fair value assessments of property, plant and equipment and reserves for income taxes. This preliminary purchase price allocation resulted in goodwill of approximately $21.5 million, which is being amortized on a straight-line basis over 25 years. The purchase price paid at closing is subject to adjustment to the extent that the shareholder's equity of Sea Mar at March 31, 1998 exceeded the amount at August 31, 1997. This purchase price adjustment, which is expected to be paid by mid-1998, is estimated to be $14.7 million and has been accrued.

                            POOL ENERGY SERVICES CO.

     Expenditures for the acquisition, including acquisition costs, less cash acquired were as follows:

Fair value of assets acquired (including goodwill)..........  $176,987
Company's common stock issued...............................   (34,327)
Liability for post-closing purchase price adjustment........   (14,700)
Liabilities assumed.........................................   (66,755)
                                                              --------
Cash paid, including acquisition related expenditures.......    61,205
Less: cash acquired.........................................    10,831
                                                              --------
Net cash used for the acquisition...........................  $ 50,374
                                                              ========

     Sea Mar has a contract with a marine shipbuilder for the construction of ten offshore support vessels at an estimated aggregate cost of $77.6 million, net of deposits. These new vessels are scheduled to be delivered between late 1998 and early 2000.

     The following unaudited pro forma summary of financial information presents the Company's consolidated results of operations as if the Sea Mar Acquisition had occurred at the beginning of the periods indicated, after including the impact of certain adjustments, such as: additional depreciation expense, amortization of goodwill, amortization of the portion of the purchase price allocated to a noncompete agreement, reduction of gains on sales due to the purchase price allocation, increased interest expense and amortization of the related debt financing costs associated with the $150 million Notes, reduction of interest expense for the repayment of existing Sea Mar debt and repayments on the Credit Agreement and related income tax effects thereon.

                                                              THREE MONTHS ENDED MARCH 31
                                                   -------------------------------------------------
                                                            1998                      1997
                                                   -----------------------   -----------------------
                                                   AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                                                   -----------   ---------   -----------   ---------
                                                       (IN THOUSANDS EXCEPT EARNINGS PER SHARE)
Revenues.........................................   $117,712     $131,245      $98,384     $108,883
                                                    ========     ========      =======     ========
Net Income.......................................   $  7,453     $  9,750      $ 3,805     $  4,313
                                                    ========     ========      =======     ========
Earnings Per Share of Common Stock...............   $    .38     $    .46      $   .20     $    .21
                                                    ========     ========      =======     ========
Weighted Average Shares Outstanding..............     19,484       21,005       19,140       20,678
                                                    ========     ========      =======     ========
Earnings Per Share of Common Stock -- assuming
  dilution.......................................   $    .38     $    .46      $   .20     $    .21
                                                    ========     ========      =======     ========
Weighted Average Shares Outstanding..............     19,769       21,290       19,404       20,942
                                                    ========     ========      =======     ========

     The above pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Sea Mar Acquisition had taken place at the beginning of the periods presented, nor is it necessarily indicative of future operating results.

                            POOL ENERGY SERVICES CO.

6. UNCONSOLIDATED AFFILIATES

     The following table sets forth certain summarized financial information of the Company's unconsolidated affiliates as derived from the unaudited condensed financial statements of the affiliates.

                                                               THREE MONTHS ENDED
                                                                    MARCH 31
                                                              ---------------------
                                                               1998           1997
                                                              -------        ------
Revenues:
  Pool Arabia, Ltd..........................................  $11,457        $8,584
  Pool International Argentina S.A. ........................    3,179(b)         --
  Intairdril Oman L.L.C. ...................................       10            65
                                                              -------        ------
          Total.............................................  $14,646        $8,649
                                                              =======        ======
Gross Profit (Loss)(a):
  Pool Arabia, Ltd. ........................................  $ 3,890        $3,465
  Pool International Argentina S.A. ........................   (1,336)(b)        --
  Intairdril Oman L.L.C. ...................................        4            56
                                                              -------        ------
          Total.............................................  $ 2,558        $3,521
                                                              =======        ======
Net Income (Loss):
  Pool Arabia, Ltd..........................................  $   373        $  448
  Pool International Argentina S.A. ........................   (1,570)(b)        --
  Intairdril Oman L.L.C. ...................................       (9)          (23)
                                                              -------        ------
          Total.............................................  $(1,206)       $  425
                                                              =======        ======

---------------

(a) Gross profit is computed as revenues less operating expenses (which excludes depreciation and amortization and selling, general and administrative expenses).

(b) Effective January 1, 1998, the Company began accounting for its 51% interest in PIASA under the equity method. See Note 2.

     Earnings (loss) attributable to unconsolidated affiliates is summarized below:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31
                                                              ------------------
                                                               1998       1997
                                                              ------     -------
The Company's portion of net income (loss)..................  $(615)     $  217
Adjustment to reconcile differences between affiliates'
  bases and Company's carrying value........................    468         746
                                                              -----      ------
Equity in income (loss).....................................   (147)        963
Other income (expense)......................................     76          41
                                                              -----      ------
          Total.............................................  $ (71)     $1,004
                                                              =====      ======

7. NEW ACCOUNTING PRONOUNCEMENTS

     In February 1998, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets and eliminates certain disclosures no longer considered useful. The Company plans to adopt this statement in the fourth

                            POOL ENERGY SERVICES CO.

quarter of 1998. Its adoption is not expected to have a material effect on the Company's financial position or results of operations, and any effect will be limited to the form and content of the disclosure it requires.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components. The Company adopted this statement in the first quarter of 1998, and there was no effect on the Company's financial statements.

     Also in June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in interim and annual financial statements. The Company plans to adopt this statement in the fourth quarter of 1998. Its adoption is not expected to have a material effect on the Company's financial statements, and any effect will be limited to the form and content of the disclosure it requires.

                            POOL ENERGY SERVICES CO.

8. CONSOLIDATING FINANCIAL STATEMENTS

     Presented below is unaudited consolidating financial information for Pool Energy Services Co. ("PESCO"), the Subsidiary Guarantors (on a combined basis), and the Non-Guarantor Subsidiaries (on a combined basis) as of and for the quarters ended March 31, 1998 and 1997. Separate financial information of each Subsidiary Guarantor is not presented because the Company's management has concluded that such financial information is not material to the investors.

                            POOL ENERGY SERVICES CO.

           UNAUDITED CONDENSED STATEMENT OF CONSOLIDATING OPERATIONS

                                                         THREE MONTHS ENDED MARCH 31, 1998
                                         -----------------------------------------------------------------
                                                  SUBSIDIARY   NON-GUARANTOR                     PESCO
                                         PESCO    GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------   ----------   -------------   ------------   ------------
Revenues...............................  $   --    $103,637       $14,075        $    --        $117,712
Earnings (Loss) Attributable to
  Unconsolidated Affiliates............      --        (106)           35             --             (71)
                                         ------    --------       -------        -------        --------
          Total........................      --     103,531        14,110             --         117,641
                                         ------    --------       -------        -------        --------
Costs and Expenses:
  Operating expenses...................      --      75,419         7,944             --          83,363
  Selling, general and administrative
     expenses..........................     147      12,043           985             --          13,175
  Depreciation and amortization........      --       6,193         1,324             (7)          7,510
                                         ------    --------       -------        -------        --------
          Total........................     147      93,655        10,253             (7)        104,048
                                         ------    --------       -------        -------        --------
Other Income (Expense) -- Net..........      --         316            87             --             403
Interest Expense.......................      --       1,355           408             --           1,763
                                         ------    --------       -------        -------        --------
Income (Loss) Before Income Taxes......    (147)      8,837         3,536              7          12,233
Income Tax Provision (Credit)..........     (52)      3,741         1,088              3           4,780
Equity in Earnings of Consolidated
  Subsidiaries.........................   7,548       2,448            --         (9,996)             --
                                         ------    --------       -------        -------        --------
Net Income.............................  $7,453    $  7,544       $ 2,448        $(9,992)       $  7,453
                                         ======    ========       =======        =======        ========

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.
           UNAUDITED CONDENSED STATEMENT OF CONSOLIDATING CASH FLOWS

                                                               THREE MONTHS ENDED MARCH 31, 1998
                                             ---------------------------------------------------------------------
                                                          SUBSIDIARY   NON-GUARANTOR                     PESCO
                                               PESCO      GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             ----------   ----------   -------------   ------------   ------------
Net Cash Flows Provided by Operating
  activities...............................  $       10    $  9,028       $ 8,045         $  (1)        $ 17,082

Investing Activities:
Property additions.........................          --     (18,898)       (7,467)          447          (25,918)
Expenditures for acquisition, including
  acquisition costs, less cash acquired....          --     (50,374)           --            --          (50,374)
Proceeds from disposition of property,
  plant and equipment......................          --         791            94          (447)             438
Other -- net...............................           1          30             4             1               36
                                             ----------    --------       -------         -----         --------
Net Cash Flows Provided by (Used for)
  Investing Activities.....................           1     (68,451)       (7,369)            1          (75,818)
                                             ----------    --------       -------         -----         --------
Financing Activities:
Proceeds from exercise of stock options....         257          --            --            --              257
Payment of debt financing costs............      (4,186)       (505)           --            --           (4,691)
Proceeds from long-term debt...............     150,000      20,000            --            --          170,000
Principal payments on long-term debt.......          --     (80,800)           --            --          (80,800)
Repayment of debt assumed in acquisition...          --     (15,672)           --            --          (15,672)
Payments from (advances to) consolidated
  subsidiaries, net........................    (146,029)    147,835        (1,806)           --               --
                                             ----------    --------       -------         -----         --------
Net Cash Flows Provided by (Used for)
  Financing Activities.....................          42      70,858        (1,806)           --           69,094
                                             ----------    --------       -------         -----         --------
Net Increase (Decrease) in Cash and Cash
  Equivalents..............................          53      11,435        (1,130)           --           10,358
Cash and Cash Equivalents at January 1,....         210      16,395         2,388            --           18,993
                                             ----------    --------       -------         -----         --------
Cash and Cash Equivalents at March 31,.....  $      263    $ 27,830       $ 1,258         $  --         $ 29,351
                                             ==========    ========       =======         =====         ========

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.

                UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET

                                                                         MARCH 31, 1998
                                              --------------------------------------------------------------------
                                                          SUBSIDIARY   NON-GUARANTOR                     PESCO
                                                PESCO     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                              ---------   ----------   -------------   ------------   ------------
                   ASSETS
Current Assets:
  Cash and cash equivalents.................  $     263    $ 27,830       $ 1,258        $     --       $ 29,351
  Restricted cash...........................         --          10            --              --             10
  Accounts and notes receivable.............         --      89,470        15,197              --        104,667
  Inventories...............................         --       7,334        10,369              --         17,703
  Deferred income tax asset.................         20       7,926            --             122          8,068
  Other current assets......................        471      10,322         1,848              --         12,641
                                              ---------    --------       -------        --------       --------
         Total current assets...............        754     142,892        28,672             122        172,440
Property, Plant and Equipment -- Net........         --     310,903        70,810            (349)       381,364
Vessel Construction Deposits................         --      18,275            --              --         18,275
Investment in Consolidated Subsidiaries.....     60,622      34,600            --         (95,222)            --
Investment in and Noncurrent Receivables
  from Unconsolidated Affiliates............         --      28,527            --              --         28,527
Goodwill, net...............................         --      61,947            --              --         61,947
Deferred Costs..............................      3,767       6,508            --              --         10,275
Noncurrent Receivables and Other Assets.....         --       2,743            26              --          2,769
                                              ---------    --------       -------        --------       --------
         Total..............................  $  65,143    $606,395       $99,508        $(95,449)      $675,597
                                              =========    ========       =======        ========       ========

    LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt.........  $      --    $  1,025       $    --        $     --       $  1,025
  Accounts payable..........................         --      48,398         1,075              --         49,473
  Payable (receivable) to (from)
    consolidated subsidiaries...............   (248,572)    223,584        24,978              10             --
  Accrued Sea Mar purchase price
    adjustment..............................         --      14,700            --              --         14,700
  Other current liabilities.................     (1,154)     38,638        15,629               1         53,114
                                              ---------    --------       -------        --------       --------
         Total current liabilities..........   (249,726)    326,345        41,682              11        118,312
Long-Term Debt..............................    150,000      18,522            --              --        168,522
Long-Term Payable (Receivable) to (from)
  Consolidated Subsidiaries.................   (111,595)     99,872        11,723              --             --
Deferred Income Taxes.......................       (172)     58,795         4,280               2         62,905
Other Liabilities...........................         --      42,322         7,222              --         49,544
Shareholders' Equity:
  Common stock..............................    231,561           1           500            (501)       231,561
  Paid-in capital...........................         --      12,401        18,619         (31,020)            --
  Retained earnings.........................     45,682      48,459        15,482         (63,941)        45,682
  Unearned compensation -- restricted
    stock...................................       (607)         --            --              --           (607)
  Cumulative foreign currency translation
    adjustments.............................         --        (322)           --              --           (322)
                                              ---------    --------       -------        --------       --------
         Total shareholders' equity.........    276,636      60,539        34,601         (95,462)       276,314
                                              ---------    --------       -------        --------       --------
         Total..............................  $  65,143    $606,395       $99,508        $(95,449)      $675,597
                                              =========    ========       =======        ========       ========

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.
           UNAUDITED CONDENSED STATEMENT OF CONSOLIDATING OPERATIONS

                                                         THREE MONTHS ENDED MARCH 31, 1997
                                         -----------------------------------------------------------------
                                                  SUBSIDIARY   NON-GUARANTOR                     PESCO
                                         PESCO    GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------   ----------   -------------   ------------   ------------
Revenues...............................  $   --    $82,520        $15,864        $    --        $98,384
Earnings (Loss) Attributable to
  Unconsolidated Affiliates............      --      1,019            (15)            --          1,004
                                         ------    -------        -------        -------        -------
          Total........................      --     83,539         15,849             --         99,388
                                         ------    -------        -------        -------        -------

Costs and Expenses:
  Operating expenses...................      --     64,333         10,383             --         74,716
  Selling, general and administrative
     expenses..........................     154     10,579          2,028             --         12,761
  Depreciation and amortization........              4,167          1,543             (7)         5,703
                                         ------    -------        -------        -------        -------
          Total........................     154     79,079         13,954             (7)        93,180
                                         ------    -------        -------        -------        -------
Other Income (Expense) -- Net..........      --        478             80             --            558
Interest Expense.......................      --        467            318             --            785
                                         ------    -------        -------        -------        -------
Income (Loss) Before Income Taxes and
  Minority Interest....................    (154)     4,471          1,657              7          5,981
Income Tax Provision (Credit)..........     (54)     1,683            640              3          2,272
Equity in Earnings of Consolidated
  Subsidiaries.........................   3,905      1,112             --         (5,017)            --
Minority Interest in Loss of
  Consolidated Subsidiary..............      --         --             --            (96)           (96)
                                         ------    -------        -------        -------        -------
Net Income.............................  $3,805    $ 3,900        $ 1,017        $(4,917)       $ 3,805
                                         ======    =======        =======        =======        =======

                            POOL ENERGY SERVICES CO.

                            POOL ENERGY SERVICES CO.
           UNAUDITED CONDENSED STATEMENT OF CONSOLIDATING CASH FLOWS

                                                                THREE MONTHS ENDED MARCH 31, 1997
                                                ------------------------------------------------------------------
                                                          SUBSIDIARY   NON-GUARANTOR                     PESCO
                                                 PESCO    GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------   ----------   -------------   ------------   ------------
Net Cash Flows Provided by (Used for)
  Operating Activities........................  $    (6)   $  (277)       $ 1,127        $    --        $   844

Investing Activities:
Property additions............................       --     (5,607)        (1,392)            --         (6,999)
Proceeds from disposition of property, plant
  and equipment...............................       --        498            449             --            947
Other -- net..................................       --        603             14             --            617
                                                -------    -------        -------        -------        -------
Net Cash Flows Used for Investing
  Activities..................................       --     (4,506)          (929)            --         (5,435)
                                                -------    -------        -------        -------        -------
Financing Activities:
Proceeds from exercise of stock options.......      532         --             --             --            532
Payment of debt financing costs...............       --        (14)            --             --            (14)
Principal payments on long-term debt..........       --       (761)        (1,764)            --         (2,525)
Payments from (advances to) consolidated
  subsidiaries, net...........................   (1,409)     2,412         (1,003)            --             --
                                                -------    -------        -------        -------        -------
Net Cash Flows Provided by (Used for)
  Financing Activities........................     (877)     1,637         (2,767)            --         (2,007)
                                                -------    -------        -------        -------        -------
Net Decrease in Cash and Cash Equivalents.....     (883)    (3,146)        (2,569)            --         (6,598)
Cash and Cash Equivalents at January 1,.......      987     16,368          4,482             --         21,837
                                                -------    -------        -------        -------        -------
Cash and Cash Equivalents at March 31,........  $   104    $13,222        $ 1,913        $    --        $15,239
                                                =======    =======        =======        =======        =======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder
of Sea Mar, Inc.:

We have audited the accompanying consolidated balance sheets of Sea Mar, Inc. (a Louisiana corporation) and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related statements of operations, shareholder's investment and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of Sea Mar, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New Orleans, Louisiana
February 13, 1998

                         SEA MAR, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997           1996
                                                              -----------    -----------
Operating Revenues:
  Vessel operations.........................................  $45,814,000    $27,600,585
  Gain on sale of equipment.................................           --         24,768
                                                              -----------    -----------
                                                               45,814,000     27,625,353
                                                              -----------    -----------
Costs and Expenses:
  Vessel operating costs....................................   15,111,594     11,865,751
  Depreciation..............................................    1,931,685      1,484,784
  General and administrative................................    6,836,540      2,691,467
                                                              -----------    -----------
                                                               23,879,819     16,042,002
                                                              -----------    -----------
Operating Income............................................   21,934,181     11,583,351
Other Income (Expense):
  Interest expense..........................................   (1,436,601)    (1,380,643)
  Interest income...........................................      265,512         70,478
  Other.....................................................      126,228         31,608
                                                              -----------    -----------
                                                               (1,044,861)    (1,278,557)
                                                              -----------    -----------
Income Before Provision For Income Taxes....................   20,889,320     10,304,794
Provision For Income Taxes..................................    7,165,963      3,606,678
                                                              -----------    -----------
Net Income..................................................  $13,723,357    $ 6,698,116
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                         SEA MAR, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                  1997            1996
                                                              ------------    ------------
Cash Flows From Operating Activities:
  Net income................................................  $ 13,723,357    $  6,698,116
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation...........................................     1,931,685       1,484,784
     Amortization of deferred drydock costs.................     2,080,437       1,725,675
     Provision for deferred income taxes....................     1,842,500       3,046,678
     Gain on sale of assets.................................            --         (24,768)
  Decrease (increase) in current assets --
     Accounts receivable....................................    (2,889,332)     (1,980,374)
     Prepaid insurance and insurance claims receivable......      (185,600)        (83,626)
     Due from related parties...............................        56,862          69,592
  Increase (decrease) in current liabilities --
     Accounts payable.......................................     4,782,583        (187,061)
     Accrued liabilities and bonuses........................       523,885        (332,964)
     Due to related parties.................................        26,681              --
                                                              ------------    ------------
          Net cash provided by operating activities.........    21,893,058      10,416,052
                                                              ------------    ------------

Cash Flows From Investing Activities:
  Capital expenditures......................................    (9,326,603)    (11,436,225)
  Vessel deposits...........................................    (8,275,000)             --
  Expenditures for drydock costs............................    (3,147,135)     (2,691,920)
  Proceeds from sale of assets to related party.............            --         175,000
                                                              ------------    ------------
          Net cash used in investing activities.............   (20,748,738)    (13,953,145)
                                                              ------------    ------------

Cash Flows From Financing Activities:
  Proceeds from borrowing...................................            --      39,400,000
  Retirements of debt.......................................            --     (28,740,476)
  Payments on long-term debt................................    (2,857,143)     (1,992,857)
  Retirement of preferred stock.............................            --      (1,484,000)
                                                              ------------    ------------
          Net cash provided by (used in) financing
            activities......................................    (2,857,143)      7,182,667
                                                              ------------    ------------
Net Increase (Decrease) In Cash.............................    (1,712,823)      3,645,574
Cash -- Beginning Of Period.................................     4,553,321         907,747
                                                              ------------    ------------
Cash -- End Of Period.......................................  $  2,840,498    $  4,553,321
                                                              ============    ============

Supplemental Disclosures:
  Interest paid.............................................  $  1,467,091    $  1,698,070
                                                              ============    ============
  Income taxes paid.........................................  $  5,341,620    $    560,000
                                                              ============    ============

   The accompanying notes are an integral part of these financial statements.

                         SEA MAR, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                 1997          1996
                                                              -----------   -----------
Current Assets:
  Cash......................................................  $ 2,840,498   $ 4,553,321
  Accounts receivable.......................................    8,153,713     5,264,381
  Prepaid insurance and other receivables...................      415,701       230,101
  Due from related parties..................................           --        56,862
                                                              -----------   -----------
          Total current assets..............................   11,409,912    10,104,665
                                                              -----------   -----------
Property And Equipment, at cost:
  Vessels...................................................   39,327,624    30,063,697
  Building, land and leasehold improvements.................       67,677        67,677
  Furniture and fixtures....................................      220,518       184,696
  Vehicles..................................................      344,256       317,402
                                                              -----------   -----------
                                                               39,960,075    30,633,472
  Accumulated depreciation..................................    8,471,925     6,540,240
                                                              -----------   -----------

          Net property and equipment........................   31,488,150    24,093,232
                                                              -----------   -----------
Vessel Deposits.............................................    8,275,000            --
Deferred Drydock Costs, net of accumulated amortization of
  $4,601,967 and $2,521,530 in 1997 and 1996,
  respectively..............................................    3,806,083     2,739,385
Deferred Tax Asset..........................................           --       309,138
                                                              -----------   -----------
          Total assets......................................  $54,979,145   $37,246,420
                                                              ===========   ===========
                       LIABILITIES AND SHAREHOLDER'S INVESTMENT
Current Liabilities:
  Current portion of long-term debt.........................  $ 2,857,143   $ 2,857,143
  Accounts payable..........................................    5,999,217     1,216,634
  Accrued bonuses...........................................    1,088,813       534,988
  Accrued liabilities.......................................      423,259       453,199
  Due to related parties....................................       26,681            --
                                                              -----------   -----------
          Total current liabilities.........................   10,395,113     5,061,964
                                                              -----------   -----------
Long-term Debt, net of current portion......................   14,285,714    17,142,857
Deferred Tax Liability......................................    7,293,859     5,760,497
Commitments.................................................           --            --
Shareholder's Investment:
  Class A common stock, no par value, 100 shares authorized,
     issued and outstanding.................................       38,000        38,000
  Class B common stock, no par value, 60 shares authorized,
     no shares issued or outstanding........................           --            --
  Retained earnings.........................................   22,966,459     9,243,102
                                                              -----------   -----------
          Total shareholder's investment....................   23,004,459     9,281,102
                                                              -----------   -----------

          Total liabilities and shareholder's investment....  $54,979,145   $37,246,420
                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                         SEA MAR, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF SHAREHOLDER'S INVESTMENT
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                        CLASS A              CLASS C
                                      COMMON STOCK       PREFERRED STOCK
                                    ----------------   --------------------    RETAINED
                                    SHARES   AMOUNT    SHARES     AMOUNT       EARNINGS        TOTAL
                                    ------   -------   ------   -----------   -----------   -----------
Balance -- December 31, 1995......   100     $38,000     100    $ 1,484,000   $ 2,544,986   $ 4,066,986
Preferred Stock repurchase........    --          --    (100)    (1,484,000)           --    (1,484,000)
Net income........................    --          --      --             --     6,698,116     6,698,116
                                     ---     -------   -----    -----------   -----------   -----------
Balance -- December 31, 1996......   100      38,000      --             --     9,243,102     9,281,102
Net income........................    --          --      --             --    13,723,357    13,723,357
                                     ---     -------   -----    -----------   -----------   -----------
Balance -- December 31, 1997......   100     $38,000      --    $        --   $22,966,459   $23,004,459
                                     ===     =======   =====    ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                         SEA MAR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. NATURE OF OPERATIONS AND ACCOUNTING POLICIES

     Sea Mar, Inc. ("Sea Mar") was formed in 1990 as a Louisiana corporation and began operations by issuing 40 shares of Class A common stock in exchange for the stock of the previous Sea Mar, Inc., a company with related ownership. Effective January 1, 1997, Sea Mar Personnel, Inc. and Sea Mar Operators, Inc., previously wholly owned subsidiaries of Sea Mar, were merged into Sea Mar, Inc. The merger was accounted for as a reorganization similar to a pooling of interests. The accompanying consolidated financial statements include the accounts of Sea Mar and its wholly owned subsidiary, Sea Mar Management, Inc. (collectively the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     The Company provides vessel support services to major and independent oil and gas exploration and development companies, drilling contractors, geophysical companies, construction companies and well stimulation and cementing companies operating offshore. Such services are provided on a time charter basis utilizing a fleet of vessels owned and/or managed by the Company. Typically, revenues are earned based on a charge per day of service provided and are recorded for each day worked. At December 31, 1997, the Company was providing these services only in the Gulf of Mexico. However, in the past the Company has provided these services on a worldwide basis and expects to operate in foreign waters in the future.

  Accounts Receivable

     Customers are primarily major and large independent oil and gas exploration and production companies. The Company's customers are granted credit on a short-term basis and related credit risks are considered minimal. No allowance has been provided by doubtful accounts at December 31, 1997 or 1996.

  Revenue Recognition

     The Company earns revenue from time charters of vessels to customers based upon daily rates of hire. Rates of hire earned under time charters vary in proportion to the operating expenses incurred in conjunction with each type of charter. Typically, under time charter arrangements, the vessels' operating expenses are the responsibility of the Company.

  Property and Equipment

     Property and equipment is recorded at cost. Maintenance and minor replacements are charged to operations as incurred; major replacements and betterment's are capitalized. The costs of assets sold, retired or otherwise disposed of are removed from the accounts at the time of disposition, and any associated gain or loss is reflected in operations for the period.

     For financial reporting purposes, depreciation is provided on a straight-line basis (with salvage values of 10% for vessels) over the estimated useful lives of the assets as follows:

                                                         ESTIMATED
                   CLASSIFICATION                      USEFUL LIVES
                   --------------                      -------------
                                                            15 to 25
Vessels (from date of construction)..................          years
Buildings and leasehold improvements.................       31 years
Vehicles.............................................   3 to 7 years
Furniture and fixtures...............................        7 years

  Reclassifications

     Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

                         SEA MAR, INC. AND SUBSIDIARIES

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates.

  Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Deferred Drydock Costs

     The Company periodically incurs drydock costs in conjunction with marine inspections. These drydock costs are capitalized and amortized on a straight-line basis over a period not to exceed 30 months.

2. LONG-TERM DEBT

     In January 1996, the Company refinanced its outstanding long-term debt of $11,166,667, with a $15,000,000 secured term loan ("Secured Term Loan I"). The proceeds were used to retire the previous credit facility, provide additional working capital and $2,600,000 was used toward the purchase of an additional vessel. Between January, 1996 and August, 1996, the Secured Term Loan I was increased from $15,000,000 to $19,400,000 and additional draws of up to maximum available were made with the proceeds used to purchase vessels.

     In December 1996, the Company renegotiated and refinanced its Secured Term Loan I with a new credit facility ("Credit Facility") in the amount of $40,000,000. Of the $40,000,000 Credit Facility, $20,000,000 is characterized as a secured term loan ("Secured Term Loan II") and $20,000,000 is characterized as a capital expenditure loan ("Capital Expenditure Loan"). All of the $20,000,000 available under the Secured Term Loan II was drawn in December 1996 with the proceeds used to repay the borrowings under Secured Term Loan I and for additional working capital. The Secured Term Loan II bears interest, at the Company's option, of either 1.85% over LIBOR or the annual rate of a seven-year United States Treasury Note plus 1.85%. It is due in monthly installments of $238,095 plus interest for fifty-nine consecutive months with a final balloon payment in December 2001.

     At December 31, 1997 and 1996, the Company had no debt outstanding under its Capital Expenditure Loan. The Capital Expenditure Loan may be used for vessel acquisition or construction and general working capital. The terms of the Capital Expenditure Loan provide for interest, at the Company's option, of either 2.00% over LIBOR or the annual rate of a seven-year United States Treasury Note plus 2.00%. Payment terms under the Capital Expenditure Loan provide that only interest is payable through June 30, 1998, with monthly installments of principal beginning July 31, 1998 and a final balloon payment due on June 30, 2003.

     The Credit Facility imposes restrictions on the payment of dividends.

                         SEA MAR, INC. AND SUBSIDIARIES

     Long-term debt at December 31, 1997 and 1996 consisted of the following:

                                                                1997          1996
                                                             -----------   -----------
Notes payable under Secured Term Loan II; due in monthly
  installments of $238,095 into 2001; interest at LIBOR
  plus 1.85% (7.66% and 7.64% at December 31, 1997 and
  1996, respectively): secured by vessels and corporate
  guarantees (22 vessels with an approximate book value of
  $26,800,000 and $23,700,000 at December 31, 1997 and
  1996, respectively)......................................  $17,142,857   $20,000,000
Less current portion.......................................   (2,857,143)   (2,857,143)
                                                             -----------   -----------
                                                             $14,285,714   $17,142,857
                                                             ===========   ===========

     Following is a summary of scheduled debt payments under the Secured Term Loan II.

1998...................................  $ 2,857,143
1999...................................    2,857,143
2000...................................    2,857,143
2001...................................    8,571,428
2002...................................           --
                                         -----------
                                         $17,142,857
                                         ===========

     The Company believes that the recorded value of long-term debt approximates fair market value at December 31, 1997.

3. INCOME TAXES

     The provision for income taxes for the years ended December 31, 1997 and 1996 consists of the following:

                                                         1997        1996
                                                      ----------  -----------
Current.............................................  $5,323,463  $   560,000
Deferred............................................   1,842,500    3,046,678
Net Operating Loss Utilization......................          --   (2,011,643)
                                                      ----------  -----------
                                                      $7,165,963  $ 1,595,035
                                                      ==========  ===========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the net deferred tax liability at December 31, 1997 and 1996 are as follows:

                                                         1997          1996
                                                      ----------    ----------
Deferred tax asset:
  AMT credit carryforward...........................  $       --    $  309,138
                                                      ----------    ----------
  Total deferred tax asset..........................          --       309,138
                                                      ----------    ----------
Deferred tax liabilities:
  Tax over book depreciation........................  $5,940,434    $4,780,416
  Drydock expenses over book amortization...........   1,322,466       949,122
  Other.............................................      30,959        30,959
                                                      ----------    ----------
  Total deferred tax liability......................   7,293,859     5,760,497
                                                      ----------    ----------
  Net deferred tax liability........................  $7,293,859    $5,451,359
                                                      ==========    ==========

                         SEA MAR, INC. AND SUBSIDIARIES

     A reconciliation of differences between the statutory U.S. federal income tax rate and the Company's effective tax rate is as follows:

                                                             1997       1996
                                                            ------     ------
U.S. federal statutory income tax rate....................   34.52%     34.00%
Other.....................................................   (0.22)      1.00
                                                            ------     ------
                                                             34.30%     35.00%
                                                            ======     ======

4. RELATED-PARTY TRANSACTIONS

     As of December 31, 1997 and 1996, the Company had receivables of $0 and $53,708, respectively, from its shareholder. Additionally, as of December 31, 1997 and 1996, the Company had receivables (payables) of ($26,681) and $3,154, respectively, from (to) affiliated companies owned by its shareholder. The Company also paid $2,400,000 to an affiliated company for guaranty fees during the year ended December 31, 1997, which is reflected in general and administrative expenses in the Company's statements of operations.

     Beginning January, 1997, the Company is leasing a new office warehouse complex from an affiliate. The lease is classified as an operating lease and provides for minimum annual rentals of $156,000 through 2001.

     During January 1996, the Company purchased a 175-foot vessel from an affiliated company in exchange for two 102-foot vessels, $500,000 cash and $47,508 of costs which were receivable from the affiliate. Also, in 1997 the Company acquired two vessels from an affiliated company for $3,000,000.

     On August 29, 1996, the Board of Directors authorized the Company to redeem the outstanding 100 shares of preferred stock from its primary stockholder.

     In December 1996, the Company sold to an affiliate, a warehouse building and land for the appraised value of $175,000.

5. LEASES

     The Company leases various office equipment, auto and real property under operating leases expiring in various years through 2001.

     Minimum future rental payments, including related party leases discussed in Footnote 5, under non-cancelable operating leases having terms in excess of one year as of December 31, 1997, for each of the next five years and in aggregate are:

1998......................................  $229,013
1999......................................   219,954
2000......................................   180,345
2001......................................   159,667
2002......................................        --
                                            --------
                                            $788,979
                                            ========

6. PROFIT SHARING

     For the year beginning January 1, 1996, the Company began a Profit Sharing 401(k) Plan. The Plan is intended to be a retirement plan qualified under Internal Revenue Code 401(d). Employer contributions are discretionary with $316,545 being contributed for 1997 and $0 for 1996.

                         SEA MAR, INC. AND SUBSIDIARIES

7. CONCENTRATION OF CREDIT RISK

     During 1997, the Company provided services to two customers, which accounted for approximately 22%, or $10,100,000, of 1997 revenues. Under current market conditions, the Company does not believe that the loss of one or more of these customers would have a material adverse effect on operating results since the Company's vessel are capable of providing a wide variety of services to other customers. The Company grants its customers credit only on a short-term basis after investigation of credit worthiness. Therefore, even though virtually all the Company's accounts receivable are from companies in the oil and gas industry, exposure from the related credit risks are considered insignificant. During 1996, the Company provided services to three customers, which accounted for approximately 42%, or $11,600,000, of 1996 revenues.

8. PREFERRED STOCK

     In July 1994, the Company issued 100 shares, no par value, Class C Preferred Stock in connection with the reorganization of the Company and the refinancing of the Company's credit facility. Dividends on the preferred stock were restricted as provided by the terms of the Company's credit facility. The preferred stock was redeemable at the option of the shareholder contingent upon the Company satisfying certain financial requirements as also provided by the Company's credit facility. The preferred shares were redeemed by the Company during 1996 for $1,484,000.

9. SUBSEQUENT EVENT

     On February 10, 1998, the Company signed a Stock Purchase Agreement (the "Agreement") to sell its outstanding stock to Pool Energy Services Co. (the "Buyer"). The Agreement provides for the exchange of cash and common stock in the Buyer for all of the Company's outstanding Class A common stock.

     On February 10, 1998, the Company signed an Assignment of Rights Under Vessel Construction Contract with Sea Mar Equipment, Inc. ("Equipment"), owned 100% by the current shareholder of the Company, to assign all rights and obligations under a vessel construction contract dated August 1, 1997 between Equipment and a shipyard in exchange for $10,000,000 to be paid in cash or a one year promissory note. During 1997, the Company advanced $8,275,000 to Equipment related to Equipment's vessel construction contract. This advance has been classified as Vessel Deposits in the accompanying balance sheet. The vessel construction contract provides for the construction and delivery of ten supply and anchor-handling/tug supply vessels. Pursuant to the Agreement discussed above, the Buyer shall fund the Company with either the required $10,000,000 or a promissory note payable in one year, bearing interest at 7.5%. The proceeds will be used to repay the advance made during 1997 to Equipment. Total estimated costs remaining under the vessel construction contract is approximately $87,000,000.

================================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PRO-SPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AND ANY SALE MADE HEREUNDER SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       -----
Available Information................      i
Incorporation of Certain Documents by
  Reference..........................      i
Disclosure Regarding Forward-Looking
  Information........................     ii
Prospectus Summary...................      1
Risk Factors.........................     10
The Exchange Offer...................     18
Use of Proceeds......................     29
Capitalization.......................     30
Selected Historical and Pro Forma
  Condensed Consolidated Financial
  Data...............................     31
Unaudited Pro Forma Condensed
  Consolidated Financial Data........     33
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     38
Business.............................     48
Management...........................     61
Description of Other Indebtedness....     65
Description of Notes.................     68
Plan of Distribution.................     95
Certain U.S. Federal Income Tax
  Considerations.....................     96
Legal Matters........................     99
Experts..............................     99
Index to Financial Statements........    F-1

================================================================================

================================================================================

                            POOL ENERGY SERVICES CO.

                             OFFER TO EXCHANGE ITS
                        8 5/8% SENIOR SUBORDINATED NOTES
                               DUE 2008, SERIES B
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       8 5/8% SENIOR SUBORDINATED NOTES,
                                    SERIES A

                              --------------------
                                   PROSPECTUS
                              --------------------

                                               , 1998

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Article 2.02-1 of the Texas Business Corporation Act, Article XIII of the bylaws of the Company authorizes the Company to indemnify any person who (1) is or was a director, officer, employee or agent of the Company or (2) while a director, officer, employee or agent of the Company, or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act. The Company may indemnify any person to such further extent as permitted by law.

     The Company's Articles of Incorporation limit the personal liability of directors to the fullest extent permitted by Texas law. Specifically, a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability: (i) for a breach of the director's duty of loyalty to the Company or its shareholders, (ii) for an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) for a transaction from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of the director is expressly provided by an applicable statute, such as a corporation's unlawful stock repurchase or payment of a dividend. This provision is intended to afford directors additional protection from, and limit their potential liability for, suits alleging a breach of the duty of care by a director. The Company believes that this provision will assist in its securing and retaining the services of directors who are not employees of the Company. As a result of the inclusion of this provision, shareholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders for any particular case, shareholders may not have an effective remedy against the challenged conduct.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES

     (a) Exhibits

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         3.1(*)          -- Articles of Incorporation of Pool Energy Services Co., as
                            amended
         3.2(*)          -- Bylaws of Pool Energy Services Co.
         3.3(*)          -- Articles of Incorporation of Associated Petroleum
                            Services, Inc.
         3.4(*)          -- Bylaws of Associated Petroleum Services, Inc.
         3.5(*)          -- Articles of Incorporation of Big 10 Fishing Tool Company,
                            Inc.
         3.6(*)          -- Bylaws of Big 10 Fishing Tool Company, Inc.
         3.7(*)          -- Articles of Incorporation of The International Air
                            Drilling Company, as amended
         3.8(*)          -- Bylaws of The International Air Drilling Company
         3.9(*)          -- Joint Venture Agreement of Kuukpik/Pool Arctic Alaska
         3.10(*)         -- Articles of Incorporation of PCNV, Inc.
         3.11(*)         -- Bylaws of PCNV, Inc.
         3.12(*)         -- Articles of Incorporation of Pool Alaska, Inc.
         3.13(*)         -- Bylaws of Pool Alaska, Inc.
         3.14(*)         -- Articles of Incorporation of Pool Americas, Inc., as
                            amended
         3.15(*)         -- Bylaws of Pool Americas, Inc.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         3.16(*)         -- Articles of Incorporation of Pool-Australia, Inc.
         3.17(*)         -- Bylaws of Pool-Australia, Inc.
         3.18(*)         -- Articles of Incorporation of Pool California Energy
                            Services, Inc., as amended
         3.19(*)         -- Bylaws of Pool California Energy Services, Inc.
         3.20(*)         -- Certificate of Incorporation of Pool Company, as amended
         3.21(*)         -- Bylaws of Pool Company
         3.22(*)         -- Certificate of Limited Partnership of Pool Company
                            Houston Ltd.
         3.23(*)         -- Limited Partnership Agreement of Pool Company Houston
                            Ltd., as amended
         3.24(*)         -- Certificate of Limited Partnership of Pool Company Texas
                            Ltd.
         3.25(*)         -- Limited Partnership Agreement of Pool Company Texas Ltd.,
                            as amended
         3.26(*)         -- Articles of Incorporation of Pool International, Inc.
         3.27(*)         -- Bylaws of Pool International, Inc.
         3.28(*)         -- Certificate of Incorporation of Pool Production Services,
                            Inc., as amended
         3.29(*)         -- Bylaws of Pool Production Services, Inc.
         3.30(*)         -- Articles of Incorporation of PTX, Inc., as amended
         3.31(*)         -- Bylaws of PTX, Inc.
         3.32(*)         -- Articles of Incorporation of Sea Mar, Inc., as amended
         3.33(*)         -- Bylaws of Sea Mar, Inc.
         3.34(*)         -- Articles of Incorporation of Sea Mar Management, Inc.
         3.35(*)         -- Bylaws of Sea Mar Management, Inc.
         4.1             -- Indenture dated as of March 31, 1998 by and among Pool
                            Energy Services Co., the Subsidiary Guarantors named
                            therein and Marine Midland Bank, as Trustee, including
                            the forms of the Old Notes and the New Notes issued
                            pursuant to such Indenture (incorporated by reference to
                            Exhibit 4.1 to the Company's Current Report on Form 8-K
                            dated April 6, 1998)
         4.2             -- Registration Rights Agreement dated as of March 31, 1998 by and among Pool Energy Services Co. and SBC Warburg
                            Dillon Read Inc., Morgan Stanley & Co. Incorporated and
                            Johnson Rice & Company L.L.C., and the Subsidiary
                            Guarantors named therein (incorporated by reference to
                            Exhibit 4.2 to the Company's Current Report on Form 8-K
                            dated April 6, 1998).
         4.3             -- Purchase Agreement dated March 26, 1998 by and among Pool
                            Energy Services Co. and SBC Warburg Dillon Read Inc.,
                            Morgan Stanley & Co. Incorporated and Johnson Rice &
                            Company, L.L.C., and the Subsidiary Guarantors named
                            therein (incorporated by reference to Exhibit 10.1 to the
                            Company's Current Report on Form 8-K dated April 6,
                            1998).
         4.4(*)          -- Supplemental Indenture dated as of March 31, 1998 among
                            The Company, the Guarantors named therein and the
                            Trustee.
         5.1(*)          -- Opinion of Covington & Burling
        10.1             -- U.S. $180,000,000 Amended and Restated Credit Agreement,
                            dated as of March 26, 1998, among Pool Energy Services
                            Co., Pool Energy Holding, Inc., Pool Company, various
                            banks, SBC Warburg Dillon Read Inc., as Arranger, Credit
                            Lyonnais New York Branch, as Administrative Agent, and
                            Swiss Bank Corporation, Stamford Branch, as Documentation
                            Agent (incorporated by reference to Exhibit 10.1 to the
                            Company's Current Report on Form 8-K dated April 6,
                            1998).
        12.1(**)         -- Statement of Computation of Ratios of Earnings to Fixed
                            Charges
        21.1(*)          -- List of Subsidiaries
        23.1(**)         -- Consent of Deloitte & Touche LLP
        23.2(**)         -- Consent of Arthur Andersen LLP

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
        23.3             -- Consent of Covington & Burling (contained in their
                            opinion filed as Exhibit 5.1)
        24.1(*)          -- Powers of Attorney
        25.1(*)          -- Form T-1 Statement of Eligibility of Marine Midland Bank
                            to act as trustee under the Indenture.
        99.1(*)          -- Form Letter of Transmittal
        99.2(*)          -- Form Notice of Guaranteed Delivery

---------------


(*) Previously filed


(**) Filed herewith


     (b) Financial Statement Schedules

     All schedules for which provision has been made in the applicable accounting regulations of the Commission are either not required under the related instructions, are not applicable (and therefore have been omitted), or the required disclosures are contained in the financial statements included herein.

ITEM 22. UNDERTAKINGS

     (a) Each of the undersigned registrants hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) Each of the undersigned registrants hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            POOL ENERGY SERVICES CO.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                     Chairman, President
                                                 and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman, President and Chief Executive Officer
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer)
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

               /s/ WILLIAM H. MOBLEY*                    Director
-----------------------------------------------------
                  William H. Mobley

               /s/ JOSEPH R. MUSOLINO*                   Director
-----------------------------------------------------
                 Joseph R. Musolino

                 /s/ JAMES L. PAYNE*                     Director
-----------------------------------------------------
                   James L. Payne

                /s/ DONALD D. SYKORA*                    Director
-----------------------------------------------------
                  Donald D. Sykora

              *By /s/ J. T. JONGEBLOED
  -------------------------------------------------
                  J. T. Jongebloed
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Associated Petroleum Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                          ASSOCIATED PETROLEUM SERVICES, INC.

                                          By:     /s/ J. T. JONGEBLOED

                                            ------------------------------------
                                                      J. T. Jongebloed
                                                   Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Big 10 Fishing Tool Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            BIG 10 FISHING TOOL COMPANY, INC.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, The International Air Drilling Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            THE INTERNATIONAL AIR DRILLING
                                            COMPANY

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Kuukpik/Pool Arctic Alaska certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            KUUKPIK/POOL ARCTIC ALASKA

                                            By: Pool Alaska, Inc. d/b/a Pool
                                                Arctic Alaska

                                                By: /s/ J. T. JONGEBLOED

                                                --------------------------------
                                                        J. T. Jongebloed
                                                     Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                      /s/ J. T. JONGEBLOED               Chairman and President; Director of Pool Alaska, Inc.
-----------------------------------------------------
                  J. T. Jongebloed

                        /s/ E. J. SPILLARD               Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director of Pool Alaska, Inc.
                   E. J. Spillard

                         /s/ B. G. GORDON                Controller (principal accounting officer) of Pool
-----------------------------------------------------      Alaska, Inc.
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, PCNV, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            PCNV, INC.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Pool Alaska, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            POOL ALASKA, INC.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Pool Americas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            POOL AMERICAS, INC.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Pool-Australia, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            POOL-AUSTRALIA, INC.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Pool California Energy Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                          POOL CALIFORNIA ENERGY SERVICES, INC.

                                          By:     /s/ J. T. JONGEBLOED

                                            ------------------------------------
                                                      J. T. Jongebloed
                                                   Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Pool Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            POOL COMPANY

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                   /s/ R. G. HALE                        Director
-----------------------------------------------------
                     R. G. Hale

                   /s/ W. J MYERS                        Director
-----------------------------------------------------
                     W. J Myers

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Pool Company Houston Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            POOL COMPANY HOUSTON LTD.

                                            By: Pool Company, General Partner

                                                By: /s/ J. T. JONGEBLOED

                                                --------------------------------
                                                        J. T. Jongebloed
                                                     Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director of Pool Company
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director of Pool Company
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------      of Pool Company
                    B. G. Gordon

                   /s/ R. G. HALE                        Director of Pool Company
-----------------------------------------------------
                     R. G. Hale

                   /s/ W. J MYERS                        Director of Pool Company
-----------------------------------------------------
                     W. J Myers

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Pool Company Texas Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            POOL COMPANY TEXAS LTD.

                                            By: Pool Company, General Partner

                                                By: /s/ J. T. JONGEBLOED

                                                --------------------------------
                                                        J. T. Jongebloed
                                                     Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director of Pool Company
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director of Pool Company
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer) of Pool
-----------------------------------------------------      Company
                    B. G. Gordon

                    /s/ R.G. HALE                        Director of Pool Company
-----------------------------------------------------
                      R.G. Hale

                   /s/ W. J MYERS                        Director of Pool Company
-----------------------------------------------------
                     W. J Myers

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Pool International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            POOL INTERNATIONAL, INC.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Pool Production Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            POOL PRODUCTION SERVICES, INC.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, PTX, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            PTX, INC.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Sea Mar, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            SEA MAR, INC.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                   /s/ W. J MYERS                        Director
-----------------------------------------------------
                     W. J Myers

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Sea Mar Management, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                            SEA MAR MANAGEMENT, INC.

                                            By:    /s/ J. T. JONGEBLOED

                                              ----------------------------------
                                                       J. T. Jongebloed
                                                    Chairman and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 3rd day of June 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ J. T. JONGEBLOED                     Chairman and President; Director
-----------------------------------------------------
                  J. T. Jongebloed

                 /s/ E. J. SPILLARD                      Senior Vice President, Finance (principal financial
-----------------------------------------------------      officer); Director
                   E. J. Spillard

                  /s/ B. G. GORDON                       Controller (principal accounting officer)
-----------------------------------------------------
                    B. G. Gordon

                   /s/ W. J MYERS                        Director
-----------------------------------------------------
                     W. J Myers

                                 EXHIBIT INDEX

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------

          3.1(*)         -- Articles of Incorporation of Pool Energy Services Co., as
                            amended
          3.2(*)         -- Bylaws of Pool Energy Services Co.
          3.3(*)         -- Articles of Incorporation of Associated Petroleum
                            Services, Inc.
          3.4(*)         -- Bylaws of Associated Petroleum Services, Inc.
          3.5(*)         -- Articles of Incorporation of Big 10 Fishing Tool Company,
                            Inc.
          3.6(*)         -- Bylaws of Big 10 Fishing Tool Company, Inc.
          3.7(*)         -- Articles of Incorporation of The International Air
                            Drilling Company, as amended
          3.8(*)         -- Bylaws of The International Air Drilling Company
          3.9(*)         -- Joint Venture Agreement of Kuukpik/Pool Arctic Alaska
          3.10(*)        -- Articles of Incorporation of PCNV, Inc.
          3.11(*)        -- Bylaws of PCNV, Inc.
          3.12(*)        -- Articles of Incorporation of Pool Alaska, Inc.
          3.13(*)        -- Bylaws of Pool Alaska, Inc.
          3.14(*)        -- Articles of Incorporation of Pool Americas, Inc., as
                            amended
          3.15(*)        -- Bylaws of Pool Americas, Inc.
          3.16(*)        -- Articles of Incorporation of Pool-Australia, Inc.
          3.17(*)        -- By-laws of Pool-Australia, Inc.
          3.18(*)        -- Articles of Incorporation of Pool California Energy
                            Services, Inc., as amended
          3.19(*)        -- Bylaws of Pool California Energy Services, Inc.
          3.20(*)        -- Certificate of Incorporation of Pool Company.
          3.21(*)        -- Bylaws of Pool Company, as amended
          3.22(*)        -- Certificate of Limited Partnership of Pool Company
                            Houston Ltd.
          3.23(*)        -- Limited Partnership Agreement of Pool Company Houston
                            Ltd., as amended
          3.24(*)        -- Certificate of Limited Partnership of Pool Company Texas
                            Ltd.
          3.25(*)        -- Limited Partnership Agreement of Pool Company Texas Ltd.,
                            as amended
          3.26(*)        -- Articles of Incorporation of Pool International, Inc.
          3.27(*)        -- Bylaws of Pool International, Inc.
          3.28(*)        -- Certificate of Incorporation of Pool Production Services,
                            Inc., as amended
          3.29(*)        -- Bylaws of Pool Production Services, Inc.
          3.30(*)        -- Articles of Incorporation of PTX, Inc., as amended
          3.31(*)        -- Bylaws of PTX, Inc.
          3.32(*)        -- Articles of Incorporation of Sea Mar, Inc., as amended
          3.33(*)        -- Bylaws of Sea Mar, Inc.
          3.34(*)        -- Articles of Incorporation of Sea Mar Management, Inc.
          3.35(*)        -- Bylaws of Sea Mar Management, Inc.
          4.1            -- Indenture dated as of March 31, 1998 by and among Pool
                            Energy Services Co., the Subsidiary Guarantors named
                            therein and Marine Midland Bank, as Trustee, including
                            the forms of the Old Notes and the New Notes issued
                            pursuant to such indenture (incorporated by reference to
                            Exhibit 4.1 to the Company's Current Report on Form 8-K
                            dated April 6, 1998)
          4.2            -- Registration Rights Agreement dated as of March 31, 1998 by and among Pool Energy Services Co. and SBC Warburg
                            Dillon Read Inc., Morgan Stanley & Co. Incorporated and
                            Johnson Rice & Company, L.L.C., and the Subsidiary
                            Guarantors named therein (incorporated by reference to
                            Exhibit 4.2 to the Company's Current Report on Form 8-K
                            dated April 6, 1998).

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          4.3            -- Purchase Agreement dated March 26, 1998 by and among Pool
                            Energy Services Co. and SBC Warburg Dillon Read Inc.,
                            Morgan Stanley & Co. Incorporated and Johnson Rice &
                            Company L.L.C., and the Subsidiary Guarantors named
                            therein (incorporated by reference to Exhibit 10.1 to the
                            Company's Current Report on Form 8-K dated April 6,
                            1998).
          4.4(*)         -- Supplemental Indenture dated as of March 31, 1998 among
                            The Company, the Guarantors named therein and the
                            Trustee.
          5.1(*)         -- Opinion of Covington & Burling
         10.1            -- U.S. $180,000,000 Amended and Restated Credit Agreement,
                            dated as of March 26, 1998, among Pool Energy Services
                            Co., Pool Energy Holding, Inc., Pool Company, various
                            banks, SBC Warburg Dillon Read Inc., as Arranger, Credit
                            Lyonnais New York Branch, as Administrative Agent, and
                            Swiss Bank Corporation, Stamford Branch, as Documentation
                            Agent (incorporated by reference to Exhibit 10.1 to the
                            Company's Current Report on Form 8-K dated April 6,
                            1998).
         12.1(**)        -- Statement of Computation of Ratios of Earnings to Fixed
                            Charges
         21.1(*)         -- List of Subsidiaries of the Company
         23.1(**)        -- Consent of Deloitte & Touche LLP
         23.2(**)        -- Consent of Arthur Andersen LLP
         23.3            -- Consent of Covington & Burling (contained in their
                            opinion filed as Exhibit 5.1)
         24.1(*)         -- Powers of Attorney
         25.1(*)         -- Form T-1 Statement of Eligibility of Marine Midland Bank
                            to act as trustee under the Indenture.
         99.1(*)         -- Form Letter of Transmittal
         99.2(*)         -- Form Notice of Guaranteed Delivery


---------------


 (*) Previously filed



(**) Filed herewith